Registration No. 333-130256

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Crystal River Capital, Inc.
(Exact name of registrant as specified in governing instruments)

One Liberty Plaza, 165 Broadway, 36th Floor
New York, New York 10006
(212) 549-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel S. Kim, Esq.
Crystal River Capital, Inc.
c/o Hyperion Capital Management, Inc.
One Liberty Plaza, 165 Broadway, 36th Floor
New York, New York 10006
(212) 549-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:

Michael L. Zuppone, Esq.	David J. Goldschmidt, Esq.
Paul, Hastings, Janofsky & Walker LLP	Skadden, Arps, Slate, Meagher & Flom LLP
75 East 55th Street	Four Times Square
New York, New York 10022	New York, New York 10036
(212) 318-6000	(212) 735-3000
     Approximate date of commencement of sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Securities	Aggregate Offering	Amount of
to be Registered	Price(1)	Registration Fee(2)

Common Stock, par value $0.001 per share	$460,000,000	$49,220(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(3)	This amount has been paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March      , 2006

                                     Shares
Common Stock
________________________________________________________________________________
Crystal River Capital, Inc. is a Maryland corporation that invests in real estate-related securities, real estate loans and investments and various other asset classes. We are externally managed and advised by Hyperion Crystal River Capital Advisors, LLC, a wholly-owned subsidiary of Hyperion Capital Management, Inc., which has retained Brascan Asset Management, Inc. and Ranieri & Co., Inc. as sub-advisors.
This is our initial public offering. We are offering a total of                    shares of our common stock in this offering and                    shares of common stock are being offered by the selling stockholders described in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
We expect to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the federal income tax laws for the taxable year ended December 31, 2005 and subsequent tax years.
We currently anticipate that the initial public offering price of our common stock will be between $         and $          per share. Prior to this offering, there has been no public market for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CRZ.”
Shares of our common stock are subject to ownership limitations that we must impose in order to qualify and maintain our status as a REIT. Generally, no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 18.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Crystal River Capital, Inc.	$	$
Proceeds, before expenses, to the selling stockholders	$	$
We have granted the underwriters the right to purchase up to                     additional shares of our common stock to cover over-allotments.
Deutsche Bank Securities
Citigroup
Wachovia Securities
The date of this prospectus is                     , 2006.

i

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any of the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company since the date hereof.

PROSPECTUS SUMMARY
      This summary highlights the key aspects of this offering. It is not complete and may not contain all of the information that you should consider before making an investment in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “Crystal River,” “we,” “us” and “our” refer to Crystal River Capital, Inc. and its subsidiaries; “Hyperion Crystal River” and “our Manager” refer to our external manager, Hyperion Crystal River Capital Advisors, LLC; “Hyperion Capital” refers to Hyperion Capital Management, Inc., the parent company of Hyperion Crystal River; “Brascan Asset Management” refers to Brascan Asset Management, Inc., a sub-advisor that has been retained by Hyperion Crystal River; “Brookfield” refers to Brookfield Asset Management Inc., formerly known as Brascan Corporation, the indirect parent company of Brascan Asset Management, together with its subsidiaries; and “Ranieri & Co.” refers to Ranieri & Co., Inc., another sub-advisor that has been retained by Hyperion Crystal River. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $           per share, which is the mid-point of the price range set forth on the front cover of this prospectus and (ii) no exercise by the underwriters, for whom Deutsche Bank Securities Inc. is acting as representative, of their option to purchase up to an additional                      shares of our common stock solely to cover over-allotments, if any.
Our Company
      We are a specialty finance company that was formed on January 25, 2005 by Hyperion Capital to invest in real estate-related securities, real estate loans and instruments and various other asset classes. We will elect and intend to qualify to be taxed as a REIT for federal income tax purposes. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. To achieve this objective, we are investing primarily in and intend to continue to invest primarily in residential mortgage-backed securities, or RMBS, and commercial mortgage-backed securities, or CMBS, whole mortgage loans, bridge loans, junior interests in mortgage loans known as B Notes and mezzanine loans. We also are investing in and intend to continue to invest opportunistically in direct real estate interests and preferred equity interests in entities that own real estate, diversified asset-backed securities, or ABS, including aircraft and consumer obligations, and collateralized debt obligations, or CDOs. Finally, we intend to make selective debt and/or equity investments in certain alternative assets, which may include power generating facilities, timber and private equity funds managed by certain of our affiliates that invest in such assets, to diversify our portfolio and enhance our risk adjusted returns. We are externally managed and advised by Hyperion Crystal River, a wholly-owned subsidiary of Hyperion Capital.
      We currently target and expect to continue to target asset classes that have limited price volatility risk, yet provide consistent, stable returns. We expect to continue to leverage our investments to enhance returns on our investments. We make portfolio allocation decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost and availability of financing and hedging activities, as well as maintaining our REIT qualification and our exclusion from regulation under the Investment Company Act of 1940, which we refer to as the Investment Company Act. These factors place significant limits on the amount of certain of our targeted investments such as aircraft and consumer ABS, non-real estate-related CDOs and other equity investments that we may include in our portfolio.

      We intend to identify and invest in a diversified portfolio of assets that will compensate us appropriately for the credit risk associated with them. Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Investments

Mortgage-Backed Securities, or MBS

— RMBS	• Agency Adjustable Rate RMBS, or ARMS
• Non-Agency ARMS
• Non-Conforming Loans
• Other RMBS

— CMBS	• Investment Grade CMBS (Senior and Subordinated)
• Below-Investment Grade CMBS (Rated and Non-Rated)
Mortgages and Other Real Estate Debt	• Whole Mortgage Loans
• Bridge Loans
• B Notes
• Mezzanine Loans
• Land Loans
• Construction Loans
• Construction Mezzanine Loans
Commercial Real Estate	• Direct Property Ownership
• REIT Common and Preferred Stock Investments
• Preferred Equity Investments
• Joint Ventures
Other ABS	• CDOs
• Net Interest Margin Securities, or NIMs
• Consumer ABS
• Aircraft ABS
Alternative Assets	• Hydroelectric, Gas- and Coal-Fired Power Generating Facilities
• Timber
• Other Equity Investments
      In addition, subject to maintaining our qualification as a REIT and the exclusion from regulation under the Investment Company Act, we may invest opportunistically in other types of investments within Hyperion Crystal River’s core competencies, including investment grade corporate bonds and related derivatives, government bonds and related derivatives and other fixed income related instruments.
      We and our Manager believe that the most significant opportunities for out-performance exist between and within our target asset classes, as well as among individual securities. Our Manager will strive to identify and capitalize on relative value anomalies through the assessment of relationships between supply and demand, changes in interest rates and associated prepayment expectations, market volatility and investor trends. We and our Manager believe that, on a long-term basis, this investment approach will provide attractive risk-adjusted returns.
      Our net interest income is generated primarily from the net spread, or difference, between the interest income we earn on our investment portfolio and the cost of our financing and hedging activities. Our net interest income will vary based upon, among other things, the difference between the interest rates earned on our various interest-earning assets and the borrowing costs of the liabilities used to finance those investments.
      As of September 30, 2005, we had a portfolio of approximately $2.4 billion consisting primarily of RMBS, as shown in the following chart:

			Weighted Average

		Percent of		Months		Constant
	Estimated	Total		to	Yield to	Prepayment
Security Description	Fair Value	Investments	Coupon	Reset(1)	Maturity	Rate

	(In thousands)
Commercial Real Estate Debt:
Below investment grade CMBS	$159,473	6.8%	4.78%		10.28%
Mezzanine/ B Notes	102,323	4.3	7.12		7.15

Total Commercial Real Estate Debt	261,796	11.1	5.43		9.06
RMBS:
Non-Agency:
Prime 5/1 adjustable rate	241,567	10.2	5.28	46.5	5.22	32.88%
Prime	128,546	5.5	5.86	21.1	14.33	25.00
Subprime	105,424	4.5	5.65	11.4	9.29	43.77
Agency:
3/1 hybrid adjustable rate	321,453	13.6	4.35	26.3	4.94	40.66
5/1 hybrid adjustable rate	1,243,043	52.8	4.78	51.3	4.92	34.17

Total RMBS	2,040,033	86.6	4.88	42.3	5.78	34.92
Other ABS:
Aircraft ABS	54,405	2.3	4.23		6.66

Total Investments	$2,356,234	100.0%	4.48	35.1	6.16	28.96

(1)	Represents number of months before conversion to floating rate.
     We have invested a substantial portion of our capital in Agency Adjustable Rate RMBS pending the full implementation of our diversified investment strategy. We expect to continue to increase the amount of non-RMBS investments to a range of 15% to 40% of our assets in an effort to create a more diversified, less correlated portfolio of investments, which may include investments in non-U.S. dollar denominated securities, within 12 months of the completion of this offering, subject to the availability of appropriate investment opportunities. However, our portfolio in its current form does not fully balance the interest rate or mark-to-market risks inherent in our RMBS investments, and we will not be able to eliminate all of our portfolio risk through asset allocation. Future dividends and capital appreciation are not guaranteed. Our investments will depend on prevailing market conditions and trends. We have not adopted any policy that establishes specific asset allocations among our targeted asset classes, and our targeted allocations will vary from time to time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes or investments. We generally expect to incur total leverage of up to five times the amount of our equity for most investments other than Agency Adjustable Rate RMBS, which we anticipate we generally will lever up to 15 times the amount of our equity allocated to this asset class. We currently expect our overall long-term average portfolio leverage to be three to five times the amount of our equity. We may change our investment strategy and policies and the percentage of assets that may be invested in each asset class, or in the case of securities, in a single issuer, without a vote of our stockholders.
      Because we will elect and intend to qualify to be taxed as a REIT and to operate our business so as to be exempt from regulation under the Investment Company Act, we are required to invest a substantial majority of our assets in qualifying real estate assets, such as agency RMBS, mortgage loans and other liens on and interests in real estate. Therefore, the percentage of our assets we may invest in other MBS, ABS, alternative assets and other types of instruments is limited, unless those investments comply with various federal income tax requirements for REIT qualification and the requirements for exclusion from Investment Company Act regulation.
      As of September 30, 2005, we had outstanding obligations under repurchase agreements with eight counterparties totaling approximately $2.0 billion with a weighted average borrowing rate of 3.82%. In addition to repurchase agreements, we rely on credit facilities with multiple counterparties for capital needed to fund our other investments. On November 30, 2005, we closed our first CDO financing transaction. See “Business— Our Investment Strategy— Collateralized Debt Obligations.”
      As of September 30, 2005, we had hedged a portion of the liabilities financing our residential and commercial mortgage portfolio by entering into a combination of one-, two-, three-, five- and ten-year interest rate swaps. The total notional par value of such swaps was approximately $1,180.5 million.
Summary Risk Factors
      An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock.

•	We have a limited operating history and our Manager, Hyperion Crystal River, has no prior experience operating a REIT or a public company; therefore, our Manager may not operate us successfully.

•	Our ability to achieve attractive risk-adjusted returns is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either.

•	We are dependent upon Hyperion Crystal River and certain key personnel of Hyperion Crystal River and may not find a suitable replacement if Hyperion Crystal River terminates the management agreement or such key personnel are no longer available to us. We also rely on our sub-advisors and may not find suitable replacements if they terminate their agreements with Hyperion Crystal River.

•	There are conflicts of interest in our relationship with Hyperion Crystal River, which could result in decisions that are not in the best interests of our stockholders. Our management agreement with Hyperion Crystal River was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, affiliates of Hyperion Crystal River may sponsor or manage other investment vehicles in the future with an investment focus similar to our focus, which could result in us competing for access to the benefits that our relationship with Hyperion Crystal River provides to us, including access to the senior management of Hyperion Crystal River.

•	Hyperion Capital and our sub-advisors are not contractually obligated to dedicate their time to us and may engage in other activities that compete with us, which may result in conflicts of interest that could cause our results of operations to be lower or result in increased risk to the value of our investment portfolio.

•	There are conflicts of interest in our relationship with certain of our underwriters, which could result in decisions that are not in the best interests of our stockholders.

•	Through our relationship with our sub-advisor Brascan Asset Management, we expect to pursue and acquire investments from, and make investments in private equity funds advised by, Brookfield and its affiliates, which will result in conflicts of interest between us and Brascan Asset Management. Brascan Asset Management is not obligated to offer to us such investment opportunities and any decision to do so will be entirely within its discretion.

•	Hyperion Crystal River is entitled to receive a base management fee, which is not tied to the performance of our portfolio.

•	Hyperion Crystal River is entitled to incentive compensation based on our portfolio’s performance, which may lead it to place emphasis on the short-term maximization of net income. This could result in increased risk to the value of our investment portfolio and decreased cash available for distributions to our stockholders.

•	We may not terminate the management agreement between us and Hyperion Crystal River without cause until after December 31, 2008. Upon termination without cause after this initial term or upon a failure to renew the management agreement, we would be required to pay Hyperion Crystal River a substantial termination fee. These and other provisions in our management agreement make termination without cause or non-renewal difficult and costly.

•	As of September 30, 2005, greater than 66% of our investment portfolio consisted of Agency Adjustable Rate RMBS, and we cannot assure you that we will be successful in achieving a more diversified portfolio that generates comparable or better returns. Even if we are successful in achieving a more diversified portfolio, it is likely that RMBS will remain a significant component of our portfolio.

•	We may, consistent with our intention to qualify as a REIT and to maintain our exclusion from regulation under the Investment Company Act, change our investment strategy without stockholder consent, which could result in investments that are different, and possibly more risky, than the proposed investments and current portfolio we describe in this prospectus. Because we intend to operate in such a manner to be excluded from regulation as an investment company under the Investment Company Act, the assets that we may acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. If we fail to acquire and maintain assets meeting the requirements to be excluded from regulation as an investment company under the Investment Company Act, we would have to register as an investment company, which would adversely affect our business.

•	We seek to enhance our potential returns by leveraging our investments, which may enhance returns but also may compound losses. We are not limited in the amount of leverage we may use. Our use of leverage may adversely affect our return on investments and may reduce cash available for distribution.

•	Interest rate fluctuations may cause losses. The yields on our investments and the costs of our borrowings may be sensitive to changes in prevailing interest rates and changes in prepayment rates. Mismatches between the repricing or maturity dates of our assets and those of our financings may reduce or eliminate income derived from our investments or result in losses.

•	Changes in prevailing interest rates will impact the value of our portfolio, which may not be mitigated by our hedging strategy. We do not hedge all of our exposure to changes in interest rates and prepayment rates, as there are practical limitations to our ability to insulate the portfolio from all of the negative consequences associated with changes in short-term interest rates while still seeking to provide an attractive net spread on our portfolio.

•	Many of the assets in which we invest, such as MBS and interests in CDOs, are subject to the credit risk associated with the underlying loans and in the event of default of the borrower under such loans, the collateral securing the loans and any underlying or additional credit support may not be adequate to enable us to recover our full investment.

•	Our charter and bylaws contain provisions that may inhibit potential takeover bids that you and other stockholders may consider favorable. The stock ownership limits that apply to REITs, as prescribed by the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and that are contained in our charter, may restrict our business combination opportunities.

•	The REIT qualification rules impose limitations on the types of investments and activities that we may undertake, including limitations on our use of hedging transactions and derivatives, and these limitations may, in some cases, preclude us from pursuing the most economically beneficial investment alternatives.

•	If we fail to qualify as a REIT, we will be subject to income tax at regular corporate rates, which would reduce the amount of cash available for distribution to our stockholders and adversely affect the value of our stock.

•	There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult for you to sell our common stock.

•	The market price and trading volume of our common stock may be volatile following this offering.
Our Formation and Structure
      We were organized on January 25, 2005 by Hyperion Capital, who may be deemed to be our promoter, and completed a private offering of our common stock in March 2005, in which we raised net proceeds of approximately $405.6 million. In our March 2005 private offering, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC served as the initial purchasers/placement agents. Brascan Asset Management purchased 800,000 shares or 4.5% (assuming all outstanding options are exercised) of our common stock in our March 2005 private offering and certain of our executive officers, directors and members of our investment strategy committee, and certain executive officers of Hyperion Crystal River and Hyperion Capital collectively purchased 183,800 additional shares or 1.0% (assuming all outstanding options have vested and are exercised) of our common stock in that offering. In addition, upon completion of our March 2005 private offering, we issued to Hyperion Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us, 84,000 shares of restricted stock and we granted to Hyperion

Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us, options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock as of the date of this prospectus, assuming all outstanding options have vested and are exercised. Following completion of this offering, Hyperion Capital, Brookfield, Hyperion Crystal River and their affiliates, including our executive officers, members of our investment strategy committee and certain of our directors, as well as our independent directors, will collectively own                      shares of our common stock, representing      % of our outstanding shares of common stock, and will have options to purchase an additional 126,000 shares of our common stock representing an additional      % of our outstanding shares of common stock, in each case, assuming all outstanding options are exercised.
      The following chart illustrates the organizational structure of our company after giving effect to this offering.
      On April 28, 2005, an indirect wholly-owned subsidiary of Brookfield acquired all of the capital stock in Hyperion Capital’s parent. As a result of such acquisition, an affiliate of Ranieri & Co. will share in additional payments, for a period of 15 years following the closing of that acquisition, totaling 20% of the base and incentive management fees and termination fees we pay to our Manager, net of sub-advisor fees.

Our Manager
      We are externally managed and advised by Hyperion Crystal River, a wholly-owned subsidiary of Hyperion Capital formed on January 25, 2005 solely for the purpose of serving as our manager, whose officers consist of investment professionals and employees of Hyperion Capital and Brookfield or one or more of their respective affiliates. As of December 31, 2005, Hyperion Crystal River had no employees and we and Hyperion Crystal River were entirely dependent on Hyperion Capital for the day-to-day management of our operations. Hyperion Crystal River did not have any experience managing a REIT prior to its entering into a management agreement with us and it currently does not provide management or other services to entities other than us. Prior to our formation, Hyperion Capital had no prior experience managing a REIT. However, Hyperion Capital has a successful 16-year history of acquiring and managing MBS and ABS through an investment philosophy predicated on the concept of relative value. Hyperion Capital was founded in 1989 by Lewis Ranieri, an MBS market pioneer and former Vice Chairman of Salomon Brothers, Inc. Today, Hyperion Capital employs approximately 85 professionals and is dedicated to providing investment management services for institutional clients and mutual funds through the management of core fixed income portfolios as well as separately managed portfolios of RMBS, CMBS and ABS. As of December 31, 2005, Hyperion Capital and its affiliates managed approximately $17.6 billion in assets for institutional clients, closed-end investment companies and CDOs.
      We believe our relationship with Hyperion Capital, our Manager and our sub-advisors provides us with substantial benefits in sourcing, underwriting and managing our investments. Our Manager is responsible for administering our business activities and day-to-day operations and uses the resources of Hyperion Capital to support our operations. These resources include:

•	Investment sourcing;

•	Investment process;

•	Portfolio management resources;

•	Portfolio management infrastructure; and

•	Risk management.

As the parent company of our Manager, Hyperion Capital has an economic incentive to provide us with these services to the extent that their provision will increase the management fees that we pay to our Manager through our improved performance. However, Hyperion Capital is not contractually obligated to provide us with any of these services.
      Our Manager draws upon the unique resources of two sub-advisors to enhance the management of our portfolio:

•	Brascan Asset Management. For investments in CMBS, real estate, hydroelectric, gas-and coal-fired power generating facilities and timber assets, our Manager draws upon its sub-advisory relationship with Brascan Asset Management. Through this relationship, our Manager is be able to access the resources of Brookfield, a specialized asset manager focused on property, power and infrastructure assets with over $40.0 billion of assets under management as of September 30, 2005. Brookfield’s portfolio of high quality assets at such date included interests in 70 premier office properties and 130 power generating plants.

•	Ranieri & Co. Our Manager utilizes Ranieri & Co. to provide guidance on macroeconomic trends, market trends in MBS and overall portfolio strategy. We expect that our relationship with Ranieri & Co. will provide us with access to its relationships for investment and financing opportunities. Ranieri & Co is managed by Lewis Ranieri, whose leading role in the development of MBS has earned him recognition as a pioneer of the securitized mortgage market in the U.S.
      Our Manager and our sub-advisors have senior management teams with extensive experience in identifying, financing, hedging and managing RMBS, ABS, CMBS, real estate equity and mezzanine investments. Mr. Clifford Lai, our president, chief executive officer and chairman of the board, is also the president and chief executive officer of Hyperion Capital, and leads Hyperion Capital’s CMBS team. Mr. John Dolan, our chief investment officer, is also the chief investment officer of Hyperion Capital and the leader of its RMBS/ ABS team. Each has over 24 years of investment experience.
      Pursuant to our management agreement, our Manager has formed an investment strategy committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the investment strategy committee are Lewis Ranieri, who serves as chairman of the committee, Clifford Lai and John Dolan of Hyperion Capital and Bruce Robertson of Brookfield. The committee reviews, discusses and makes recommendations on our overall investment strategy but does not approve individual investment opportunities or present investment opportunities to our Manager.
Our Business Strengths
      We have the following business strengths:

•	Access to a top-ranked investment advisor with a superior track record;

•	Access to complementary investment skills of leading sub-advisors;

•	Experienced professionals and senior management team;

•	Diversified investment strategy;

•	Access to Hyperion Capital’s infrastructure;

•	Relationships and deal flow of Hyperion Capital and our sub-advisors; and

•	Alignment of interests of Hyperion Crystal River and our stockholders.

Hyperion Capital’s Historical Performance
      The following table sets forth Hyperion Capital’s historical investment performance with respect to its assets under management in its Enhanced MBS and high yield CMBS categories. These asset classes are those in which Hyperion Capital invests that are similar in nature to the assets in which we currently invest and intend to continue to invest. However, the investment returns shown below generally were obtained using much lower levels of financial leverage than what we intend to use. Past performance is not indicative of future results. In addition, this information is a reflection of Hyperion Capital’s historical performance and not a guarantee or prediction of the return that Hyperion Capital or Hyperion Crystal River will achieve for us. The percentile rankings noted below reflect the performance of Hyperion Capital against other asset managers for the same period. For example, performance that is reflected in the 7th percentile means that Hyperion Capital’s performance ranked in the top 7% of all asset managers with that investment strategy for the period noted.
PSN Mortgage-Backed Universe — percentile rankings (as of 12/31/2005)

	Hyperion Enhanced		Hyperion High Yield
	MBS		CMBS

	Gross Return	Percentile	Gross Return	Percentile

1 year	3.51%	7	8.80%	1
3 year	4.71%	8	9.77%	1
5 year	7.20%	12	12.89%	1
10 year	7.65%	7
Hyperion Capital obtained this information from Plan Sponsor Network, or PSN, which is a third-party investment manager database and is a division of Informa Investment Solutions. We and Hyperion Capital have not verified the accuracy of the information provided by PSN. All rates of return are annualized. Performance figures shown are gross of fees and do not take into account advisory fees or transaction costs. These costs reduced actual returns. Index returns do not reflect any management fees, transaction costs or expenses.
Management Agreement
      We have entered into a management agreement with Hyperion Crystal River that provides for the day-to-day management of our operations in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Hyperion Crystal River’s role as manager is under the supervision and direction of our board of directors.
      The initial term of the management agreement expires on December 31, 2008 and will be automatically renewed for a one-year term each anniversary date thereafter. After the initial term, our independent directors will review our Manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us. A termination fee will be paid to our Manager upon such termination. We may also terminate the management agreement with 30 days’ prior written notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement.
      Our Manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business. Moreover, none of our

Manager’s employees are contractually dedicated to our Manager’s obligations to us under our management agreement.
      The following table summarizes the fees payable to our Manager pursuant to the management agreement:

Type	Description

Base management fee	1.50% per annum of our stockholders equity, defined as the aggregate net proceeds from sales of our equity securities plus retained earnings for the measurement period, less amounts paid for repurchases of our capital stock.
Payable monthly in arrears in cash.
Incentive management fee	Quarterly fee equal to 25% of:
• the amount by which our net income (before non-cash compensation expense and the incentive management fee) per share for such quarter exceeds an amount equal to:
• the product of the weighted average price per share in this offering and any subsequent offerings of our common stock multiplied by the higher of:
• 2.4375% and
• 25% of the then applicable 10-year treasury note rate plus 0.50%,
• multiplied by the weighted average number of shares of common stock outstanding during the quarter.
The calculation is subject to adjustment for certain one-time charges.
Payable quarterly in a combination of stock and cash, provided that at least 10% of any quarterly payment may be made in stock, subject to compliance with the REIT qualification rules.
Expense reimbursement	Reimbursement of third-party expenses incurred by our Manager, including legal, accounting, due diligence and other services, estimated to be approximately $0.5 million each quarter. Payable quarterly in cash.
Termination fee	If we terminate the management agreement for cause, no termination fee is payable. If we terminate or fail to renew without cause, we will be required to pay a termination fee equal to two times the sum of the average annual base management fee and the average annual incentive management fee earned during the two 12-month periods immediately preceding the date of termination.
      From March 15, 2005, the date we commenced operations, through September 30, 2005, our Manager had earned base management fees of approximately $3.4 million. No incentive fees have been accrued or paid through September 30, 2005, and our Manager has waived its right to request reimbursement from us of third-party expenses that it incurs through December 31, 2005. We and our Manager have entered into sub-advisory agreements with each of Brascan Asset Management and Ranieri & Co., pursuant to which they, subject to the direction and control of our Manager, provide advisory services to our Manager in connection with its service to us as our external manager. Our manager pays Brascan Asset Management an annual sub-advisory fee equal to 20% of the base management fee and incentive management fee that it receives from us and our manager pays Ranieri & Co. an annual sub-advisory fee of $100,000.
Our Distribution Policy
      Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. For more information, please see “Federal Income Tax Consequences of Our Qualification as a REIT.”
      To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors out of legally available funds and will depend upon, among other things, our earnings and financial condition, maintenance of our REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant.
      We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain.
      On June 21, 2005, we declared a quarterly distribution of $0.25 per share of our common stock, payable on July 13, 2005, to stockholders of record as of June 30, 2005. We distributed total dividends of approximately $4.4 million from uninvested cash. In addition, on September 28, 2005, we declared a quarterly distribution of $0.575 per share of our common stock, payable on October 13, 2005, to stockholders of record as of September 30, 2005. In connection with such distribution, we distributed an aggregate of approximately $10.1 million, all of which was funded out of working capital. On December 23, 2005, we declared a quarterly distribution of $0.725 per share of our common stock, payable on December 30, 2005, to stockholders of record as of December 23, 2005. In connection with such distribution, we distributed an aggregate of approximately $12.7 million, all of which was funded out of working capital. All distributions through September 30, 2005 represented distributions of earnings and profits; none represented a return of capital. We cannot assure you that we will have sufficient cash available for future quarterly distributions at this level, or at all.
Operating and Regulatory Structure
      We intend to qualify and will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended on December 31, 2005. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.
      As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. Crystal River Capital TRS Holdings, Inc., our TRS, will be a regular taxable corporation that will be subject to federal, state and local income tax on its income.
      In order to implement our investment strategy, we will utilize qualified REIT subsidiaries, which are corporations, other than a TRS, all of the capital stock of which is owned by the REIT. Any qualified REIT subsidiary that we own will be ignored for tax and book accounting purposes, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Exclusion from Regulation Under the Investment Company Act
      We intend to operate our business so as to be excluded from regulation under the Investment Company Act. Because we conduct our business directly and through wholly-owned subsidiaries, we must ensure not only that we qualify for an exclusion from regulation under the Investment Company Act, but also that each of our subsidiaries so qualifies.
      We are excluded from regulation under the Investment Company Act under a provision designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we will need to ensure that at least 55% of our assets consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for purposes of the Investment Company Act, which we refer to as qualifying real estate assets, and that at least 80% of our assets consist of qualifying real estate assets and real estate-related assets. We do not intend to issue redeemable securities.
      We generally do not expect our investments in RMBS and CMBS, other than our investments in agency whole pool certificates, to constitute qualifying real estate assets for the 55% test, unless we determine that those investments are the “functional equivalent” of owning mortgage loans, which will depend, among other things on whether we have the unilateral foreclosure rights with respect to the underlying real estate collateral. Instead, these investments generally will be classified as real estate-related assets for purposes of the 80% test. We do not expect that our investments in CDOs, ABS, credit default and total return swaps will constitute qualifying real estate assets, although we may treat our interests in a CDO issuer that is excluded from Investment Company Act regulation under Section 3(c)(5)(C) of the Investment Company Act and in which we own at least 50% of the outstanding equity interests (considered to be “voting securities” for purposes of the Investment Company Act) as qualifying real estate assets. Moreover, to the extent that these investments are not backed by mortgage loans or other interests in real estate, they will not constitute real estate-related assets. Instead, they will constitute miscellaneous assets, which can constitute no more than 20% of our assets.
Restrictions on Ownership of Our Common Stock
      In order to assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.
      Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

THE OFFERING

Common stock offered by us	shares

Common stock offered by selling stockholders	shares

Common stock to be outstanding after this offering	shares(1)(2)

Use of proceeds	The net proceeds to us from our sale of shares of common stock in this offering, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be approximately $ million. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be approximately $ million. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We plan to invest the net proceeds of this offering in accordance with our investment objectives and strategies described in this prospectus.

New York Stock Exchange Symbol	We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CRZ.”

Trading	This is our initial public offering. No public market currently exists for our common stock. Shares of our common stock issued to qualified institutional buyers in connection with our March 2005 private offering are eligible for trading in The PORTALsm Market.

Ownership and transfer restrictions	In order to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, subject to important exceptions.

(1)	Assumes the underwriters’ option to purchase up to an additional shares of our common stock solely to cover over-allotments, if any, is not exercised.

(2)	Includes 17,400,000 shares of our common stock issued in our March 2005 private offering and 84,000 restricted shares of our common stock issued to Hyperion Crystal River under our 2005 stock incentive plan in March 2005. Excludes 126,000 shares of common stock issuable upon exercise of options with an exercise price of $25.00 per share granted to Hyperion Crystal River under our 2005 stock incentive plan in March 2005. These shares and options will vest or become exercisable in three equal annual installments beginning on March 15, 2006, the first anniversary of the closing date of our March 2005 private offering. As permitted by the awards, Hyperion Crystal River allocated and transferred these shares and options to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield or their respective affiliates who provide services to us. With respect to our independent directors, also includes an aggregate of 3,500 shares of restricted common stock issued to three of our independent directors under our stock incentive plan that they elected to receive in lieu of cash directors fees, which shares vested on the date of grant. Does not include 1,526,500 shares of our common stock available for future issuance under our 2005 stock incentive plan.

Our Corporate Information
      Our offices, Hyperion Capital’s offices and Hyperion Crystal River’s offices are located at One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006, and our telephone number is 1-800-HYPERION. Brascan Asset Management’s principal offices are located at Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281-1021. Ranieri & Co.’s principal offices are located at 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553. We maintain an internet site at http://www.crystalriverreit.com which contains information concerning us and our subsidiaries. Information included or referred to on our website is not incorporated by reference or otherwise a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
      In the table below, we provide you with summary historical consolidated financial information of Crystal River Capital, Inc. We have prepared this information using our consolidated financial statements for the period ended June 30, 2005 and the three month period ended September 30, 2005. The consolidated financial statements for the period ended June 30, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm. The consolidated financial statements for the three month period ended September 30, 2005 have not been audited.
      When you read this summary historical consolidated financial information, it is important that you read along with it the historical consolidated financial statements and related notes, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in this prospectus.

	Period from
	March 15, 2005
	(commencement	Three Months
	of operations)	Ended
	to June 30, 2005	September 30, 2005

	(In thousands, except share
	and per share data)
		(Unaudited)
Consolidated Income Statement Data:
Net interest income:
Interest income	$15,808	$28,879
Interest expense	7,645	17,978

Net interest income	8,163	10,901
Expenses:
Management fee expense to related party(1)	2,069	1,752
Professional services	723	604
Insurance expense	90	81
Other general and administrative expenses	457	69

Total expenses	3,339	2,506

Income before other revenues (expenses)	4,824	8,395
Other revenues (expenses):
Unrealized gain (loss) on derivatives	(4,370)	3,907
Realized gain on securities available for sale	—	4
Other	(17)	(17)

Net other revenues (expenses)	(4,387)	3,894

Net income	$437	$12,289
Net income per share — basic	$0.02	$0.70
Net income per share — diluted	$0.02	$0.70
Weighted-average number of shares outstanding — basic	17,487,500	17,487,500
Weighted-average number of shares outstanding — diluted	17,487,500	17,487,500
Cash dividends declared per common share	$0.25	$0.58

(1)	Includes $232 and $199, respectively, of stock based compensation.

	As of	As of
	June 30, 2005	September 30, 2005

	(In thousands)
		(Unaudited)
Consolidated Balance Sheet Data:
Total assets	$1,965,177	$2,432,061
Debt — Repurchase agreements	1,436,547	1,958,786
Stockholders’ equity	400,576	395,175

RISK FACTORS
      An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to happen, the price of our common stock could decline significantly and you could lose all or a part of your investment.
Risks Related to Our Business and Investment Strategy
We have a limited operating history and limited experience as a REIT and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain dividends to stockholders.
      We were recently organized and have a limited operating history and limited experience operating as a REIT. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. Our ability to achieve attractive risk-adjusted returns is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make or sustain dividends to stockholders.
We are dependent on Hyperion Crystal River and our sub-advisors and may not find suitable replacements if Hyperion Crystal River terminates the management agreement.
      We are externally managed by Hyperion Crystal River. Most of our officers are employees of Hyperion Capital or certain of its affiliates. We have no separate facilities and are completely reliant on Hyperion Crystal River, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that Hyperion Crystal River will terminate the management agreement, thereby triggering a termination of our sub-advisors, and that no suitable replacements will be found to manage us. We believe that our success depends to a significant extent upon the experience of Hyperion Crystal River’s executive officers, whose continued service is not guaranteed. If Hyperion Crystal River terminates the management agreement, we may not be able to execute our business plan and may suffer losses, which could materially decrease cash available for distribution to our stockholders.
Hyperion Crystal River has limited prior experience managing a REIT and we cannot assure you that Hyperion Crystal River’s past experience will be sufficient to successfully manage our business as a REIT.
      The federal income tax laws impose numerous constraints on the operations of REITs. Our Manager’s and its employees’ limited experience in managing a portfolio of assets under REIT and Investment Company Act constraints may hinder their ability to achieve our investment objective. In addition, maintaining our REIT qualification limits the types of investments we are able to make. Our investors are not acquiring an interest in any of Hyperion Capital’s other managed entities or Hyperion Crystal River or their respective subsidiaries through this offering. We can offer no assurance that Hyperion Capital through Hyperion Crystal River will replicate its historical success or its management team’s success in its previous endeavors, and we caution you that our investment returns could be substantially lower than the returns achieved by funds managed by Hyperion Capital or Hyperion Capital’s other endeavors.

We are dependent upon Hyperion Capital’s key personnel and the resources of our sub-advisors for our success and the departure of any of these key personnel or the elimination of resources of our sub-advisors could negatively impact our performance.
      We depend on the diligence, skill and network of business contacts of the senior management of Hyperion Capital, who direct the management activities of Hyperion Crystal River, including Clifford Lai, John Dolan and John Feeney. The senior management of Hyperion Capital evaluates, negotiates, structures, closes and monitors our investments. Our continued success will depend on the continued service of the senior management team of Hyperion Capital. The departure of any of the senior managers of Hyperion Capital, or of a significant number of the investment professionals or principals of Hyperion Capital or Hyperion Crystal River, could have a material adverse effect on our performance. In addition, we can offer no assurance that Hyperion Crystal River will remain as our manager or that we will continue to have access to Hyperion Capital’s principals and professionals or their information and deal flow. We also depend on the resources of our sub-advisors in connection with sourcing and managing our investments and executing our investment strategy.
Our base management fee is payable regardless of our performance, which could lead to conflicts of interest with our Manager.
      Hyperion Crystal River is entitled to receive a base management fee that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. Hyperion Crystal River’s entitlement to substantial non-performance based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt our ability to make distributions to our stockholders.
Hyperion Crystal River’s incentive fee may induce it to make certain investments, including speculative investments, that increase the risk of our investment portfolio.
      Hyperion Crystal River’s entitlement to an incentive fee may cause it to invest in high risk investments. In addition to its base management fee, Hyperion Crystal River is entitled to receive incentive compensation based entirely upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead Hyperion Crystal River to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential generally are riskier or more speculative. This could result in increased risk to the value of our investment portfolio.
Hyperion Crystal River manages our portfolio pursuant to very broad investment guidelines and our board of directors does not approve each investment decision made by Hyperion Crystal River, which may result in our making riskier investments.
      Hyperion Crystal River is authorized to follow very broad investment guidelines. While our directors periodically review our investment guidelines and our investment portfolio, other than any investments involving our affiliates or our sub-advisors’ affiliates, which they are required to review, they do not review all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by Hyperion Crystal River. Furthermore, Hyperion Crystal River may use complex strategies, and transactions entered into by Hyperion Crystal River may be difficult or impossible to unwind by the time they are reviewed by our directors. Hyperion Crystal River has great latitude within the broad investment guidelines in determining the types of investments it makes for us. Poor investment decisions could materially decrease cash available for distribution to our stockholders.
We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.
      We have not adopted a policy as to the amounts to be invested in each of our intended investments, including securities rated below investment grade. Subject to our intention to invest in a portfolio that allows us to qualify as a REIT and remain eligible for an exclusion from regulation as an investment company under the Investment Company Act, we may change our investment strategy or asset allocation, including the percentage of assets that may be invested in each class, or in the case of securities, in a single issuer, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could negatively affect the market price of our common stock and our ability to make distributions to you.
There are conflicts of interest in our relationship with Hyperion Crystal River, which could result in decisions that are not in the best interests of our stockholders.
      We are entirely dependent on Hyperion Crystal River for our day-to-day management and only have a few independent officers. Our chairman of the board, chief executive officer and president, chief financial officer, chief investment officer and executive vice president also serve as officers and/or directors of Hyperion Capital or certain of its affiliates. As a result, our management agreement with Hyperion Crystal River was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.
      Termination of the management agreement with Hyperion Crystal River without cause is difficult and costly. The management agreement provides that it may only be terminated without cause following the initial term expiring on December 31, 2008, annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock, based upon:

•	unsatisfactory performance by Hyperion Crystal River that is materially detrimental to us or

•	a determination that the management fee payable to Hyperion Crystal River is not fair, subject to Hyperion Crystal River’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees.
Hyperion Crystal River will be provided 180 days’ prior notice of any such termination and will be paid a termination fee equal to the amount of two times the sum of the average annual base management fee and the average annual incentive compensation earned by Hyperion Crystal River during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions may increase the effective cost to us of terminating the management agreement, thereby restricting our ability to terminate Hyperion Crystal River without cause.
      The ability of Hyperion Capital and its officers and employees to engage in other business activities may reduce the time Hyperion Crystal River spends managing us.

      The management compensation structure that we have agreed to with Hyperion Crystal River may cause Hyperion Crystal River to invest in potentially higher yielding investments. Investments with higher yield potential generally are riskier or more speculative. The compensation we pay Hyperion Crystal River consists of both a base management fee that is not tied to our performance and an incentive management fee that is based entirely on our performance. The risk of the base management fee component is that it may not sufficiently incentivize Hyperion Crystal River to generate attractive risk-adjusted returns for us. The risk of the incentive fee component is that it may cause Hyperion Crystal River to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. This could result in increased risk to the value of our investment portfolio. Subject to certain limitations, Hyperion Crystal River will receive at least 10% of its incentive fee in the form of shares of our common stock, and, at Hyperion Crystal River’s option, may receive up to 100% of its incentive fee in the form of shares of our common stock. Hyperion Crystal River has agreed not to sell such shares prior to one year after the date such shares are issued. Hyperion Crystal River has the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to us. However, any of these shares that Hyperion Crystal River allocates will be subject to the same one-year restriction on sale. Any such shares received would have the benefit of registration rights.
Hyperion Capital and our sub-advisors are not contractually obligated to dedicate their time to us and may engage in other activities that compete with us, which may result in conflicts of interest that could cause our results of operations to be lower or result in increased risk to the value of our investment portfolio.
      The ability of Hyperion Capital, Brascan Asset Management and Ranieri & Co. and their respective officers and employees to engage in other business activities may result in conflicts of interest and, with respect to Brascan Asset Management and Ranieri & Co., may reduce the time they spend acting as a sub-advisor to our Manager. In addition, the management compensation structure that we and our Manager have agreed to with Brascan Asset Management may cause Brascan Asset Management to source potentially higher yielding investments. Investments with higher yield potential generally are riskier or more speculative. The compensation our Manager pays Brascan Asset Management is equal to 20% of the base management fee and incentive management fees we pay to our Manager. In addition, for a 15 year period ending in April 2020, an affiliate of Ranieri & Co. will receive 20% of the base and incentive management fees and termination fees we pay to our Manager, net of sub-advisor fees. The base management fee is not tied to our performance and the incentive management fee is based entirely on our performance. The risk of the base management fee component is that it may not sufficiently incentivize Brascan Asset Management or Ranieri & Co. to generate attractive risk-adjusted returns for us in the investments that they source for us. The risk of the incentive fee component is that it may cause Brascan Asset Management or Ranieri & Co. to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. This could result in increased risk to the value of our investment portfolio.
There are conflicts of interest in our relationship with certain of our underwriters, which could result in decisions that are not in the best interests of our stockholders.
      Deutsche Bank AG, an affiliate of Deutsche Bank Securities Inc., and Citigroup Global Markets Limited, an affiliate of Citigroup Global Markets Inc., two of our underwriters, are stockholders in our company and own 400,000 shares and 250,000 shares, respectively. Deutsche Bank AG will not be a selling stockholder in this offering, but may sell its shares in a future offering of our common stock. Citigroup Global Markets Limited expects to be a selling stockholder in this offering. In addition, we have purchased and will likely purchase in the future non-agency RMBS securities issued by affiliates of certain of the underwriters in this offering or underwritten by certain underwriters in this offering. As of September 30, 2005, an aggregate of approximately $29.3 million in carrying value, or 6.2%, of our non-agency RMBS portfolio had been purchased from certain of the underwriters in this offering, including Deutsche Bank Securities Inc., Citigroup Global Markets, Inc. and Wachovia Capital Markets, LLC. We have entered into master repurchase agreements with Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, two of our underwriters, that are unlimited in capacity, and we have entered into a master repurchase agreement with Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC, with total capacity of $275.0 million. At September 30, 2005, $510.1 million was outstanding under these agreements. These repurchase agreements mature at various dates between October 2005 and August 2007. In addition, Deutsche Bank AG and Wachovia Bank, N.A. entered into 21 interest rate swaps with us that were outstanding at September 30, 2005 in an aggregate amount of $500.0 million. These swaps mature between April 2006 and October 2015. Wachovia Capital Markets, LLC, one of our underwriters, acted as exclusive structurer and placement agent for us in connection with our CDO 2005-1 Transaction and received a customary fee of approximately $3.6 million and reimbursement of approximately $26,000 of expenses in connection therewith. This transaction closed on November 30, 2005. These circumstances create a potential conflict of interest because these underwriters have interests in the successful completion of this offering beyond the underwriting discounts and commissions they will receive.
We may compete with existing and future investment vehicles for access to Hyperion Capital and our sub-advisors and their affiliates, which may reduce investment opportunities available to us.
      Brookfield currently sponsors one investment vehicle and Hyperion Capital manages one investment vehicle and two client accounts with investment focuses that overlap a portion of our investment focus, and each may in the future sponsor or manage other investment vehicles that have overlapping focuses with our investment focus. Accordingly, we compete for access to the benefits that we expect our relationship with Hyperion Crystal River and our sub-advisors and their affiliates to provide and to the time of their investment professionals to carry out and facilitate our investment activities. Our rights to participate in investment opportunities are subject to Hyperion Capital’s conflict of interest policy. Brookfield is not subject to Hyperion Capital’s conflict of interest policy and is not obligated to offer us any investment opportunities and any decision to do so will be entirely within its discretion. In addition, we may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Hyperion Capital or Brookfield. Our interests in such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment. If a default occurs with respect to such an investment, Hyperion Crystal River will advise our independent directors who will direct Hyperion Crystal River with respect to the resolution or disposition of the investment.
Our investment portfolio is heavily concentrated in adjustable-rate MBS and we cannot assure you that we will be successful in achieving a more diversified portfolio.
      As of September 30, 2005, more than 66% of our investment portfolio consisted of Agency Adjustable Rate RMBS. One of our key strategic objectives is to achieve a more diversified portfolio of investments that delivers attractive risk-adjusted returns. We cannot assure you that we will be successful in diversifying our investment portfolio and even if we are successful in diversifying our investment portfolio it is likely that approximately 70% of our fully leveraged assets will be MBS. If we are unable to achieve a more diversified portfolio, we will be particularly exposed to the investment risks that relate to investments in adjustable-rate MBS and we may suffer losses if investments in adjustable-rate MBS decline in value.
We leverage our investments, which may negatively affect our return on our investments and may reduce cash available for distribution.
      We intend to continue to leverage our investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations, including the issuance of CDOs, loans to entities in which we hold, directly or indirectly, interests in pools of assets, and other borrowings. We are not limited in the amount of leverage we may use. The percentage of leverage varies depending on our ability to obtain credit facilities and the lender’s and rating agencies’ estimate of the stability of the investments’ cash flow. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may have to sell assets at a time when we might not otherwise choose to do so.
      Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of uninvested cash or to set aside unlevered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.
Our failure to manage future growth effectively may have a material negative impact on our business, financial condition and results of operations.
      Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on the senior management team of Hyperion Capital and its ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of Hyperion Capital’s structuring of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our ability to grow is also dependent upon Hyperion Capital’s ability to successfully hire, train, supervise and manage new employees. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material negative impact on our business, financial condition and results of operations.
      When we obtain financing, lenders can impose restrictions on us that affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we have executed contain, and loan documents we may execute in the future may contain, negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts. Some of our master repurchase agreements in effect as of February 28, 2006 contain negative covenants requiring us to maintain certain levels of net asset value, tangible net worth and available funds and comply with interest coverage ratios, leverage ratios and distribution limitations.
We may acquire investments from Hyperion Capital and Brookfield or their affiliates or otherwise participate in investments in which they have an interest or for which they have a related investment, which could result in conflicts of interest.
      We expect that we will continue to acquire investments from Hyperion Capital and Brookfield or their affiliates, make investments that finance their investments or make co-investments with them. These transactions are not and will not be the result of arm’s length negotiations and involve conflicts between our interests and the interest of Hyperion Capital and Brookfield and their affiliates in obtaining favorable terms and conditions. There can be no assurance that any procedural protections, such as obtaining market prices, other reliable indicators of fair market value and independent valuations or appraisals and the approval of our independent directors, will be sufficient to assure that the consideration we pay for these investments will not exceed their fair market value.
We may allocate the net proceeds from this offering to investments with which you may not agree and our failure to apply these proceeds effectively could cause our operating results and the value of our common stock to decline.
      Subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offering to make investments with which you may not agree or for purposes other than those contemplated at the time of the offering. The failure of our management to apply these proceeds effectively could result in unfavorable returns, could have a material negative impact on our business, financial condition, liquidity and results of operations, and could cause the value of our common stock to decline.
We operate in a highly competitive market for investment opportunities and we may not be able to identify and make investments that are consistent with our investment objectives.
      A number of entities compete with us to make the types of investments that we plan to make. We compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material negative impact on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objective.

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends.
      We depend upon the availability of adequate funding and capital for our operations. As a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. However, Crystal River Capital TRS Holdings, Inc., our TRS, is able to retain earnings for investment in new capital, subject to the REIT requirements which place a limitation on the relative value of TRS stock and securities owned by a REIT. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income would reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions.
If we issue senior securities we will be subject to additional restrictive covenants and limitations on our operating flexibility, which could materially decrease cash available for distribution to our stockholders.
      If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including but not limited to: the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities.
We may not be able to successfully complete securitization transactions, which could inhibit our ability to grow our business and could negatively impact our results of operations.
      In addition to issuing senior securities to raise capital as described above, we may, to the extent consistent with the REIT requirements, seek to securitize certain of our portfolio investments to generate cash for funding new investments. This would involve creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools). We would retain all or a portion of the equity in the securitized pool of portfolio investments. We have initially financed our investments with relatively short-term credit facilities and reverse repurchase arrangements. We use these short-term facilities to finance the acquisition of securities until a sufficient quantity of securities is accumulated, at which time we intend to refinance these facilities through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we may not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CDO issuance. We also bear the risk that we may not be able to obtain short-term credit facilities or may not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to renew our short-term credit facilities may require us to seek more costly financing for our investments or to liquidate assets. In addition, conditions in the capital markets may make the issuance of a CDO impractical when we do have a sufficient pool of collateral. The inability to securitize our portfolio could hurt our performance and ability to grow our business. At the same time, the securitization of our portfolio investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.
We expect that the use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.
      The terms of our initial CDO financing, CDO 2005-1, required that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, which is commonly referred to as “over-collateralization.” We expect that the terms of CDOs that we may issue in the future generally will provide for over-collateralization and that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.
An increase in our borrowing costs relative to the interest we receive on our assets may negatively affect our profitability, and thus our cash available for distribution to our stockholders.
      As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments at times when we might not otherwise choose to do so. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would negatively affect our returns on our assets that are subject to prepayment risk, including our MBS, which might reduce earnings and, in turn, cash available for distribution to our stockholders.
We may not be able to renew the total return swaps that we enter into, which could adversely impact our leveraging strategy.
      In the future, we may leverage certain of our investments through the use of total return swaps, which are swaps in which the non-floating rate side is based on the total return of an equity or fixed income instrument with a life longer than the swap. We may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

•	increases in the provider’s cost of funding;

•	insufficient volume of business with a particular provider;

•	our desire to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

•	our inability to agree with a provider on terms.
Furthermore, our ability to invest in total return swaps, other than through a TRS, may be severely limited by the REIT qualification requirements because total return swaps are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.
Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.
      Subject to maintaining our qualification as a REIT and our exemption from regulation under the Investment Company Act, we often pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity varies in scope based on the level and volatility of interest rates, the type of assets held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than through TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.
      Our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders. We may utilize instruments such as forward contracts and interest rate swaps, caps, collars and floors and credit default swaps to seek to hedge against mismatches between the cash flows on our assets and the interest payments on our liabilities or fluctuations in the relative values of our portfolio positions, in each case resulting from changes in market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

      The success of our hedging transactions will depend on Hyperion Crystal River’s ability to correctly predict movements of interest rates. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.
      In addition, by entering into derivative contracts in connection with hedging transactions, we could be required to fund cash payments in certain circumstances. These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.
Our failure to achieve adequate operating cash flow could reduce our cash available for distribution to our stockholders.
      As a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders, determined without regard to the deduction for dividends paid and excluding net capital gain. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, operating expense levels and certain restrictions imposed by Maryland law. Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends, which may also have a negative impact on our stock price. No assurance can be given as to our ability to pay distributions.
Loss of Investment Company Act exclusion would adversely affect us and could cause a decline in the market price of our common stock and limit our ability to distribute dividends.
      In order to be excluded from regulation under the Investment Company Act, we must comply with the requirements of certain exclusions from the definition of investment company. Because we conduct our business directly and through wholly-owned subsidiaries, we must ensure not only that we qualify for an exclusion or exemption from regulation under the Investment Company Act, but also that each of our subsidiaries so qualifies.
      To ensure that we are not required to be regulated under the Investment Company Act, we monitor our assets to ensure that at least 55% of our assets consist of qualifying real estate assets, and that at least 80% of our assets consist of qualifying real estate assets and real estate-related assets. Because registration as an investment company would significantly affect our ability to engage in certain transactions or to organize ourselves in the manner we are currently organized, we intend to maintain our qualification for this exclusion from registration. We will treat our direct ownership interests in real property (held in the form of fee interests) and our whole mortgage loans as qualifying real estate assets. In addition, we will treat our ownership interest in pools of whole loan residential mortgage-backed securities, in cases in which we acquire the entire ownership interest in a particular pool, as qualifying real estate assets based on positions of the Division. We expect, when required due to the mix of our investments, to acquire such pools for compliance purposes. Investments in such pools of whole loan residential mortgage-backed securities may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy.

      In addition, we believe that certain of our investments in subordinated CMBS will have terms that allow them to be categorized as qualifying real estate assets, including rights to cure any defaults on senior CMBS classes, rights to acquire such senior classes in the event of a default and special servicing rights to service defaulted mortgage loans, including rights to control the oversight and management of the resolution of such mortgage loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions. We have not obtained an exemptive order or a no-action letter or other form of interpretive guidance from the Division or its staff supporting our position, and, therefore, any decision by the Division or its staff which advances a position to the contrary would require that we no longer treat these investments in subordinated CMBS as qualifying real estate assets.
      We also believe that certain of our investments in B Notes will have terms that are similar to those listed above for subordinated CMBS investments that will allow them to be treated as qualifying real estate assets.
      If we fail to satisfy the requirements provided in the Investment Company Act to preserve our exclusion from regulation under the Investment Company Act, we could be required to materially restructure our activities and to register as an investment company under the Investment Company Act, which could have a material adverse effect on our operating results. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.
Rapid changes in the values of our MBS and other real estate related investments may make it more difficult for us to maintain our qualification as a REIT or exclusion from regulation under the Investment Company Act, which may cause us to change our mix of portfolio investments which may not produce optimal returns consistent with our investment strategy.
      If the market value or income potential of our MBS and other real estate related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from regulation under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated if the assets that we need to sell in order to comply with the requirements for qualification as a REIT or to qualify for an exclusion from regulations under the Investment Company Act have no pre-existing trading market and cannot easily be sold. To the extent that the assets we need to sell are comprised of subordinated MBS, individually-negotiated loans, loan participations or mezzanine loans where there is no established trading market, we may have difficulty selling such investments quickly for their fair value. Accordingly, we may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

We are highly dependent on communications and information systems operated by Hyperion Capital or by third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.
      Our business is highly dependent on communications and information systems, including all of Hyperion Capital’s proprietary analytical systems and models and certain third-party systems and models. Any failure or interruption of our systems or the systems operated by Hyperion Capital or by third parties on which we rely, as we experienced as part of system-wide interruptions following the September 11, 2001 terrorist attacks and the East Coast electrical power black-out in August 2003, could cause delays or other problems in our securities trading activities, including MBS trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.
We and our independent registered public accounting firm identified material weaknesses in our internal controls over our financial reporting in connection with our initial financial statement audit, and if the remediation efforts we have undertaken are not effective to eliminate the material weaknesses, our ability to accurately report our financial results will be negatively impacted.
      In connection with our initial financial statement audit as of and for the period ended June 30, 2005, we and our independent registered public accounting firm identified deficiencies in our internal controls over financial reporting that are “material weaknesses” as defined under standards established by the Public Company Accounting Oversight Board. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of our annual or interim financial statements will not be prevented or detected. Specifically, we found deficiencies that rose to the level of material weaknesses relating to (1) the documentation and recording of transactions relating to hedging obligations, (2) the documentation of the accounting treatment for our subordinate MBS, (3) the accounting for equity incentive compensation and (4) the timely recognition of accrued expenses. We have since put in place policies and procedures we believe are necessary to adhere to generally accepted accounting principles and to address these issues. We have engaged an unaffiliated firm that specializes in hedging activity to execute and document our hedging activities under our management’s oversight. We have established policies and procedures to document the qualification of our subordinated MBS and have implemented an analytical process relating to our analysis of our holdings of subordinated MBS in accordance with generally accepted accounting principles. Also, our chief financial officer has established procedures for the recording and valuation of equity incentive compensation and for the accounting of all expense items that we believe are consistent with generally accepted accounting principles. While we have added experienced financial and accounting staff and have implemented the foregoing new procedures that management believes are effective to eliminate those weaknesses, our independent registered public accounting firm may not agree with management’s view upon their review of the measures undertaken to remediate the weaknesses in connection with our next audit. As a result, we may need to continue to report material weaknesses until our independent registered public accounting firm is able to agree with management that the material weaknesses have been remediated.
      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2007, we will be required to furnish a report by our management on our internal control over financial reporting. This report will contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the fiscal year, including a statement as to whether or not our internal controls over financial reporting are effective. We have started performing the system and process evaluation and intend to commence testing (and any necessary remediation) required to comply with the management certification and independent registered public accounting firm attestation requirements of Section 404. While we anticipate being able to fully implement the requirements relating to internal controls and all other aspects of Section 404 by our December 31, 2007 deadline, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. We will incur incremental costs as a result of these efforts, including increased auditing and legal fees, the magnitude of which we are not able to estimate at this time. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission and the New York Stock Exchange. Any such action could negatively affect our financial results or investors’ confidence in us, and could cause our stock price to fall.
Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.
      The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, or the anticipation of any such attacks, or armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the property underlying our ABS securities. Some of our loans and investments are more susceptible to the adverse effects discussed above than others, such as hotel loans, which may experience a significant reduction in occupancy rates following any future attacks. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and revenues and may result in volatility of the value of our securities. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses, and we cannot predict the severity of the effect that such future events would have on the U.S. financial markets, the economy or our business. Losses resulting from these types of events are uninsurable.
      In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, insurers must make terrorism insurance available under their property and casualty insurance policies through the end of 2005, which may be extended by the U.S. Congress beyond 2005, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If, in the future, the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Related to Our Investments
Our real estate investments are subject to risks particular to real property, any of which could reduce our returns on such investments and limit our cash available for distribution to our stockholders.
      We own assets secured by real estate and may own real estate directly. Real estate investments will be subject to various risks, including:

•	acts of God, including hurricanes, earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.
      If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.
The mortgage loans we invest in and the mortgage loans underlying the MBS and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.
      Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.
      Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans. ABS are bonds or notes backed by loans and/or other financial assets. The ability to repay these loans or other financial assets is dependant upon the income or assets of the borrower.
      In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.
      Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the MBS we invest in are subject to all of the risks of the underlying mortgage loans.
We may not be able to identify satisfactory alternative investments to successfully balance the interest rate or mark-to-market risk inherent in our RMBS investments, which could result in losses to us.
      As of September 30, 2005, greater than 66% of our investment portfolio consisted of Agency Adjustable Rate RMBS. If we are not able to identify and acquire satisfactory alternative investments, our portfolio will be concentrated in a less diversified portfolio of RMBS investments. This would increase our dependence on these investments and increase our interest rate and mark-to-market risk inherent in RMBS investments, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.
An increase in the yield spread of our assets may cause the market price of our common stock to drop.
      One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is the relative yield spread differential between the assets that we own and their valuation relative to comparable duration Treasuries. An increase in the yield spread differential could lower the book value of the assets which could lower the value of the common stock.
Our investments in CMBS generally are subordinated and could subject us to increased risk of losses.
      In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit provided by the borrower, if any, and then by the “first loss” subordinated security holder and then by the “second loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.
      The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying MBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.
Our assets may include high yield and subordinated corporate securities that have greater risks of loss than secured senior loans and if those losses are realized, it could negatively impact our earnings, which could materially decrease cash available for distribution to our stockholders.
      Our assets may include high yield and subordinated securities that involve a higher degree of risk than long-term senior secured loans. First, the high yield securities may not be secured by mortgages or liens on assets. Even if secured, these high yield securities may have higher loan-to-value ratios than a senior secured loan. Furthermore, our right to payment and the security interest may be subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.
      Certain of these high yield and subordinated securities may have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the obligation. In this case, a borrower’s ability to repay its obligation may be dependent upon a liquidity event that will enable the repayment of the obligation.
      In addition to the above, numerous other factors may affect a company’s ability to repay its obligation, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the obligation. Losses in our high yield and subordinated securities could negatively impact our earnings, which could materially decrease cash available for distribution to our stockholders.
      High yield and subordinated securities from highly leveraged companies may have a greater risk of loss which, in turn, could materially decrease cash available for distribution to our stockholders.
      Leverage may have material adverse consequences to the companies in which we will hold investments. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. As a result, leveraged companies have a greater risk of loss. Losses on our investments could negatively impact our earnings, which could materially decrease cash available for distribution to our stockholders.

We may continue to invest in the equity securities of CDOs and such investments involve various significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.
      We may continue to invest in the equity securities of CDOs. A CDO is a special purpose vehicle that purchases collateral (such as ABS) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the issuers of the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDOs equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.
We may enter into warehouse agreements in connection with investments in the equity securities of CDOs structured for us and, if the investment in a CDO is not consummated, the warehoused collateral will be sold and we must bear any loss resulting from the purchase price of the collateral exceeding the sale price.
      In connection with future investment in CDOs that Hyperion Capital structures for us, we expect to enter into warehouse agreements with investment banks or other financial institutions, pursuant to which the institution initially will finance the purchase of the collateral that will be transferred to the CDO. Hyperion Capital will select the collateral. If the CDO transaction is not consummated, the institution would liquidate the warehoused collateral and we would have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale. The amount at risk in connection with the warehouse agreements supporting our investments in CDOs generally is the amount that we have agreed to invest in the equity securities of the CDOs. Although we would expect to complete the CDO transaction within about three to nine months after the warehouse agreement is signed, we cannot assure you that we would in fact be able to complete any such transaction, or complete it within the expected time period.
We will lose money on our repurchase transactions if the counterparty to the transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement.
      When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30-90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the value of those securities (typically up to about 97% of that value), if the counterparty defaults on its obligation to resell the securities back to us we would incur a loss on the transaction equal to about 3% of the value of the securities (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could negatively impact our earnings, and thus decrease our cash available for distribution to our stockholders.
      If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another repurchase dealer in order to continue to leverage our portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility.
Investments in mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.
      Investments in mezzanine loans take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests in the entity that directly or indirectly owns the property. These types of investments involve a higher degree of risk than a senior mortgage loan because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the property owning entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.
Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.
      We invest indirectly in mortgage loans by purchasing MBS. Under a normal yield curve, an investment in MBS will decline in value if long-term interest rates increase. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of certain of the MBS we own, those guarantees do not protect us from declines in market value caused by changes in interest rates. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.
      A significant risk associated with our investment in MBS is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increase significantly, the market value of these MBS would decline and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into in order to finance the purchase of MBS.
      Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk, and widening of credit spreads.
We remain subject to losses on our mortgage portfolio despite the significant concentration of highly-rated MBS in our portfolio.
      A significant portion of our current assets are invested in MBS that either are agency-backed or are rated investment grade by at least one rating agency. While highly-rated MBS generally are subject to a lower risk of default than lower credit quality MBS and may benefit from third-party credit enhancements such as insurance or corporate guarantees, there is no assurance that such MBS will not be subject to credit losses. Furthermore, ratings are subject to change over time as a result of a number of factors, including greater than expected delinquencies, defaults or credit losses, or a deterioration in the financial strength of corporate guarantors, any of which may reduce the market value of such securities. Furthermore, ratings do not take into account the reasonableness of the issue price, interest rate risk, prepayment risk, extension risk or other risks associated with such MBS. As a result, while we attempt to mitigate our exposure to credit risk in our mortgage portfolio on a relative basis by focusing on highly-rated MBS, we cannot completely eliminate credit risk and remain subject to other risks to our investment portfolio that could cause us to suffer losses, which may harm the market price of our common stock.
Some of our portfolio investments are recorded at fair value as estimated by management and reviewed by our board of directors and, as a result, there is uncertainty as to the value of these investments.
      Some of our portfolio investments are in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded is not readily determinable. We value these investments quarterly at fair value as determined under policies approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments is materially higher than the values that we ultimately realize upon their disposal.
The value of investments denominated or quoted in international currencies may decrease due to fluctuations in the relative rates of exchange between the currencies of different nations and by exchange control regulations.
      If we make investments denominated or quoted in foreign currencies, our investment performance may be negatively affected by a devaluation of that currency. Further, our investment performance may be negatively affected by currency exchange rates because the U.S. Dollar value of investments denominated or quoted in another currency may increase or decrease in response to changes in the value of the currency in relation to the U.S. Dollar.
Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.
      A substantial portion of our assets are classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets are directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.
      All of our repurchase agreements are subject to bilateral margin calls in the event that the collateral securing our obligations under those facilities exceeds or does not meet our collateralization requirements. The analysis of sufficiency of collateralization is undertaken daily and the thresholds for adjustment range from $100,000 to $500,000. As of September 30, 2005, on a net basis, the fair value of the collateral securing our obligations under repurchase agreements exceeded the amount of such obligations by approximately $131.5 million.

      A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.
The lack of liquidity in our investments may harm our business.
      We have made investments and, subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, expect to make additional investments, in securities that are not publicly traded. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments, such as subordinated MBS or investments in timber or power generating assets, may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Moreover, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or Hyperion Crystal River has or could be attributed with material non-public information regarding such business entity.
Failure to comply with negative covenants contained in our repurchase facilities agreements will limit available financing under these agreements.
      We obtain a significant portion of our funding through the use of repurchase facilities. Certain of our repurchase facility agreements include negative covenants, that if breached, may cause transactions to be terminated early. Except as noted below, the repurchase facility agreements do not include negative covenants other than those contained in the standard master repurchase agreement as published by the Bond Market Association. One of our master repurchase agreements provides that it may be terminated if, among other things, certain material decreases in net asset value occur, our chief executive officer ceases to be involved in the day-to-day operations of our Manager, we lose our REIT status or our Manager is terminated. An event of default or termination event under the standard master repurchase agreement or the additional provisions explained above would give our counterparty the option to terminate all repurchase transactions existing with us and make any amount due by us to the counterparty payable immediately. If we are required to terminate outstanding repurchase transactions and are unable to negotiate favorable terms of replacement financing, cash will be negatively impacted. This may reduce the amount of capital available for investing and/or may negatively impact our ability to distribute dividends. In addition, we may have to sell assets at a time when we might not otherwise choose to do so.
We may not be able to acquire eligible investments for a CDO issuance, or may not be able to issue CDO securities on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.
      We intend to continue to acquire debt instruments and finance them on a non-recourse long-term basis, such as through the issuance of CDOs. During the period that we are acquiring these assets, we intend to finance our purchases through relatively short-term credit facilities. We use short-term warehouse lines of credit to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.
A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our operating results.
      Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and have a negative impact on our operating results.
We may be exposed to environmental liabilities with respect to properties to which we take title, which could impair the performance of our investments and harm our operating results.
      In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
Our hedging transactions may not completely insulate us from interest rate risk.
      Subject to maintaining our qualification as a REIT, from time to time we engage in certain hedging transactions to limit our exposure to changes in interest rates and therefore may expose ourselves to risks associated with such transactions. We utilize instruments such as forward contracts and interest rate swaps, caps, collars and floors to seek to hedge against mismatches between the cash flows on our assets and the interest payments on our liabilities or fluctuations in the relative values of our portfolio positions, in each case resulting from changes in market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.
      The success of our hedging transactions will depend on Hyperion Crystal River’s ability to correctly predict movements of interest rates. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could expose us to unexpected economic losses in the future.
      The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. We expect that from time to time, in addition to the interest rate swaps into which we had entered as of September 30, 2005, we may in the future enter into currency swaps and forward contracts, cash flow swaps and credit default swaps as part of our hedging strategy.
      In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.
      Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances, e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could negatively impact our financial condition.
Prepayment rates could negatively affect the value of our MBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.
      In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage-backed securities portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

      Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of principal and interest related to certain of the MBS we own, those guarantees do not protect investors against prepayment risks.
Our Manager’s due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in its business, which could lead to investment losses.
      Before investing in a company, our Manager assesses the strength and skills of the company’s management and other factors that our Manager believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our Manager’s due diligence processes will uncover all relevant facts or that any current or future investment will be successful and not result in investment losses.
We may not be able to relet or renew leases of properties held by us on terms favorable to us.
      We are subject to the risk that upon expiration of leases for space located at any income-producing property, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than the expiring lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. If we are unable to relet or renew leases for all or substantially all of the space at any such properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if reserves for these purposes prove inadequate, we may be required to reduce or eliminate distributions to our stockholders.
Our insurance on our commercial real estate may not cover all losses.
      There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.
Any investments in timber assets will expose us to special risks.
      We may invest in timber assets. The demand for and supply of standing timber continually fluctuates, which leads to significant volatility in timber prices. Availability of timber supplies is influenced by many factors, including changes in weather patterns and harvest strategies of industry participants, pest infestations and forest fires. Such factors will impact the volume of any timber assets we may harvest and, as is typical in the industry, we will not maintain insurance for any loss of standing timber as a result of natural disasters. The timber industry is subject to extensive environmental regulation, including protected species regulation, which may restrict timber harvesting from time to time and may lead to increased costs of harvesting, all of which will impact the performance of any timber assets in which we invest.

Any investments in power generation assets will expose us to special risks.
      We may invest in power generation assets. The demand for and supply of electricity continually fluctuates, which leads to significant volatility in electricity prices both intra-day and seasonally. Availability of electricity is influenced by many factors, including production strategies of industry participants that take into account the cost and volume of energy inputs such as coal, uranium or gas required to generate electricity relative to the market price of electricity, adverse weather variations which affect primarily hydroelectric facilities, equipment failures, the current regulatory environment and availability of transmission, all of which will impact the performance of any power generation assets in which we invest.
Risks Related to This Offering
There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.
      Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.
      We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CRZ.” Listing on the New York Stock Exchange will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common stock will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell shares of our common stock; or

•	the prices that may be obtained for our common stock.
The market price and trading volume of our common stock may be volatile following this offering.
      Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.
      Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions to, or departures of, Hyperion Capital’s key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.
Broad market fluctuations could negatively impact the market price of our common stock.
      The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.
Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may cause a decline in the market price of our common stock.
      In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our incentive plan), or the perception that these sales could occur, could cause a material decline in the price of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.
Your interest in us may be diluted if we issue additional shares.
      Existing stockholders and potential investors in this offering do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we sell additional common stock in the future, sell securities that are convertible into common stock or issue shares of common stock, including shares issued as incentive compensation under our management agreement, or options exercisable for shares of common stock.

Future sales of shares of our common stock may depress the price of our shares.
      We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. We have agreed to file a shelf registration statement for the benefit of the holders of 17,400,000 shares of our common stock issued in the March 2005 private offering and not being sold in this offering (including 800,000 shares of our common stock that Brascan Asset Management purchased in that offering and 183,800 additional shares of our common stock that certain of our executive officers, directors and other parties related to Hyperion Capital and Brookfield purchased collectively in that offering) no later than December 10, 2005. In compliance with this agreement, concurrent with the filing of the registration statement of which this prospectus is a part, we are filing a resale shelf registration statement. We have also agreed to register 84,000 shares of restricted stock and 126,000 shares of common stock underlying options issued to Hyperion Crystal River upon completion of our March 2005 private offering, which our Manager subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us, and any shares of common stock issued to Hyperion Crystal River as incentive compensation under our management agreement. Our management agreement provides that 10% of Hyperion Crystal River’s incentive compensation is to be paid in shares of our common stock (provided that under our management agreement, Hyperion Crystal River may not receive payment of its incentive fee in shares of our common stock if such payment would result in Hyperion Crystal River owning directly or indirectly through one or more subsidiaries more than 9.8% of our common stock) and the balance in cash. Hyperion Crystal River may, in its sole discretion, elect to receive a greater percentage or all of its incentive compensation in the form of our common stock subject to certain ownership limitations. We also issued an aggregate of 3,500 shares of restricted stock to three of our independent directors under our 2005 stock incentive plan and may issue up to an additional 1,526,500 shares of common stock pursuant to our 2005 stock incentive plan. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.
You should not rely on lock-up agreements in connection with the private placement or this offering to limit the amount of common stock sold into the market.
      We will agree with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock for a period of 180 days following the date of this prospectus, subject to certain exceptions. Our directors and executive officers, members of our investment strategy committee and an affiliate of Brookfield that owns shares of our common stock will agree, with limited exceptions, for a period of 180 days after the date of this prospectus, and the selling stockholders will agree, with limited exceptions, for a period of 180 days after the date of this prospectus, that they will not, without the prior written consent of the representative of the underwriters, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock other than the shares of common stock sold by the selling stockholders in this offering.
      In addition, holders of 17,400,000 shares of our common stock issued in our March 2005 private offering have agreed not to sell their shares for a period of 180 days following the effective date of the registration statement of which this prospectus forms a part.
      Pursuant to the registration rights agreement we entered into in connection with our March 2005 private offering, the stockholders who own common stock sold in that private offering

and do not sell those shares in this offering, who in the aggregate will own approximately                      shares of our common stock immediately after this offering, have agreed, to the extent requested by us or an underwriter of our securities, not to sell any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock owned by them for a period ending 60 days following the date of any underwritten offering made pursuant to the resale shelf registration statement that we filed concurrently with the initial filing of the registration statement of which this prospectus is a part, except in specified circumstances.
      The representative of the underwriters may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. There are no present agreements between the underwriters and us or any of our executive officers, directors or stockholders releasing them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representative of the underwriters may waive these restrictions. If the restrictions under the lock-up agreements with members of our senior management, directors, members of our investment strategy committee and an affiliate of Brookfield are waived or terminated, or upon expiration of a lock-up period, approximately                      shares will be available for sale into the market at that time, subject only to applicable securities rules and regulations. These sales or a perception that these sales may occur could reduce the market price for our common stock.
We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions in the future.
      We expect to make quarterly distributions to our stockholders in amounts such that we distribute all or substantially all of our taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to make distributions may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors out of legally available funds and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder’s basis in its investment.
An increase in market interest rates may cause a material decrease in the market price of our common stock.
      One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions.

Investors in this offering will suffer immediate and substantial dilution.
      The initial public offering price of our common stock is substantially higher than what our net tangible book value per share will be immediately after this offering. Purchasers of our common stock in this offering will incur immediate dilution of approximately $                    in net tangible book value per share of our common stock, based on the mid-point of the price range for the shares to be sold in this offering.
Investing in our shares may involve an above average degree of risk.
      The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.
Risks Related to Our Organization and Structure
Our charter and bylaws contain provisions that may inhibit potential takeover bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.
      Our charter and bylaws contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•	There are ownership limits and restrictions on transferability and ownership in our charter. In order to qualify as a REIT for each taxable year after 2005, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year and our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist us in satisfying these tests, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock, subject to important exceptions. These restrictions may:

•	discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

•	result in shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary and thereby resulting in a forfeiture of ownership of the additional shares.

•	Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Our charter permits our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board of directors. Thus, our board of directors could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

•	Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

•	Staggered board. Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2006, 2007 and 2008. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders.

•	Our charter and bylaws contain other possible anti-takeover provisions. Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price.
Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.
      Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.
      In addition, our charter permits us to agree to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to stockholders.
      We, directly or through Hyperion Capital, Hyperion Crystal River or Brookfield may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Our management of investment funds could create a conflict of interest to the extent Hyperion Crystal River is aware of inside information concerning potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on behalf of the funds and to monitor funds invested. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of Hyperion Crystal River to make potentially profitable investments, which could negatively impact our operations. These limitations imposed by access to confidential information could therefore negatively affect the potential market price of our common stock and the ability to distribute dividends.
Tax Risks
Complying with REIT requirements may cause us to forego otherwise attractive opportunities.
      To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. Thus, compliance with the REIT requirements may hinder our investment performance.
Certain financing activities may subject us to U.S. federal income tax.
      We have not and currently do not intend to enter into any transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for federal income tax purposes. However, it is possible that in the future we may enter into transactions that will have that effect. If we enter into such a transaction at the REIT level, although the law on the matter is unclear, we might be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool that is allocable to the percentage of our stock held by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income. Disqualified organizations are permitted to own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool.
      In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.
      We operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and administrative interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we operate in such a manner so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.
      If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.
Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.
      In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our ordinary taxable income for that year;

•	95% of our capital gain net income for that year; and

•	100% our undistributed taxable income from prior years.
      We intend to distribute our net taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that domestic TRSs distribute their after-tax net income to their parent REIT or their stockholders and Crystal River Capital TRS Holdings, Inc., our TRS, may determine not to make any distributions to us.
      Our taxable income may substantially differ from our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.
Dividends payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.
      Legislation enacted in 2003 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.
Ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.
      In order for us to qualify as a REIT for each taxable year after our 2005 taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.
      This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.
Our ownership of and relationship with our TRS will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.
      A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.
      Our TRS, Crystal River Capital TRS Holdings, Inc., as a domestic TRS, will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. The aggregate value of the TRS stock and securities owned by us will be less than 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we monitor the value of our investments in TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with TRSs for the purpose of ensuring that they are entered into on arm’s length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that we will be able to comply with the 20% limitation discussed above or to avoid application of the 100% excise tax discussed above.
Complying with REIT requirements may limit our ability to hedge effectively.
      The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through Crystal River Capital TRS Holdings, Inc. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.
      A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were able to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us.
      It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in CDO transactions through our TRSs, subject to certain limitations as described below. To the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.
      At any time, the federal, state or local income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new tax law, regulation or administrative interpretation, or any amendment to any existing tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, tax law, regulation or administrative interpretation.

If we make distributions in excess of our current and accumulated earnings and profits, those distributions will be treated as a return of capital, which will reduce the adjusted basis of your stock, and to the extent such distributions exceed your adjusted basis, you may recognize a capital gain.
      Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. Although all of the distributions we made through September 30, 2005 represented distributions of earnings and profits and none represented a return of capital, if the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Some of the statements under “Prospectus Summary,” “Risk Factors,” “Distribution Policy,” “Business” and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.
      The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities markets or the general economy;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities;

•	changes in governmental regulations, tax law and rates and similar matters;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital;

•	changes in generally accepted accounting principles by standard-setting bodies;

•	availability of investment opportunities in real estate-related and other securities; and

•	the degree and nature of our competition.

USE OF PROCEEDS
      We estimate that the net proceeds we will receive from the sale of                      shares of our common stock in this offering will be approximately $        million (or approximately $        million if the underwriters fully exercise their over-allotment option of up to                      shares), in each case assuming a public offering price of $           per share, which is the mid-point of the range set forth on the cover of this prospectus, and after deducting underwriting discounts and commissions of approximately $        million (or approximately $        million if the underwriters fully exercise their over-allotment option of up to                      shares) and estimated offering expenses of approximately $        million payable by us.
      We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will, however, receive the exercise price upon the exercise, if any, of options to purchase shares of our common stock held by the selling stockholders. Although none of such options are currently exercisable, if all such options were exercised, we would receive proceeds of approximately $3.2 million.
      We plan to invest the net proceeds of this offering and the proceeds, if any, from the exercise by the selling stockholders of options to purchase shares of our common stock in accordance with our investment objectives and strategies described in this prospectus.

INSTITUTIONAL TRADING OF OUR COMMON STOCK
      There is no public trading market for our common stock. Shares of our common stock issued to qualified institutional buyers in connection with our March 2005 private offering are eligible for trading in The PORTALsm Market, or PORTAL, a subsidiary of The NASDAQ Stock Market, Inc., which permits secondary sales of eligible unregistered securities to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The following table shows the high and low sales prices for our common stock for each quarterly period since our common stock became eligible for trading on PORTAL:

	High Sales	Low Sales
	Price	Price

March 15, 2005 to March 31, 2005	*	*
April 1, 2005 to June 30, 2005	*	*
July 1, 2005 to September 30, 2005	*	*
October 1, 2005 to December 31, 2005	*	*
January 1, 2006 to February 28, 2006	*	*

*	To our knowledge, no trades of our common stock have occurred on PORTAL during this period.
     The information above regarding PORTAL prices may not be complete since we have access only to information regarding trades reported by our underwriters and not trades reported by other broker-dealers. Moreover, broker-dealers are not required to report all trades to PORTAL.
      As of February 28, 2006, we had 17,487,500 shares of our common stock issued and outstanding which were held by 13 holders of record. Cede & Co. is the holder of record for 17,400,000 of such shares and it holds such shares as nominee for The Depository Trust Company, which itself holds shares on behalf of approximately 600 beneficial owners of our common stock.

DISTRIBUTION POLICY
      We will elect and intend to qualify to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2005. Federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds in order to make distributions. Up to 20% of the value of a REIT’s assets may consist of investments in the securities of one or more TRSs. A domestic TRS, such as Crystal River Capital TRS Holdings, Inc., may retain its net income, and its earnings are subject to the 90% distribution requirement only to the extent the TRS actually distributes its earnings to the REIT. However, a foreign TRS generally is deemed to distribute its earnings to the REIT on an annual basis for federal income tax purposes, regardless of whether it actually distributes its earnings. For more information, please see “Federal Income Tax Consequences of Our Qualification as a REIT — Taxation of Our Company.”
      To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors out of legally available funds and will depend upon, among other things, our earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as our board of directors deems relevant. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. Although we do not anticipate earning a significant level of taxable income through our TRSs in comparison to our consolidated results of operations, if our TRSs generate taxable income, from time to time, in the discretion of management, such amounts, net of tax, may be distributed to us and, by extension, to our stockholders. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Risk Factors” beginning on page 18.
      We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits for federal income tax purposes, such distributions would generally be considered a return of capital for federal income tax purposes. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.
      On June 21, 2005, we declared a quarterly distribution of $0.25 per share of our common stock, payable on July 13, 2005, to stockholders of record as of June 30, 2005. In connection with that distribution, we distributed an aggregate of approximately $4.4 million from uninvested cash. In addition, on September 28, 2005, we declared a quarterly distribution of $0.575 per share of our common stock, payable on October 13, 2005, to stockholders of record as of September 30, 2005. In connection with that distribution, we distributed an aggregate of approximately $10.1 million, all of which was funded out of working capital. On December 23, 2005, we declared a quarterly distribution of $0.725 per share of our common stock, payable on December 30, 2005, to stockholders of record as of December 23, 2005. In connection with that distribution, we distributed an aggregate of approximately $12.7 million, all of which was funded out of working capital. All distributions through September 30, 2005 represented distributions of earnings and profits; none represented a return of capital. We cannot assure you that we will have sufficient cash available for future quarterly distributions at this level, or at all. See “Risk Factors.”

CAPITALIZATION
      The following table sets forth (1) our actual cash and capitalization at September 30, 2005 and (2) our cash and capitalization as adjusted to reflect the effects of the sale of our common stock in this offering at an assumed initial public offering price of $           per share, which is the mid-point of the range set forth on the cover of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the application of the net proceeds as described in “Use of Proceeds.” You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

	As of September 30, 2005

		As
	Actual(1)	Adjusted(2)

	(In thousands)
Assets:
Cash and cash equivalents	$38,781	$

Debt:
Debt — Repurchase agreements	$1,958,786		$1,958,786
Debt — Note payable, related party	35,000		35,000

Total debt	$1,993,786		$1,993,786
Stockholders’ equity:
Common stock, par value $0.001 per share; 500,000,000 shares authorized, 17,487,500 shares outstanding, actual and 500,000,000 shares authorized and shares outstanding, as adjusted	$17	$
Preferred stock, par value $0.001 per share; 100,000,000 shares authorized, no shares outstanding, actual and as adjusted	—		—
Additional paid-in capital	406,115
Accumulated other comprehensive loss	(9,328)
Declared distributions in excess of earnings	(1,629)

Total stockholders’ equity	$395,175	$

(1)	Includes 84,000 shares of restricted stock issued to Hyperion Crystal River upon completion of our March 2005 private offering which it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us. Does not include options to purchase 126,000 shares of our common stock that we granted to Hyperion Crystal River upon completion of our March 2005 private offering which were subsequently reallocated and transferred to certain persons who provide services to us. These shares and options will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of our March 2005 private offering. Includes an aggregate of 3,500 shares of restricted stock issued to three of our independent directors under our 2005 stock incentive plan. Does not include 1,526,500 shares of our common stock available for future issuance under our 2005 stock incentive plan. See “Management — 2005 Long-Term Incentive Plan.”

(2)	Assumes shares will be sold in this offering at an initial public offering price of $ per share, which is the mid-point of the range set forth on the cover of this prospectus, for net proceeds of approximately $ million after deducting the estimated underwriting discounts and commissions of approximately $ million and estimated offering expenses of approximately $ million.

DILUTION
      Purchasers of our common stock offered in this prospectus will experience immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. Our net tangible book value as of September 30, 2005 was approximately $395.2 million, or $22.60 per share of our common stock. Net tangible book value per share represents the amount of our total tangible assets minus our total liabilities, divided by the shares of our common stock that were outstanding on September 30, 2005. After giving effect to the sale of                      shares of our common stock in this offering at an assumed initial public offering price of $           per share, which is the mid-point of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value on September 30, 2005 would have been approximately $           million, or $           per share. This amount represents an immediate increase in net tangible book value of $           per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $           per share to new investors who purchase our common stock in this offering at an assumed initial public offering price per share of $          . The following table shows this immediate per share dilution:

Assumed initial public offering price per share	$
Net tangible book value per share on September 30, 2005, before giving effect to this offering	$
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share on September 30, 2005, after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$
      The discussion and table above include 84,000 shares of our common stock subject to restricted stock awards, which are not vested, and an aggregate of 3,500 shares of restricted stock issued to three of our independent directors under our stock incentive plan, which shares vested on the date of issue.

      The following table summarizes, as of September 30, 2005, the differences between the average price per share paid by our existing stockholders and by new investors purchasing shares of common stock in this offering at an assumed initial public offering price of $           per share, which is the mid-point of the range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering:

	Shares Purchased(1)		Total Consideration
					Average Price
	Number	Percent	Amount	Percent	Per Share

Existing stockholders(2)	17,487,500
New investors in this offering
Total

(1)	Assumes no exercise of the underwriters’ option to cover over-allotments and does not include 126,000 shares of our common stock issuable upon exercise of outstanding options.

(2)	Includes 84,000 shares of restricted stock issued to Hyperion Crystal River upon completion of our March 2005 private offering for which no consideration was paid. Also includes an aggregate of 3,500 shares of restricted stock issued to three of our independent directors under our 2005 stock incentive plan, which shares vested on the date of issue, for which no consideration was paid.
     If the underwriters fully exercise their over-allotment option, the number of shares of common stock held by existing holders will be reduced to      % of the aggregate number of shares of common stock outstanding after this offering, and the number of shares of common stock held by new investors will be increased to                     , or      %, of the aggregate number of shares of common stock outstanding after this offering.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
      In the table below, we provide you with selected historical consolidated financial information of Crystal River Capital, Inc. We have prepared this information using our consolidated financial statements for the period ended June 30, 2005 and the three month period ended September 30, 2005. The consolidated financial statements for the period ended June 30, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm. The consolidated financial statements for the three month period ended September 30, 2005 have not been audited.
      When you read this selected historical consolidated financial information, it is important that you read along with it the historical consolidated financial statements and related notes, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in this prospectus.

	Period from
	March 15, 2005
	(commencement	Three Months
	of operations)	Ended
	to June 30, 2005	September 30, 2005

	(In thousands, except share
	and per share data)
		(Unaudited)
Consolidated Income Statement Data:
Net interest income:
Interest income	$15,808	$28,879
Interest expense	7,645	17,978

Net interest income	8,163	10,901
Expenses:
Management fee expense to related party(1)	2,069	1,752
Professional services	723	604
Insurance expense	90	81
Other general and administrative expenses	457	69

Total expenses	3,339	2,506

Income before other revenues (expenses)	4,824	8,395
Other revenues (expenses):
Unrealized gain (loss) on derivatives	(4,370)	3,907
Realized gain on securities available for sale	—	4
Other	(17)	(17)

Net other revenues (expenses)	(4,387)	3,894

Net income	$437	$12,289
Net income per share — basic	$0.02	$0.70
Net income per share — diluted	$0.02	$0.70
Weighted-average number of shares outstanding — basic	17,487,500	17,487,500
Weighted-average number of shares outstanding — diluted	17,487,500	17,487,500
Cash dividends declared per common share	$0.25	$0.58

(1)	Includes $232 and $199, respectively, of stock based compensation.

	As of June 30, 2005	As of September 30, 2005

	(In thousands)
		(Unaudited)
Consolidated Balance Sheet Data:
Total assets	$1,965,177	$2,432,061
Debt — Repurchase agreements	1,436,547	1,958,786
Stockholders’ equity	400,576	395,175

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes to those statements included elsewhere in this prospectus.
Overview
      We are a specialty finance company formed on January 25, 2005 by Hyperion Capital, who may be deemed to be our promoter, to invest in real estate-related securities and various other asset classes. We commenced operations in March 2005. We will elect and intend to qualify to be taxed as a REIT for federal income tax purposes. We invest in financial assets and intend to construct an investment portfolio that is leveraged where appropriate to seek to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and to qualify for an exclusion from regulation under the Investment Company Act. We focus on the following asset classes:

•	Real estate-related securities, principally RMBS and CMBS;

•	Whole mortgage loans, bridge loans, B Notes and mezzanine loans; and

•	Other ABS, including CDOs, and consumer ABS.
      We completed a private offering of 17,400,000 shares of our common stock in March 2005 in which we raised net proceeds of approximately $405.6 million. We have fully invested the proceeds from the March 2005 private offering and, as of September 30, 2005, have a portfolio of RMBS and other alternative investments of approximately $2.4 billion. We are externally managed by Hyperion Crystal River. Hyperion Crystal River is a wholly-owned subsidiary of Hyperion Capital.
      We earn revenues and generate cash through our investments. We use a substantial amount of leverage to seek to enhance our returns. We finance each of our investments with different degrees of leverage. The cost of borrowings to finance our investments comprises a significant portion of our operating expenses. Our net income will depend, in large part, on our ability to control this particular operating expense in relation to our revenues.
      A variety of industry and economic factors may impact our financial condition and operating performance. These factors include:

•	interest rate trends,

•	rates of prepayment on mortgages underlying our MBS,

•	competition, and

•	other market developments.
      In addition, a variety of factors relating to our business may also impact our financial condition and operating performance. These factors include:

•	our leverage,

•	our access to funding and borrowing capacity,

•	our borrowing costs,

•	our hedging activities,

•	the market value of our investments, and

•	REIT requirements and the requirements to qualify for an exemption from regulation under the Investment Company Act.
Our Business Model
      Our income is generated primarily from the net spread, or difference, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. Our net interest income will vary based upon, among other things, the difference between the interest rates earned on our various interest-earning assets and the borrowing costs of the liabilities used to finance those investments. Other than our investments in RMBS, we generally attempt to match fund our assets in order to match the maturity of the investments with the maturity of the financing sources used to make such investments. Although we do not match fund agency ARMS due to their average 30 year maturities, we utilize interest rate swaps to hedge much of our interest rate exposure in our other MBS investments. In CDO financings, match funding is more likely as the cash flows from the collateral pool pays the interest on the debt securities issued by the CDO and interest rate swaps are utilized to convert fixed interest obligations to floating rate obligations inherent in the instruments comprising the collateral pool.
      We anticipate that, for any period during which our assets are not match-funded, such assets could reprice more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates could tend to decrease our net income and the market value of our assets, and could possibly result in operating losses for us or limit or eliminate our ability to make distributions to our stockholders.
      The yield on our assets may be affected by a difference between the actual prepayment rates and our projections. Prepayments on loans and securities may be influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we have acquired assets at a premium or discount, a change in prepayment rates may impact our anticipated yield. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain assets.
      In periods of declining interest rates, prepayments on our investments, including our RMBS, will likely increase. If we are unable to reinvest the proceeds of such prepayments at comparable yields, our net interest income may suffer. In periods of rising interest rates, prepayment rates on our investments, including our RMBS, will likely slow, causing the expected lives of these investments to increase. This may cause our net interest income to decrease as our borrowing and hedging costs rise while our interest income on those assets remain constant.
      While we use hedging to mitigate some of our interest rate risk, we do not hedge all of our exposure to changes in interest rates and prepayment rates, as there are practical limitations to our ability to insulate the portfolio from all of the negative consequences associated with changes in short-term interest rates while still seeking to provide an attractive net spread on our portfolio.
      In addition, our returns will be affected by the credit performance of our non-agency investments. If credit losses on our investments or the loans underlying our investments increase, it may have an adverse affect on our performance.

      Hyperion Crystal River is entitled to receive a base management fee that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. Accordingly, the payment of our management fee is a fixed cost and will not decline in the event of a decline in our profitability and may lead us to incur losses.
Trends
      We believe the following trends may also affect our business:
      Rising interest rate environment — interest rates have recently increased and we believe that interest rates may continue to increase. With respect to our existing MBS portfolio, which is heavily concentrated in 3/1 and 5/1 hybrid adjustable rate RMBS, we believe that such interest rate increases should result in decreases in our net interest income, as there is a timing mismatch between the reset dates on our MBS portfolio and the financing of these investments. We currently have invested and intend to continue to invest in hybrid adjustable-rate RMBS which are based on mortgages with interest rate caps. The financing of these RMBS is short term in nature and does not include the benefit of an interest rate cap. This mismatch should result in a decrease in our net interest income if rates increase sharply after the initial fixed rate period and our interest cost increases more than the interest rate earned on our RMBS due to the related interest rate caps. With respect to our existing and future floating rate investments, we believe such interest rate increases should result in increases in our net interest income because our floating rate assets are greater in amount than the related liabilities. Similarly, we believe such an increase in interest rates should generally result in an increase in our net interest income on future fixed rate investments made by us because our fixed rate assets would be greater in amount than our liabilities. However, we would expect that our fixed rate assets would decline in value in a rising interest rate environment and our net interest spreads on fixed rate assets could decline in a rising interest rate environment to the extent they are financed with floating rate debt. We have engaged in interest rate swaps to hedge a significant portion of the risk associated with increases in interest rates. However, because we do not hedge 100% of the amount of short-term financing outstanding, increases in interest rates should result in a decline in the value of our portfolio, net of hedges. Similarly, decreases in interest rates should result in an increase in the value of our portfolio.
      Flattening yield curve — short term interest rates have been increasing at a greater rate than longer term interest rates. For example, between December 31, 2004 and September 30, 2005, the yield on the three-month U.S. treasury bill increased by 133 basis points, while the yield on the three-year U.S. treasury note increased by only 95 basis points. With respect to our MBS portfolio, we believe that a continued flattening of the shape of the yield curve should result in decreases in our net interest income, as the financing of our MBS investments is usually shorter in term than the fixed rate period of our MBS portfolio, which is heavily weighted towards 3/1 and 5/1 hybrid adjustable rate RMBS. Similarly, we believe that a steepening of the shape of the yield curve should result in increases in our net interest income. A flattening of the shape of the yield curve results in a smaller gap between the rate we pay on the swaps and rate we receive. Furthermore, a continued flattening of the shape of the yield curve should result in a decrease in our hedging costs, since we pay a fixed rate and receive a floating rate under the terms of our swap agreements. Similarly, a steepening of the shape of the yield curve should result in an increase in our hedging costs.
      Prepayment rates — as interest rates increase, we believe that prepayment rates are likely to fall. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. Because we believe that interest rates are likely to continue to increase, we believe that MBS prepayment rates are likely to fall. If interest rates begin to fall, triggering an increase in prepayment rates, our current portfolio, which is heavily weighted towards hybrid adjustable-rate mortgages, would cause decreases in our net interest income relating to our MBS portfolio.
      Competition — we expect to face increased competition for our targeted investments. However, we expect that the size and growth of the market for these investments will continue to provide us with a variety of investment opportunities. In addition, we believe that bank lenders will continue their historical lending practices, requiring low loan-to-value ratios and high debt service coverages, which will provide opportunities to lenders like us to provide corporate mezzanine financing.
For a discussion of additional risks relating to our business see “Risk Factors” and “— Quantitative and Qualitative Disclosures About Risk.”
Critical Accounting Policies
      Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. These accounting principles require us to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on the experience of Hyperion Crystal River’s management and its analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements for a complete discussion of our accounting policies. Under different conditions, we could report materially different amounts arising under these critical accounting policies. We have identified our most critical accounting policies to be the following:

Investment Consolidation
      For each investment we make we evaluate the underlying entity that issued the securities we acquired or to which we made a loan in order to determine the appropriate accounting. We refer to guidance in Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and FASB Interpretation No. (FIN) 46R, Consolidation of Variable Interest Entities, in performing our analysis. FIN 46R addresses the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns (“variable interest entities” or “VIEs”). Variable interest entities within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both.
      Our ownership of the subordinated classes of CMBS from a single issuer gives us the right to control the foreclosure/workout process on the underlying loans (“Controlling Class CMBS”). FIN 46R has certain scope exceptions, one of which provides that an enterprise that holds a variable interest in a qualifying special-purpose entity (“QSPE”) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS 140 provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust’s QSPE status can be impacted in future periods by activities by its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent our CMBS investments were issued by a trust that meets the requirements to be considered a QSPE, we record the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, we follow the guidance set forth in FIN 46R as the trusts would be considered VIEs.
      We have analyzed the governing pooling and servicing agreements for each of our subordinated class CMBS and RMBS and believe that the terms are industry standard and are consistent with the QSPE criteria. However, given uncertainty with respect to QSPE treatment due to ongoing review by accounting standard setters (including the FASB’s project to amend SFAS 140 and the recently added FASB project on servicer discretion in a QSPE), potential actions by various parties involved with the QSPE, as discussed above, as well as varying and evolving interpretations of the QSPE criteria under SFAS 140, we have also analyzed the investments as if the trusts are not qualifying. Using the fair value approach to compute expected losses and expected residual returns, we have concluded that we would not be the primary beneficiary under FIN 46R of any of the underlying trusts.
      The primary difference between the fair value method, which we utilized in our analysis, and the cash flow method is the difference in the yield curves used to discount projected cash flow outcomes. The fair value method uses multiple yield curves, representing possible interest rate environments at the time the cash is distributable, while the cash flow method uses only the current yield curve on the evaluation date. We believe that the fair value method, in which we apply a discount to correct for differences in payments, more clearly reflects the risks of ownership to the portfolio as it states the market value risk that the company incurs under various interest rate scenarios, factoring in the long repayment period and the timing of cash flows. There are no differences in the projected cash flows used under the fair value method and the cash flow method. In computing cash flows, we identified various combinations of interest rate and credit scenarios and computed cash flows for each of the tranches of a particular security for each scenario. These cash flow scenarios are discounted based on the prevalent interest rate and weighted by probability of occurrence to arrive at an expected value. Lastly, the risks absorbed by the variable holders are then compared to the risks absorbed by all of the security’s classes.
      The non-investment grade and unrated tranches of the CMBS owned by us provide credit support to the more senior classes of the related commercial securitizations. Cash flow from the underlying mortgages generally is allocated first to the senior tranches, with the most senior tranches having a priority right to the cash flow. Any remaining cash flow is allocated, generally, among the other tranches in order of their relative seniority. To the extent there are defaults and unrecoverable losses on the underlying mortgages resulting in reduced cash flows, the remaining CMBS classes will bear such losses in order of their relative subordination.
      We are aware that a proposed FASB Staff Position, FIN 46(R)-c, “Determining the Variability to Be Considered In Applying FASB Interpretation No. 46(R)” (the “Proposed Staff Position”) has been issued. If the Proposed Staff Position is adopted in its current form, it may result in us excluding interest rate risk as a variable when we perform our FIN 46 analysis to determine the expected losses and residual returns and which party, if any, is the primary beneficiary in our Controlling Class CMBS and RMBS investments.
      We considered the proposed guidance identified above by the Proposed Staff Position, and note that our Controlling Class CMBS and RMBS investments have both senior and subordinate interests. We believe that the subordination is substantively consistent with the discussion in the footnote to paragraph 13 of FIN 46(R)-c because our junior tranche investments absorb expected losses prior to the senior interests not held by us. Further, because we hold the most junior tranche in the Controlling Class CMBS and RMBS investments, the amount of subordination in relation to the overall expected losses is significant.
      We believe that if FIN 46(R)-c is adopted as it is currently proposed, credit risk will be determined to be substantive given the design of the Controlling Class CMBS and RMBS investments. Therefore, evaluation of whether we are the primary beneficiary in accordance with FIN 46(R)-c will be based upon credit risk assumptions and will not include interest rate risk. Application of FIN 46(R)-c without the inclusion of interest rate risk to the Controlling Class CMBS and RMBS investments will result in our being the primary beneficiary as greater than 50% of the losses and residual returns will typically be allocated to us. We would be required to consolidate the Controlling Class CMBS and RMBS investments’ assets, liabilities and results of operations in our financial statements.
      FIN 46(R)-c if adopted as currently proposed, would be prospectively applied to entities in which we first become involved after the effective date, and would be applied to all existing entities with which we are involved if and when a “reconsideration event” (as described in FIN 46) occurs.
      For illustrative purposes, we have presented the following pro forma balance sheet as of September 30, 2005 and pro forma statements of income for the period March 15, 2005 (commencement of operations) to June 30, 2005 and for the three months ended September 30, 2005 as if the Controlling Class CMBS and RMBS investments had been consolidated under FIN 46(R)-c as of the beginning of each period presented.
Crystal River Capital, Inc.
Pro Forma Balance Sheet
September 30, 2005
(In thousands)
(Unaudited)

Total assets	$25,795,575	(1)

Total liabilities	2,036,886
Minority interest in CMBS and RMBS entities	23,363,514	(1)
Total stockholders’ equity	395,175

Total liabilities and stockholders’ equity	$25,795,575

(1)	Crystal River obtained from the respective trustees copies of the collateral balances as of September 30, 2005 for each of the CMBS and RMBS pools in which it owns an investment in the Controlling Class ($23,627,911) and subtracted the fair value of its investments as of such date ($264,397) to derive the minority interest in CMBS and RMBS entities as of September 30, 2005 ($23,363,514).

Crystal River Capital, Inc.
Pro Forma Income Statement
For the period March 15, 2005 (commencement of operations)
to June 30, 2005
(In thousands)
(Unaudited)

Interest income	$176,038	(2)

Total expenses	10,984

Income before other revenue (expenses) and minority interest	165,054
Total other revenue (expenses)	(4,387)

Income before minority interest	160,667
Minority interest in CMBS and RMBS entities	(160,230	)(2)

Net income	$437

(2)	Crystal River obtained from the respective trustees copies of the interest income balances for the period March 15, 2005 to June 30, 2005 for each of the CMBS and RMBS pools in which it owns an investment in the Controlling Class ($162,482) and subtracted the interest income for its investments for such period ($2,252) to derive the interest income of $160,230. Such amount also represents the minority interest in CMBS and RMBS entities as we have no contractual right to such interest income.
Crystal River Capital, Inc.
Pro Forma Income Statement
For the period July 1, 2005 to September 30, 2005
(In thousands)
(Unaudited)

Interest income	$272,254	(3)

Total expenses	20,484

Income before other revenue (expenses) and minority interest	251,770
Total other revenue (expenses)	3,894

Income before minority interest	255,664
Minority interest in CMBS and RMBS entities	(243,375	)(3)

Net income	$12,289

(3)	Crystal River obtained from the respective trustees copies of the interest income balances for the period July 1, 2005 to September 30, 2005 for each of the CMBS and RMBS pools in which it owns an investment in the Controlling Class ($247,718) and subtracted the interest income for its investments for such period ($4,343) to derive the interest income of $243,375. Such amount also represents the minority interest in CMBS and RMBS entities as we have no contractual right to such interest income.
     The financing structures that we offer to our borrowers on certain of our loans involve the creation of entities that could be deemed VIEs and, therefore, could be subject to FIN 46R. We have evaluated these entities and have concluded that none of them are VIEs that are subject to consolidation under FIN 46R.

Revenue Recognition
      The most significant source of our revenue comes from interest income on our securities and loan investments. Interest income on loans and securities investments is recognized over the life of the investment using the effective interest method. Mortgage loans will generally be originated or purchased at or near par value and interest income will be recognized based on the contractual terms of the debt instrument. Any loan fees or acquisition costs on originated loans will be deferred and recognized over the term of the loan as an adjustment to the yield. Interest income on MBS is recognized on the effective interest method as required by EITF 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets. Under EITF 99-20, management estimates, at the time of purchase, the future expected cash flows and determines the effective interest rate based on these estimated cash flows and our purchase prices. Subsequent to the purchase and on a quarterly basis, these estimated cash flows are updated and a revised yield is calculated based on the current amortized cost of the investment. In estimating these cash flows, there are a number of assumptions that are subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls have to be estimated due to delinquencies on the underlying mortgage loans and the timing and magnitude of credit losses on the mortgage loans underlying the securities. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management’s estimates and our interest income. When current period cash flow estimates are lower than the previous period and fair value is less than an asset’s carrying value, we will write down the asset to fair market value and record an impairment charge in current period earnings.
      Through its extensive experience in investing in MBS, Hyperion Capital has developed models based on historical data in order to estimate the lifetime prepayment speeds and lifetime credit losses for pools of mortgage loans. The models are based primarily on loan characteristics, such as loan-to-value ratios (LTV), credit scores, loan type, loan rate, property type, etc., and also include other qualitative factors such as the loan originator and servicer. For credit losses, the models also assume a certain level of stress to prevailing employment rates and housing prices. Once the models have been used to project the base case prepayment speeds and to project the base case cumulative loss, those outputs are used to create yield estimates and to project cash flows.
      Since mortgage assets amortize over long periods of time (i.e., 30 years in the case of RMBS assets or 10 years in the case of CMBS assets), the expected lifetime prepayment experience and the expected lifetime credit losses projected by the models are subject to modification in light of actual experience assessed from time to time. For each of the purchased mortgage pools, our Manager tracks the actual monthly prepayment experience and the monthly loss experience, if any. To the extent that the actual performance trend over a 6-12 month period of time does not reasonably approximate the expected lifetime trend, in consideration of the seasoning of the asset, our Manager will make adjustments to the assumptions and revise yield estimates and projected cash flows.
      The following hypothetical example reflects the impact of a change in the historical prepayment experience:

Assumptions:

Price = 101.75% of par

Current Face = $1,000,000

Investment at cost =$1,017,500

Constant
Prepayment
Rate	Yield	Annual Income	Percent Difference

6%	5.54%	$57,129.30	14%
15%	5.09%	$52,481.09	5%
20%	4.85%	$49,978.37	0%
40%	3.97%	$40,754.16	(18)%
60%	3.06%	$31,394.35	(37)%

Loan Loss Provisions
      We purchase and originate mezzanine loans and commercial mortgage loans to be held as long-term investments. We evaluate each of these loans for possible impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Upon determination of impairment, we will establish a reserve for loan losses and a corresponding charge to earnings through the provision for loan losses. Significant judgments are required in determining impairment, which include assumptions regarding the value of the real estate or partnership interests that secure the mortgage loans.

Valuations of MBS and ABS
      Our MBS and ABS have fair values as determined with reference to price estimates provided by independent pricing services and dealers in the securities. Different judgments and assumptions used in pricing could result in different presentations of value.
      When the fair value of an available-for-sale security is less than its amortized cost for an extended period, we consider whether there is an other-than-temporary impairment in the value of the security. If, in our judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and the unrealized loss is transferred from accumulated other comprehensive loss as an immediate reduction of current earnings (as if the loss had been realized in the period of other-than-temporary impairment). The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss realization.
      We consider the following factors when determining an other-than-temporary impairment for a security or investment:

•	The length of time and the extent to which the market value has been less than the amortized cost;

•	Whether the security has been downgraded by a rating agency; and

•	Our intent to hold the security for a period of time sufficient to allow for any anticipated recovery in market value.
      The determination of other-than-temporary impairment is made at least quarterly. If we determine an impairment to be other than temporary we will need to realize a loss that would have an impact on future income. We have net unrealized holding losses on our available-for-sale securities of approximately $17.1 million as of September 30, 2005, none of which we believe to be other-than-temporary.

Repurchase Agreements
      In certain circumstances, we have financed the purchase of securities from a counterparty through a repurchase agreement with the same counterparty pursuant to which we pledge the purchased securities. Currently, we record the acquisition of these securities as assets and the related borrowing under repurchase agreements as financing liabilities on our consolidated balance sheet with changes in the fair value of the securities being recorded as a component of other comprehensive income in stockholders’ equity. Interest income earned on the securities and interest expense incurred on the repurchase obligations are reported separately on our consolidated income statement. As of September 30, 2005 we had entered into 38 such transactions, and our September 30, 2005 balance sheet included approximately $804.4 million of such securities and approximately $697.2 million of such repurchase agreement liabilities.
      It has come to our attention and to the attention of other market participants, as well as our repurchase agreement counterparties, that SFAS 140 may require a different accounting treatment for such transactions. Under SFAS 140, transactions in which we acquire securities from a counterparty that are financed through a repurchase agreement with the same counterparty will not qualify as a purchase by us if we are not able to conclude that the securities purchased have been legally isolated from the counterparty. If the acquisitions do not qualify as a purchase of securities under SFAS 140, we would not be permitted to include the securities purchased and repurchase agreements on a gross basis on our balance sheet. Additionally, we would not be able to report on a gross basis on our income statement the related interest income earned and interest expense incurred. Instead, we would be required to present the net investment on our balance sheet together with an embedded derivative with the corresponding change in fair value of the derivative being recorded in our income statement. The value of the derivative would reflect not only changes in the value of the underlying securities, but also changes in the value of the underlying credit provided by the counterparty. Although we believe our accounting for these transactions is appropriate, we will continue to evaluate our position as the interpretation of this issue among industry participants and standard setters evolves.

Accounting For Derivative Financial Instruments and Hedging Activities
      Our policies permit us to enter into derivative contracts, including interest rate swaps and interest rate swap forwards, as a means of mitigating our interest rate risk on forecasted interest expense associated with the benchmark rate on forecasted rollover/reissuance of repurchase agreements, or hedged items, for a specified future time period. We currently intend to use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.
      At September 30, 2005, we were a party to 41 interest rate swaps with a notional par value of approximately $1,180.5 million and an intrinsic gain of approximately $7.4 million. We entered into these interest rate swaps to seek to mitigate our interest rate risk for the specified future time period, which is defined as the term of the swap contracts. Based upon the market value of these interest rate swap contracts, our counterparties may request additional margin collateral or we may request additional collateral from our counterparties to ensure that appropriate margin account balance is maintained at all times through the expiration of the contracts.
      We account for derivative and hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, or SFAS 133. SFAS 133 requires recognizing all derivative instruments as either asset or liabilities in the balance sheet at fair value. The accounting for changes in fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivatives instruments that are designated and qualify as hedging instruments, we must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. We have no fair value hedges or hedges of a net investment in foreign operations.
      For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (for example, in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain (loss) on the derivative instrument in excess of the cumulative changes in the present value of future cash flows of the hedged item, if any, is recognized in the realized and unrealized gain (loss) on derivatives in current earnings during the period of change. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in realized and unrealized gain (loss) on derivatives in the current earnings during the period of change. Income and/or expense from interest rate swaps are recognized as a net adjustment to interest expense. We account for income and expense from interest rate swaps on an accrual basis over the period to which the payment and/or receipt relates.
      As of September 30, 2005, we had no credit default swaps, or CDS; however, we anticipate entering into CDS in the future. The fair value of the CDS depends on a number of factors, primarily premium levels which are dependent on interest rate spreads. The CDS contracts are valued using internally developed and tested market-standard pricing models which calculate the net present value of differences between future premium on currently quoted market CDS and the contractual futures premiums on our CDS contracts.

Income Taxes
      We operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders. In addition, Crystal River TRS Holdings, Inc., our TRS, is subject to corporate-level income taxes.
Financial Condition
      All of our assets at September 30, 2005 were acquired with the net proceeds of approximately $405.6 million from our March 2005 private offering of 17,400,000 shares of our common stock and our use of leverage.

Mortgage-Backed Securities
      Some of our mortgage investment strategy involves buying higher coupon, higher premium bonds, which takes on more prepayment risk (particularly call or shortening risk) than lower dollar-priced strategies. However, we believe that the potential benefits of this strategy include higher income, wider spreads, and lower hedging costs due to the shorter option-adjusted duration of the higher coupon security.

      The table below summarizes our MBS investments at September 30, 2005:

	RMBS	CMBS

	(In thousands)
Amortized cost	$2,056,265	$160,667
Unrealized gains	639	1,177
Unrealized losses	(16,871)	(2,371)

Fair value	$2,040,033	$159,473
      As of September 30, 2005, the RMBS and CMBS in our portfolio were purchased at a net discount to their par value and our portfolio had a weighted-average amortized cost of 96.3% and 58.9% of face amount, respectively. The RMBS and CMBS were valued below par at September 30, 2005 because we are investing in lower-rated bonds in the credit structure. Certain of the securities held at September 30, 2005 are valued below cost. We do not believe any such securities are other than temporarily impaired at September 30, 2005.
      Our MBS holdings were as follows at September 30, 2005:

			Weighted Average
						Constant
	Par	Estimated		Months	Yield to	Prepayment
	Amount	Fair Value	Coupon	to Reset(1)	Maturity	Rate

	(In thousands)
RMBS:
Non-Agency:
Prime 5/1 adjustable rate	$240,699	$241,567	5.28%	46.5	5.22%	32.88%
Prime	193,201	128,546	5.86	21.1	14.33	25.00
Subprime	115,607	105,424	5.65	11.4	9.29	43.77

Agency:
3/1 hybrid adjustable rate	323,394	321,453	4.35	26.3	4.94	40.66
5/1 hybrid adjustable rate	1,245,524	1,243,043	4.78	51.3	4.92	34.17

Total RMBS	2,118,425	2,040,033	4.91	42.3	5.78	34.92
CMBS
Below investment grade	271,090	159,473	4.78		10.26

(1)	Represents number of months before conversion to floating rate.
     The table below summarizes the credit ratings of our MBS investments at September 30, 2005:

	RMBS	CMBS

	(In thousands)
AAA	$1,806,063	$—
AA	—	—
A	19,940	—
BBB	45,799	33,170
BB	99,515	61,514
B	52,373	38,124
Not rated	16,343	26,665

Total	$2,040,033	$159,473

      Actual maturities of RMBS are generally shorter than stated contractual maturities, as they are affected by the contractual lives of the underlying mortgages, periodic payments of principal, and prepayments of principal. The stated contractual final maturity of the mortgage loans underlying our portfolio of RMBS ranges up to 30 years, but the expected maturity is subject to change based on the prepayments of the underlying loans. As of September 30, 2005, the average final contractual maturity of the mortgage portfolio is 2035.
      The constant prepayment rate, or CPR, attempts to predict the percentage of principal that will be prepaid over the next 12 months based on historical principal paydowns. As interest rates rise, the rate of refinancings typically declines, which we believe may result in lower rates of prepayment and, as a result, a lower portfolio CPR.
      As of September 30, 2005, some of the mortgages underlying our RMBS had fixed interest rates for the weighted-average lives of approximately 43 months, after which time the interest rates reset and become adjustable. The average length of time until contractual maturity of those mortgages as of September 30, 2005 was 30 years.
      After the reset date, interest rates on our hybrid adjustable rate RMBS securities float based on spreads over various LIBOR indices. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the applicable security, known as a lifetime cap. The weighted average lifetime cap for the portfolio is an increase of 5.37%; the weighted average maximum increases and decreases are 1.96%. Additionally, the weighted average maximum increases and decreases for agency hybrid RMBS in the first year that the rates are adjustable are 3.5%.
      The following table summarizes our RMBS and our CMBS according to their estimated weighted average life classifications as of September 30, 2005:

	RMBS		CMBS

Weighted Average Life	Fair Value	Amortized Cost	Fair Value	Amortized Cost

	(In thousands)
Less than one year	$32,547	$32,772	$—	$—
Greater than one year and less than five years	1,517,655	1,531,229	—	—
Greater than five years	489,830	492,264	159,473	160,667

Total	$2,040,032	$2,056,265	$159,473	$160,667
      The estimated weighted-average lives of the MBS in the tables above are based upon prepayment models obtained through subscription-based financial information service providers. The prepayment model considers current yield, forward yield, steepness of the yield curve, current mortgage rates, the mortgage rate of the outstanding loan, loan age, margin and volatility.
      The actual weighted-average lives of the MBS in our investment portfolio could be longer or shorter than the estimates in the table above depending on the actual prepayment rates experienced over the lives of the applicable securities and are sensitive to changes in both prepayment rates and interest rates.

Other Fixed Income Securities
      At September 30, 2005, we classified certain short-term non-MBS as available-for-sale. These investments were reported at fair value. These investments are periodically reviewed for other-than-temporary impairment, but their contractual lives are short term in nature.

Equity Securities
      Our investment policies allow us to acquire equity securities, including common and preferred shares issued by other real estate investment trusts. At September 30, 2005, we did not hold any equity securities.
      These investments above are classified as available for sale and thus carried at fair value on our balance sheet with changes in fair value recognized in accumulated other comprehensive income until realized.

Real Estate Loans
      At September 30, 2005, our real estate loans are reported at cost. These investments are periodically reviewed for impairment. As of September 30, 2005, there was no impairment in our real estate loans.

Interest and Principal Paydown Receivable
      At September 30, 2005, we had interest and principal paydown receivable of approximately $26.9 million, of which approximately $0.3 million related to interest that had accrued on securities prior to our purchase of such securities. The total interest and principal paydown receivable amount consisted of approximately $21.2 million relating to our MBS and approximately $5.7 million relating to other investments.

Hedging Instruments
      There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates. We generally intend to hedge as much of the interest rate risk as Hyperion Crystal River determines is in the best interests of our stockholders, after considering the cost of such hedging transactions and our desire to maintain our status as a REIT. Our policies do not contain specific requirements as to the percentages or amount of interest rate risk that our manager is required to hedge.
      As of September 30, 2005, we had engaged in interest rate swaps and interest rate swap forwards as a means of mitigating our interest rate risk on forecasted interest expense associated with repurchase agreements for a specified future time period, which is the term of the swap contract. An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based upon a notional amount of principal. Under the most common form of interest rate swap, a series of payments calculated by applying a fixed rate of interest to a notional amount of principal is exchanged for a stream of payments similarly calculated but using a floating rate of interest. This is a fixed-floating interest rate swap. We hedge our floating rate debt by entering into fixed-floating interest rate swap agreements whereby we swap the floating rate of interest on the liability we are hedging for a fixed rate of interest. An interest rate swap forward is an interest rate swap based on an interest rate to be set at an agreed future date. As of September 30, 2005, we were a party to interest rate swaps with maturities ranging from one year to ten years with a notional par amount of approximately $1,180.5 million. Under the swap agreements in place at September 30, 2005, we receive interest at rates that reset periodically, generally every three months, and pay a rate fixed at the initiation of and for the life of the swap agreements. The current market value of interest rate swaps is heavily dependent on the current market fixed rate, the corresponding term structure of floating rates (known as the yield curve) as well as the expectation of changes in future floating rates. As expectations of future floating rates change, the market value of interest rate swaps changes. Based on the daily market value of those interest rate swaps and interest rate swap forward contracts, our counterparties may request additional margin collateral or we may request additional collateral from our counterparties to ensure that an appropriate margin account balance is maintained at all times through the maturity of the contracts. At September 30, 2005, the unrealized gain on interest rate swap contracts was $7.4 million due to an increase in prevailing market interest rates.

Liabilities
      We have entered into repurchase agreements to finance some of our purchases of RMBS. These agreements are secured by our RMBS and bear interest rates that have historically moved in close relationship to LIBOR. As of September 30, 2005, we had established nine borrowing relationships with various investment banking firms and other lenders. As of September 30, 2005, we had utilized eight of those relationships.
      At September 30, 2005, we had outstanding approximately $2.0 billion of liabilities pursuant to repurchase agreements with weighted-average current borrowing rates of 3.82% all of which have maturities of between 7 and 686 days. We intend to seek to renew these repurchase agreements as they mature under the then-applicable borrowing terms of the counterparties to the repurchase agreements. At September 30, 2005, the repurchase agreements were secured by RMBS and real estate loans with an estimated fair value of approximately $2.1 billion and had weighted-average maturities of 43 days. The net amount at risk, defined as fair value of the collateral, minus repurchase agreement liabilities and plus accrued interest expense, with all counterparties was approximately $128.7 million at September 30, 2005. One of the repurchase agreements is a $275.0 million master repurchase agreement with Wachovia Bank, that has a two year term with a one year renewal option at Wachovia Bank’s discretion. The Wachovia Bank master repurchase agreement provides for the purchase, sale and repurchase of, commercial and residential mortgage loans, commercial mezzanine loans, B notes, participation interests in the foregoing, commercial mortgage-backed securities and other mutually agreed upon collateral and bears interest at the varying rates over LIBOR based upon the type of asset included in the repurchase obligation.
      In certain circumstances, we have financed the purchase of securities from a counterparty through a repurchase agreement with the same counterparty pursuant to which we pledge the purchased securities. Currently, we record the acquisition of these securities as assets and the related borrowing under repurchase agreements as financing liabilities on our consolidated balance sheet with changes in the fair value of the securities being recorded as a component of other comprehensive income in stockholders’ equity. Interest income earned on the securities and interest expense incurred on the repurchase obligations are reported separately on our consolidated income statement. As of September 30, 2005 we had entered into 38 such transactions, and our September 30, 2005 balance sheet included approximately $804.4 million of such securities and approximately $697.2 million of such repurchase agreement liabilities.
      It has come to our attention and to the attention of other market participants, as well as our repurchase agreement counterparties, that SFAS 140 may require a different accounting treatment for such transactions. Under SFAS 140, transactions in which we acquire securities from a counterparty that are financed through a repurchase agreement with the same counterparty will not qualify as a purchase by us if we are not able to conclude that the securities purchased have been legally isolated from the counterparty. If the acquisitions do not qualify as a purchase of securities under SFAS 140, we would not be permitted to include the securities purchased and repurchase agreements on a gross basis on our balance sheet. Additionally, we would not be able to report on a gross basis on our income statement the related interest income earned and interest expense incurred. Instead, we would be required to present the net investment on our balance sheet together with an embedded derivative with the corresponding change in fair value of the derivative being recorded in our income statement. The value of the derivative would reflect not only changes in the value of the underlying securities, but also changes in the value of the underlying credit provided by the counterparty. Although we believe our accounting for these transactions is appropriate, we will continue to evaluate our position as the interpretation of this issue among industry participants and standard setters evolves.
      At September 30, 2005, we had dividends payable of $10.1 million for our quarterly distribution of $0.575 per share declared on September 28, 2005 and payable on October 13, 2005 to stockholders of record on September 30, 2005.

Stockholders’ Equity
      Stockholders’ equity at September 30, 2005 was approximately $395.2 million and included $17.1 million of unrealized losses on securities available for sale and $7.7 million of unrealized gains on cash flow hedges presented as a component of accumulated other comprehensive loss.
Results of Operations For the Three Months Ended September 30, 2005

Summary
      Our net income for the period was $12.3 million or $0.70 per weighted-average basic and diluted share outstanding.

Net Interest Income
      Net interest income for the period was $10.9 million. Gross interest income of $28.9 million primarily consisted of $27.3 million of interest income from MBS. Interest expense of $18.0 million consisted primarily of $16.2 million related to repurchase agreements and $1.5 million related to interest rate swaps.

Expenses
      Expenses for the period totaled $2.5 million, which consisted primarily of base management fees of approximately $1.6 million, amortization of approximately $0.2 million related to the restricted stock and options granted to our Manager and professional fees of $0.6 million.
      Our Manager has waived its right to request reimbursement from us of third-party expenses that it incurred through December 31, 2005, which amount otherwise would have been required to be reimbursed. The management agreement with Hyperion Crystal River, which was negotiated before our business model was implemented, provides that we will reimburse our Manager for certain third party expenses that it incurs on our behalf, including rent and utilities. Hyperion Capital incurs such costs and did not allocate any such expenses to our Manager in 2005 as our Manager’s use of such services were deemed to be immaterial. In 2006, Hyperion Capital will reevaluate whether any such rent and utility costs will be allocated to our Manager and if so, we will be responsible for reimbursing such costs allocable to our operations absent any further waiver of reimbursement by our Manager.

Other Revenues (Expenses)
      Other revenues (expenses) for the period totaled approximately $3.9 million, which consisted primarily of realized and unrealized gains on derivatives.

Results of Operations For the Period from March 15, 2005 (commencement of operations) to June 30, 2005

Summary
      Our net income for the period was $0.4 million or $0.02 per weighted-average basic and diluted share outstanding.

Net Interest Income
      Net interest income for the period was $8.2 million. Gross interest income of $15.8 million primarily consisted of $15.4 million of interest income from MBS. Interest expense of $7.6 million consisted of $6.2 million related to repurchase agreements and $1.4 million related to interest rate swaps.

Expenses
      Expenses for the period totaled $3.3 million, which consisted primarily of base management fees of approximately $1.8 million, amortization of approximately $0.2 million related to restricted stock and options granted to our Manager, professional fees of $0.7 million and start-up costs of $0.3 million. Our Manager has waived its right to request reimbursement from us of third-party expenses that it incurred through December 31, 2005, which amount otherwise would have been required to be reimbursed.

Other Revenues (Expenses)
      Other revenues (expenses) for the period totaled approximately $4.4 million, which consisted primarily of $0.1 million of realized losses related to the settlement of nine interest rate swap transactions and $4.3 million of unrealized losses on derivatives.
Liquidity and Capital Resources
      We held cash and cash equivalents of approximately $38.8 million at September 30, 2005, which excludes restricted cash of approximately $0.6 million that is used to collateralize certain of our repurchase facilities.
      Our operating activities provided cash flows of approximately $4.8 million during the period from March 15, 2005 (commencement of operations) to June 30, 2005 primarily as a result of net income of $0.4 million and the excess of interest expense payments that were recognized but not yet paid over interest income receipts that were recognized but not yet received.
      Our operating activities provided cash flows of approximately $12.3 million during the three months ended September 30, 2005 primarily as a result of net income of $12.3 million and the excess of interest expense payments that were recognized but not yet paid over interest income receipts that were recognized but not yet received.
      Our investing activities used cash flows of $1,823.1 million during the period from March 15, 2005 (commencement of operations) to June 30, 2005 primarily from the purchase of securities available for sale of $1,824.5 million and the funding or purchase of real estate loans totaling $38.2 million, partially offset by receipt of principal paydowns on securities available for sale of approximately $41.6 million.
      Our investing activities used cash flows of $548.0 million during the three months ended September 30, 2005 primarily from the purchase of securities available for sale of $612.2 mil-

lion and the funding or purchase of real estate loans totaling $77.3 million, partially offset by receipt of principal paydowns on securities available for sale of approximately $126.5 million and $13.0 million from the sale of securities available for sale and real estate loans.
      Our financing activities provided cash flows of $1,838.5 million during the period from March 15, 2005 (commencement of operations) to June 30, 2005 primarily from the issuance of common stock, net of offering costs, of $405.6 million, net proceeds from borrowings under repurchase agreements of $1,436.5 million.
      Our financing activities provided cash flows of $554.2 million during the three months ended September 30, 2005 primarily from the net proceeds from borrowings under repurchase agreements of $522.2 million and net proceeds of $35.0 million from borrowings under a note payable to a related party, partially offset by dividends paid to stockholders of $4.4 million.
      Our source of funds as of September 30, 2005, excluding our March 2005 private offering, consisted of net proceeds from repurchase agreements totaling approximately $2.0 billion with a weighted-average current borrowing rate of 3.82%, which we used to finance the acquisition of securities available for sale. We expect to continue to borrow funds in the form of repurchase agreements. As of September 30, 2005 we had established nine borrowing arrangements with various investment banking firms and other lenders, eight of which were in use on September 30, 2005. Increases in short-term interest rates could negatively impact the valuation of our mortgage-related assets, which could limit our borrowing ability or cause our lenders to initiate margin calls. Amounts due upon maturity of our repurchase agreements will be funded primarily through the rollover/reissuance of repurchase agreements and monthly principal and interest payments received on our mortgage-backed securities.

Off-Balance Sheet Arrangements
      As of September 30, 2005, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of September 30, 2005, we had outstanding commitments to fund real estate construction loans of $13.1 million, and as of such date, advances of $3.9 million had been made under these commitments.

Contractual Obligations and Commitments
      As of March 15, 2005, we had entered into a management agreement with Hyperion Crystal River. Hyperion Crystal River is entitled to receive a base management fee, incentive compensation, reimbursement of certain expenses and, in certain circumstances, a termination fee, all as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable monthly in arrears in an amount equal to 1/12 of our equity (as defined in the management agreement) times 1.50%. Hyperion Crystal River uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. Hyperion Crystal River will receive quarterly incentive compensation in an amount equal to the product of: (a) 25% of the dollar amount by which (i) our net income (determined in accordance with GAAP) and before non-cash equity compensation expense and before incentive compensation, for the quarter per common share (based on the weighted average number of common shares outstanding for the quarter) exceeds (ii) an amount equal to (A) the weighted average of the price per share of the common shares in the March 2005 private offering and the prices per common shares in any subsequent offerings by us (including this offering), in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 2.4375% and (2) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (b) the weighted average number of shares of common stock outstanding during the quarter; provided, that the foregoing calculation of incentive compensation shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Hyperion Crystal River and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. See notes 8 and 10 to our audited consolidated financial statements for the period ended June 30, 2005 included elsewhere herein.
      As of September 30, 2005, we had outstanding commitments to fund real estate construction loans of $13.1 million, and as of such date, advances of $3.9 million had been made under these commitments.
      The following table presents certain information regarding our debt obligations as of September 30, 2005:

		Weighted-Average
		Maturity of Repurchase
Repurchase Agreement Counterparties	Amount at Risk(1)	Agreement in Days

	(In thousands)
Bear, Stearns & Co. Inc.	$14,901	30
Credit Suisse First Boston LLC	3,774	75
Deutsche Bank Securities Inc.	(1,318)	24
Greenwich Capital Markets, Inc.	20,618	58
Lehman Brothers Inc.	14,263	25
Morgan Stanley & Co. Incorporated	28,266	33
Wachovia Capital Markets, LLC	40,976	50
Wachovia Bank, National Association	7,198	686

Total	$128,678

(1)	Equal to the fair value of collateral minus repurchase agreement liabilities and accrued interest expense.
     We purchase securities on a trade date that is prior to the related settlement date. As of September 30, 2005, we owed approximately $15.1 million for our purchase of securities on or prior to September 30, 2005 that settled after September 30, 2005.
      The repurchase agreements for our repurchase facilities generally do not include substantive provisions other than those contained in the standard master repurchase agreement as published by the Bond Market Association. Some of our master repurchase agreements that were in effect as of February 28, 2006 contain negative covenants requiring us to maintain certain levels of net asset value, tangible net worth and available funds and comply with interest coverage ratios, leverage ratios and distribution limitations. One of our master repurchase agreements provides that it may be terminated if, among other things, certain material decreases in net asset value occur, our chief executive officer ceases to be involved in the day-to-day operations of our Manager, we lose our REIT status or our Manager is terminated. Generally, if we violate one of these covenants, the counterparty to the master repurchase agreement has the option to declare an event of default, which would accelerate the repurchase date. If such option is exercised, then all of our obligations would come due, including either purchasing the securities or selling the securities, as the case may be. The counterparty to the master repurchase agreement, if the buyer in such transaction, for example, will be entitled to keep all income paid after the exercise, which will be applied to the aggregate unpaid repurchase price and any other amounts owed by us, and we are required to deliver any purchased securities to the counterparty.
      We intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock. In order to maintain our qualification as a REIT and to avoid corporate-level income tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income (which includes net short-term capital gains) on an annual basis. This requirement can impact our liquidity and capital resources. On June 21, 2005, we declared a quarterly distribution of $0.25 per share of our common stock, payable on July 13, 2005, to stockholders of record as of June 30, 2005. In connection with that distribution, we distributed an aggregate of approximately $4.4 million from uninvested cash. In addition, on September 28, 2005, we declared a quarterly distribution of $0.575 per share of our common stock, payable on October 13, 2005, to stockholders of record as of September 30, 2005. In connection with such distribution, we distributed an aggregate of approximately $10.1 million, all of which was funded out of working capital. All distributions through September 30, 2005 represented distributions of earnings and profits; none represented a return of capital. On December 23, 2005, we declared a quarterly distribution of $0.725 per share of our common stock, payable on December 30, 2005, to stockholders of record as of December 23, 2005. In connection with such distribution, we distributed an aggregate of approximately $12.7 million, all of which was funded out of working capital.
      For our short-term (one year or less) and long-term liquidity, which includes investing and compliance with collateralization requirements under our repurchase agreements (if the pledged collateral decreases in value or in the event of margin calls created by prepayments of the pledged collateral), we also rely on the cash flow from operations, primarily monthly principal and interest payments to be received on our mortgage-backed securities, cash flow from the sale of securities as well as any primary securities offerings authorized by our board of directors.
      Based on our current portfolio, leverage rate and available borrowing arrangements, including our $275.0 million master repurchase facility with Wachovia Bank, we believe that the net proceeds of this offering together with existing equity capital, combined with the cash flow from operations and the utilization of borrowings, will be sufficient to enable us to meet anticipated short-term (one year or less) liquidity requirements such as to fund our investment activities, pay fees under our management agreement, fund our distributions to stockholders and for general corporate expenses. However, an increase in prepayment rates substantially above our expectations could cause a temporary liquidity shortfall due to the timing of the necessary margin calls on the financing arrangements and the actual receipt of the cash related to principal paydowns. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may have to sell debt or additional equity securities. If required, the sale of MBS or real estate loans at prices lower than their carrying value would result in losses and reduced income. Although we have achieved a leverage rate within our targeted leverage range as of September 30, 2005, we have additional capacity to leverage our equity further should the need for additional short-term (one year or less) liquidity arise.
      Our ability to meet our long-term (greater than one year) liquidity and capital resource requirements in excess of our borrowing capacity under our $275.0 million master repurchase facility with Wachovia Bank will be subject to obtaining additional debt financing and equity capital. We may increase our capital resources by making public offerings of equity securities, possibly including classes of preferred stock, common stock, commercial paper, medium-term notes, CDOs, collateralized mortgage obligations and senior or subordinated notes. Such financing will depend on market conditions for capital raises and for the investment of any proceeds. If we are unable to renew, replace or expand our sources of financing on substantially similar terms, it may have an adverse effect on our business and results of operations. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.
      We generally seek to borrow between four and eight times the amount of our equity. At September 30, 2005, our total debt was approximately $2.0 billion, which represented a leverage ratio of approximately five times. If our leverage ratio at September 30, 2005 were eight times our equity, our total debt would have been approximately $3.2 billion, which represents an additional $1.2 billion of borrowing.

REIT Taxable Income
      REIT taxable income is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. The following table reconciles GAAP net income to REIT taxable income for the three months ended September 30, 2005:

(In
thousands)
GAAP net income	$12,289
Adjustments to GAAP net income:
Net tax adjustments related to organization costs	(5)
Net tax adjustments related to grant of restricted stock	24
Net tax adjustments related to grant of options	175
Net tax adjustments related to discount accretion and premium amortization	109
Addback of hedge ineffectiveness in the period	(3,907)
Realized losses	13

Net adjustments to GAAP net income	(3,591)

Estimated REIT taxable income	$8,698
      The following table reconciles GAAP net income to REIT taxable income for the period from March 15, 2005 (commencement of operations) to September 30, 2005:

(In
thousands)
GAAP net income	$12,726
Adjustments to GAAP net income:
Net tax adjustments related to organization costs	277
Net tax adjustments related to grant of restricted stock	53
Net tax adjustments related to grant of options	379
Net tax adjustments related to discount accretion and premium amortization	191
Subtraction of hedge effectiveness in the period	542
Realized losses	118

Net adjustments to GAAP net income	1,560

Estimated REIT taxable income	$14,286
      We believe that the presentation of our REIT taxable income is useful to investors because it demonstrates to investors the minimum amount of distributions we must make in order to maintain our qualification as a REIT and not be obligated to pay federal and state income taxes. However, beyond our intent to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification, we do not expect that the amount of distributions we make will necessarily correlate to our REIT taxable income. Rather, we expect to determine the amount of distributions we make based on our cash flow and what we believe to be an appropriate and competitive dividend yield relative to other specialty finance companies and mortgage REITs. REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, we do not consider REIT taxable income to be a reliable measure of our liquidity although the related distribution requirement can impact our liquidity and capital resources. Moreover, there are limitations associated with REIT taxable income as a measure of our financial performance over any period. As a result, REIT taxable income should not be considered as a substitute for our GAAP net income as a measure of our financial performance.

Inflation
      Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk
      As of September 30, 2005, the primary component of our market risk was interest rate risk, as described below. While we do not seek to avoid risk completely, we do believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk
      We are subject to interest rate risk in connection with most of our investments and our related debt obligations, which are generally repurchase agreements of limited duration that are periodically refinanced at current market rates. We mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Yield Spread Risk
      Most of our investments are also subject to yield spread risk. The majority of these securities are fixed rate securities, which are valued based on a market credit spread over the rate payable on fixed rate U.S. Treasuries of like maturity. In other words, their value is dependent on the yield demanded on such securities by the market, as based on their credit relative to U.S. Treasuries. An excessive supply of these securities combined with reduced demand will generally cause the market to require a higher yield on these securities, resulting in the use of a higher or “wider” spread over the benchmark rate (usually the applicable U.S. Treasury security yield) to value these securities. Under these conditions, the value of our real estate securities portfolio would tend to decrease. Conversely, if the spread used to value these securities were to decrease or “tighten,” the value of our real estate securities would tend to increase. Such changes in the market value of our real estate securities portfolio may affect our net equity or cash flow either directly through their impact on unrealized gains or losses on available-for-sale securities by diminishing our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.

Effect on Net Interest Income
      We fund our investments with short-term borrowings under repurchase agreements. During periods of rising interest rates, the borrowing costs associated with those investments tend to increase while the income earned on such investments could remain substantially unchanged. This results in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses.
      On September 30, 2005, we were party to 41 swap contracts. The following table summarizes the expiration dates of these contracts and their notional amounts (in thousands):

Expiration Date	Notional Amount

April 2006	$30,000
October 2006	5,000
November 2006	10,000
February 2007	70,000
March 2007	70,000
April 2007	38,000
May 2007	20,000
August 2007	65,000
October 2007	55,000
November 2007	85,000
January 2008	55,000
February 2008	40,000
March 2008	136,000
April 2008	65,000
May 2008	20,000
October 2008	60,000
November 2008	50,000
January 2009	10,000
April 2009	10,000
July 2009	15,000
August 2009	10,000
October 2009	15,000
January 2010	15,000
February 2010	20,000
March 2010	52,500
April 2010	30,000
August 2010	10,000
November 2012	25,000

Expiration Date	Notional Amount

November 2014	40,000
June 2015	14,000
October 2015	40,000

TOTAL	$1,180,500

      Hedging techniques are partly based on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate RMBS. If prepayments are slower or faster than assumed, the life of the RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Extension Risk
      We invest in RMBS, some of which have interest rates that are fixed for the first few years of the loan (typically three, five, seven or ten years) and thereafter reset periodically on the same basis as adjustable-rate RMBS. We compute the projected weighted-average life of our RMBS based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate residential mortgage-backed security is acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related RMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related residential mortgage-backed security.
      However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the RMBS would remain fixed. This situation may also cause the market value of our RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Hybrid Adjustable-Rate RMBS Interest Rate Cap Risk
      We also invest in hybrid adjustable-rate RMBS which are based on mortgages that are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, our borrowing costs pursuant to our repurchase agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our hybrid adjustable-rate RMBS would effectively be limited by caps. This problem will be magnified to the extent we acquire hybrid adjustable-rate RMBS that are not based on mortgages which are fully indexed. In addition, the underlying mortgages may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our hybrid adjustable-rate RMBS than we need in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk
      We intend to fund a substantial portion of our investments with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of our investments. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations. To mitigate interest rate mismatches, we may utilize hedging strategies discussed above.
      Our analysis of risks is based on management’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk
      Prepayments are the full or partial repayment of principal prior to the original term to maturity of a mortgage loan and typically occur due to refinancing of mortgage loans. Prepayment rates for existing RMBS generally increase when prevailing interest rates fall below the market rate existing when the underlying mortgages were originated. In addition, prepayment rates on adjustable-rate and hybrid adjustable-rate RMBS generally increase when the difference between long-term and short-term interest rates declines or becomes negative. Prepayments of RMBS could harm our results of operations in several ways. Some adjustable-rate mortgages underlying our adjustable-rate RMBS may bear initial “teaser” interest rates that are lower than their “fully-indexed” rates, which refers to the applicable index rates plus a margin. In the event that such an adjustable-rate mortgage is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the holder of the related residential mortgage-backed security would have held such security while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate over the expected life of the adjustable-rate residential mortgage-backed security. Additionally, we currently own mortgage assets that were purchased at a premium. The prepayment of such assets at a rate faster than anticipated would result in a write-off of any remaining capitalized premium amount and a consequent reduction of our net interest income by such amount. Finally, in the event that we are unable to acquire new mortgage assets to replace the prepaid assets, our financial condition, cash flow and results of operations could be negatively impacted.

Effect on Fair Value
      Another component of interest rate risk is the effect changes in interest rates will have on the market value of our assets. We face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments. We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.
      The following interest rate sensitivity analysis is measured using an option-adjusted spread model combined with a proprietary prepayment model. We shock the curve up and down

100 basis points and analyze the change in interest rates, prepayments and cash flows through a Monte Carlo simulation. We then calculate an average price for each scenario which is used in our risk management analysis.
      The following sensitivity analysis table shows the estimated impact on the fair value of our interest rate-sensitive investments and repurchase agreement liabilities, at September 30, 2005, assuming rates instantaneously fall 100 basis points and rise 100 basis points:

	Interest Rates		Interest Rates
	Fall 100		Rise 100
	Basis Points	Unchanged	Basis Points

	(Dollars in thousands)
Securities Available for Sale(1)
Fair value	$2,300,870	$2,253,911	$2,192,681
Change in fair value	$46,959	$0	$(61,230)
Change as a percent of fair value	2.08%	0.00%	(2.72)%

Real Estate Loans
Fair value	$103,165	$102,324	$101,516
Change in fair value	$841	$0	$(807)
Change as a percent of fair value	0.82%	0.00%	(0.79)%

Repurchase Agreements(2)
Fair value	$1,958,786	$1,958,786	$1,958,786
Change in fair value	n/m	n/m	n/m
Change as a percent of fair value	n/m	n/m	n/m

Designated and undesignated interest rate swaps
Fair value	$(24,947)	$7,350	$38,137
Change in fair value	$(32,311)	$0	$30,733
Change as a percent of fair value	(2.74)%	0.00%	2.61%

(1)	The fair value of other available-for-sale investments that are sensitive to interest rate changes are included.

(2)	The fair value of the repurchase agreements would not change materially due to the short-term nature of these instruments.
n/m = not meaningful
     It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Risk Management
      To the extent consistent with maintaining our REIT status, we seek to manage our interest rate risk exposure to protect our portfolio of RMBS and other mortgage securities and related debt against the effects of major interest rate changes. We generally seek to manage our interest rate risk by:

•	monitoring and adjusting, if necessary, the reset indices and interest rates related to our MBS and our borrowings;

•	attempting to structure our borrowing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales, to adjust the interest rate sensitivity of our MBS and our borrowings; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our MBS and the interest rate indices and adjustment periods of our borrowings.

BUSINESS
Our Company
      We were organized on January 25, 2005 by Hyperion Capital, who may be deemed to be our promoter, and completed a private offering of our common stock in March 2005, in which we raised net proceeds of approximately $405.6 million. In our March 2005 private offering, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC served as the initial purchasers/placement agents. Brascan Asset Management purchased 800,000 shares or 4.5% (assuming all outstanding options are exercised) of our common stock in our March 2005 private offering and certain of our executive officers, directors and members of our investment strategy committee, and certain executive officers of Hyperion Crystal River and Hyperion Capital collectively purchased 183,800 additional shares or 1.0% (assuming all outstanding options have vested and are exercised) of our common stock in that offering. In addition, upon completion of our March 2005 private offering, we issued to Hyperion Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates, 84,000 shares of restricted stock and we granted to Hyperion Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates, options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock as of the date of this prospectus, assuming all outstanding options have vested and are exercised. Following completion of this offering, Hyperion Capital, Brookfield, Hyperion Crystal River and their affiliates, including our executive officers, members of our investment strategy committee and certain of our directors, as well as our independent directors, will collectively own                      shares of our common stock, representing      % of our outstanding shares of common stock, and will have options to purchase an additional 126,000 shares of our common stock representing an additional      % of our outstanding shares of common stock, in each case, assuming all outstanding options are exercised.
      We currently target and expect to continue to target asset classes that have limited price volatility risk, yet provide consistent, stable returns. We expect to continue to leverage our investments to enhance returns on our investments. We make portfolio allocation decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost and availability of financing and hedging activities, as well as maintaining our REIT qualification and our exclusion from regulation under the Investment Company Act. These factors place significant limits on the amount of certain of our targeted investments such as aircraft and consumer ABS, non-real estate-related CDOs and other equity investments that we may include in our portfolio.
Our Manager
      We are externally managed and advised by Hyperion Crystal River, a wholly-owned subsidiary of Hyperion Capital formed on January 25, 2005 solely for the purpose of serving as our manager, whose officers consist of investment professionals and employees of Hyperion Capital and Brookfield or one or more of their respective affiliates. As of December 31, 2005, Hyperion Crystal River had no employees and we and Hyperion Crystal River were entirely dependent on Hyperion Capital for the day-to-day management of our operations. Hyperion Crystal River did not have any experience managing a REIT prior to its entering into a management agreement with us and it currently does not provide management or other services to entities other than us. Prior to our formation, Hyperion Capital had no prior experience managing a REIT. However, Hyperion Capital has a successful 16-year history of acquiring and managing MBS and ABS through an investment philosophy predicated on the concept of relative value. Hyperion Capital was founded in 1989 by Lewis Ranieri, an MBS market pioneer and former Vice Chairman of Salomon Brothers, Inc. Today, Hyperion Capital employs approximately 85 professionals and is dedicated to providing investment management services for institutional clients and mutual funds through the management of core fixed income portfolios as well as separately managed portfolios of RMBS, CMBS and ABS. As of December 31, 2005, Hyperion Capital and its affiliates managed approximately $17.6 billion in assets for institutional clients, closed-end investment companies and CDOs.
      We and our Manager believe that the most significant opportunities for out-performance exist between and within our target asset classes, as well as among individual securities. Our Manager will strive to identify and capitalize on relative value anomalies through the assessment of relationships between supply and demand, changes in interest rates and associated prepayment expectations, market volatility and investor trends. We and our Manager believe that, on a long-term basis, this investment approach will provide attractive risk-adjusted returns.
      Our Manager draws upon the unique resources of two sub-advisors to enhance the management of our portfolio:

•	Brascan Asset Management. For investments in CMBS, real estate, hydroelectric, gas-and coal-fired power generating facilities and timber assets, our Manager draws upon its sub-advisory relationship with Brascan Asset Management. Through this relationship, our Manager is be able to access the resources of Brookfield, a specialized asset manager focused on property, power and infrastructure assets with over $40.0 billion of assets under management as of September 30, 2005. Brookfield’s portfolio of high quality assets at such date included interests in 70 premier office properties and 130 power generating plants with a generating capacity of over 3,300 MW.

•	Ranieri & Co. Our Manager utilizes Ranieri & Co. to provide guidance on macroeconomic trends, market trends in MBS and overall portfolio strategy. We expect that our relationship with Ranieri & Co. will provide us with access to its relationships for investment and financing opportunities. Ranieri & Co is managed by Lewis Ranieri, whose leading role in the development of MBS has earned him recognition as a pioneer of the securitized mortgage market in the U.S.
      We believe our relationship with Hyperion Capital, our Manager and our sub-advisors provides us with substantial benefits in sourcing, underwriting and managing our investments. Our Manager is responsible for administering our business activities and day-to-day operations and uses the resources of Hyperion Capital to support our operations. We believe that our management agreement and sub-advisory agreements provides us access to broad referral networks, experience in capital markets, credit analysis, debt structuring, hedging and asset management, as well as corporate operations and governance. Our Manager, together with our sub-advisors, has well-respected, established portfolio management resources for each of our targeted asset classes and an extensive, mature infrastructure supporting those resources. Our Manager’s and our sub-advisors’ portfolio management resources and infrastructure are fully scalable to service our company’s activities. We also expect to benefit from our Manager’s comprehensive risk management, which addresses not only the risks of portfolio loss, such as risks relating to price volatility, position sizing and leverage, but also the operational risks such as execution of transactions, clearing of transactions, recording of transactions, and monitoring of positions that can have major adverse impacts on investment programs.
      Our Manager and our sub-advisors have senior management teams with extensive experience in identifying, financing, hedging and managing RMBS, ABS, CMBS, real estate equity and mezzanine investments. Mr. Clifford Lai, our president, chief executive officer and chairman of the board, is also the president and chief executive officer of Hyperion Capital, and leads Hyperion Capital’s CMBS team. Mr. John Dolan, our chief investment officer, is also the chief investment officer of Hyperion Capital and the leader of its RMBS/ABS team. Each has over 24 years of investment experience.
      Pursuant to our management agreement, our Manager has formed an investment strategy committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the investment strategy committee are Lewis Ranieri, who serves as chairman of the committee, Clifford Lai and John Dolan of Hyperion Capital and Bruce Robertson of Brookfield. The committee reviews, discusses and makes recommendations on our overall investment strategy but does not approve individual investment opportunities or present investment opportunities to our Manager.
      Our Manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business. Moreover, none of our Manager’s employees are contractually dedicated to our Manager’s obligations to us under our management agreement.
Our Portfolio
      As of September 30, 2005, we had a portfolio of approximately $2.4 billion consisting primarily of RMBS, as shown in the following chart:

			Weighted Average
		Percent of				Constant
		Total		Months to	Yield to	Prepayment
Security Description	Estimated Fair Value	Investments	Coupon	Reset(1)	Maturity	Rate

	(in thousands)
Commercial Real Estate Debt:
Below investment grade CMBS	$159,473	6.8%	4.78%		10.28%
Mezzanine/ B Notes	102,323	4.3	7.12		7.15

Total Commercial Real Estate Debt	261,796	11.1	5.43		9.06
RMBS:
Non-Agency:
Prime 5/1 adjustable rate	241,567	10.2	5.28	46.5	5.22	32.88%
Prime	128,546	5.5	5.86	21.1	14.33	25.00
Subprime	105,424	4.5	5.65	11.4	9.29	43.77
Agency:
3/1 hybrid adjustable rate	321,453	13.6	4.35	26.3	4.94	40.66
5/1 hybrid adjustable rate	1,243,043	52.8	4.78	51.3	4.92	34.17

Total RMBS	2,040,033	86.6	4.88	42.3	5.78	34.92
Other ABS:
Aircraft ABS	54,405	2.3	4.23		6.66

Total Investments	$2,356,234	100.0%	4.48	35.1	6.16	28.96

(1)	Represents number of months before conversion to floating rate.
     We have invested a substantial portion of our capital in Agency Adjustable Rate RMBS pending the full implementation of our diversified investment strategy. We expect to continue to increase the amount of non-RMBS investments to a range of 15% to 40% of our portfolio in an effort to create a more diversified, less correlated portfolio of investments, which may include investments in non-U.S. dollar denominated securities, within 12 months of the completion of this offering, subject to the availability of appropriate investment opportunities. However, our portfolio in its current form does not fully balance the interest rate or mark-to-market risks inherent in our RMBS investments, and we will not be able to eliminate all of our portfolio risk through asset allocation. Future dividends and capital appreciation are not guaranteed. Our investments will depend on prevailing market conditions and trends. We have not adopted any policy that establishes specific asset allocations among our targeted asset classes, and our targeted allocations will vary from time to time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes or investments. We generally expect to incur total leverage of up to five times the amount of our equity for most investments other than Agency Adjustable Rate RMBS, which we anticipate we generally will lever up to 15 times the amount of our equity allocated to this asset class. We currently expect our overall long-term average portfolio leverage to be three to five times the amount of our equity. We may change our investment strategy and policies and the percentage of assets that may be invested in each asset class, or in the case of securities, in a single issuer, without a vote of our stockholders. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has the discretion to deviate from or change our leverage policy at any time.
      Because we will elect and intend to qualify to be taxed as a REIT and to operate our business so as to be exempt from regulation under the Investment Company Act, we are required to invest a substantial majority of our assets in qualifying real estate assets, such as agency RMBS, mortgage loans and other liens on and interests in real estate. Therefore, the percentage of our assets we may invest in other MBS, ABS, alternative assets and other types of instruments is limited, unless those investments comply with various federal income tax requirements for REIT qualification and the requirements for exclusion from Investment Company Act regulation.
      As of September 30, 2005, we had outstanding obligations under repurchase agreements with eight counterparties totaling approximately $2.0 billion with a weighted average borrowing rate of 3.82%. In addition to repurchase agreements, we rely on credit facilities with multiple counterparties for capital needed to fund our other investments. On November 30, 2005, we closed our first CDO financing transaction. See “Business — Our Investment Strategy — Collateralized Debt Obligations.”
      As of September 30, 2005, we had hedged a portion of the liabilities financing our residential and commercial mortgage portfolio by entering into a combination of one-, two-, three-, five- and ten-year interest rate swaps. The total notional par value of such swaps was approximately $1,180.5 million.
Our Business Strengths

Access to Top-Ranked Investment Advisor with Superior Track Record
      Hyperion Capital has a long history of excellent investment performance across MBS and ABS sectors and consistently has been recognized as one of the top investment advisors in these sectors. Hyperion Capital’s investment performance track record is discussed below under “Hyperion Capital’s Historical Performance.” From the firm’s inception in 1989 as a specialty MBS manager, Hyperion Capital has focused on subordinated RMBS, CMBS and ABS securities. As a result, it has developed substantial resources and proprietary technology to support its investment activities. The collective experience of the firm’s senior investment professionals includes investing in whole loans, structuring and rating RMBS transactions, selling and purchasing subordinated RMBS, CMBS and ABS, conducting originator and servicer reviews, as well as the modeling of cash flows and the valuation of excess spread. In the last five years, Hyperion Capital’s and its affiliates’ assets under management have grown from approximately $4.5 billion to approximately $17.6 billion as of December 31, 2005.
      We believe that Hyperion Capital’s specialization in collateralized securities differentiates it from its peers. We believe that its stringent investment process, extensive experience in specialized sub-sectors and ability to access securities for its clients give it clear and distinct competitive advantages in the market. As a participant in the market for over ten years, Hyperion Capital has substantial scale and a wealth of historical data.

Access to Complementary Investment Skills of Leading Sub-Advisors
      Brookfield has over 25 years of experience operating and investing in real estate, hydroelectric, gas-and coal-fired power generating facilities and timber assets and, as of September 30, 2005 had over $40.0 billion of assets under management. Based on its long history of ownership within these asset classes and high transaction volume, we believe that Brookfield, as an owner/operator, has developed the specialized internal resources and expertise to properly evaluate opportunities in these asset classes and to manage them post-acquisition. We expect that Brookfield will, from time to time, originate debt and equity investment opportunities and provide us with the opportunity to acquire assets from its extensive portfolio, to finance Brookfield portfolio assets and to co-invest with Brookfield in assets that meet our investment objectives.
      Lewis Ranieri has been a dominant presence in real estate finance and capital markets for the last 30 years and has high level access to major residential and commercial real estate industry participants. He will continue to provide advice and insights into market developments and economic trends that draw from his unique position and knowledge of the industry.

Experienced Professionals and Senior Management Team
      The experience of Hyperion Crystal River’s approximately 30 asset management professionals together with its sub-advisors provides us with investment opportunities across all of our target asset classes. Clifford Lai, the president and chief executive officer, and John Dolan, the chief investment officer, lead Hyperion Capital’s CMBS and RMBS/ABS teams, respectively, and each has over 24 years of investment experience. The remainder of Hyperion Crystal River’s asset management professionals have an average of 13 years of investment experience.
      Hyperion Crystal River’s investment strategy committee, chaired by Lewis Ranieri, advises and consults with our Manager’s senior management with respect to the formulation and execution of our investment policies, financing and leveraging strategies and investment guidelines, as well as our investment portfolio holdings. The other members of the investment strategy committee are Clifford Lai and John Dolan of Hyperion Capital and Bruce Robertson of Brookfield. Our board of directors consists of Clifford Lai, who also serves as chairman of the board, Rodman Drake, Janet Graham, Harald Hansen, William Paulsen and Louis Salvatore. We believe our Manager’s investment strategy committee and our board of directors provides us with a competitive advantage through their experience, financial industry contacts and investment ideas.

Diversified Investment Strategy
      Subject to the availability of attractive investment opportunities, we expect that our MBS portfolio will be comprised of RMBS, CMBS and home equity ABS, thereby providing investors with diversification across MBS asset classes. In addition, we intend to complement our investments in MBS with a variety of other alternative asset classes to attempt to enhance returns to our stockholders and to reduce the overall risk of our portfolio in order to achieve a lower correlation of risk compared to MBS, although no assurances may be given as to the composition of our investment portfolio at any time. We expect to add further diversification and enhance the return of our core portfolio of real estate-related securities and loans by investing in alternative assets including commercial real estate, timber, and hydroelectric, gas- and coal-fired power generating facilities. Historically, these alternative assets have had a low correlation of return compared to MBS and other real estate loans. We believe that our affiliation with Hyperion Capital and our sub-advisors offers an attractive opportunity to invest in these alternative assets and leverage their expertise for our stockholders. The percentage of assets that we may invest in higher-yielding fixed income asset classes is limited unless those investments comply with various federal income tax requirements for REIT qualification and the requirements for exclusion from Investment Company Act regulation.

Access to Hyperion Capital’s Infrastructure
      We have access to Hyperion Capital’s portfolio management infrastructure, which includes a comprehensive, sophisticated systems platform that has been developed through a combination of proprietary and third-party models and systems, based on Hyperion Capital’s broad investment experience. Through its extensive experience in investing in these financial products, Hyperion Capital has developed models based on historical data in order to estimate the lifetime prepayment speeds and lifetime credit losses for pools of mortgage loans. The models are based primarily on loan characteristics, such as loan-to-value ratios (LTV), credit scores, loan type, loan rate, property type, etc., and also include other qualitative factors such as the loan originator and servicer. For credit losses, the models also assume a certain level of stress to prevailing employment rates and housing prices. Once the models have been used to project the base case prepayment speeds and to project the base case cumulative loss, those outputs are used to create yield estimates and to project cash flows. In addition, we benefit from existing detailed policies and procedures for risk management, operations, transaction processing and recording, credit analysis, accounting, technology systems, legal and compliance and internal audit. We believe that an established infrastructure is crucial to the success of a complex investment vehicle such as a REIT. These systems directly support and are completely integrated with Hyperion Crystal River’s portfolio management functions. Although as the parent company of our Manager, Hyperion Capital has an economic incentive to provide us with access to these systems to the extent that their provision will increase the management fees that we pay to our Manager through our improved performance, Hyperion Capital is not contractually obligated to provide us with access to any of these systems.

Relationships and Deal Flow of Hyperion Capital and Our Sub-Advisors
      Investing in our targeted asset classes is highly competitive, and our Manager competes with many other investment managers for profitable investment opportunities in these areas. We believe that the combined and complementary strengths of Hyperion Capital and our sub-advisors in this regard give us a competitive advantage over other asset managers. We intend to capitalize on the deal-sourcing opportunities that we believe Hyperion Capital, Brascan Asset Management and Ranieri & Co. each bring to us as a result of their investment experience in our targeted asset classes, record of past successes and personal networks of contacts in the financial community, including real estate investors, investment banks, lenders and other financial intermediaries and sponsors. Hyperion Capital currently sources many of its investments, and we expect Hyperion Capital, Brascan Asset Management and Ranieri & Co. to source many of our investments, through their close relationships with a large and diverse group of financial intermediaries that each of them has developed over the course of the last several years through their prior investing and financing transactions with other industry participants.
      Brookfield and its affiliates currently source investments through the relationships they have created as a longstanding investor and operator in real estate, hydroelectric, gas- and coal-fired power generating facilities and timber sectors. With access to Brookfield management teams located in offices throughout North America, we believe that Brascan Asset Management is well positioned to identify, evaluate and close investment opportunities for us in both the United States and Canada.

Alignment of Interests of Hyperion Crystal River and Our Stockholders
      Our Manager, Hyperion Crystal River, has agreed to receive at least 10% of its incentive management fee under our management agreement in shares of our common stock and has also generally agreed not to transfer those shares prior to one year after the date they are paid, subject to certain ownership limitations. In addition, we issued to our Manager 84,000 shares of restricted stock and we granted to our Manager options to purchase 126,000 shares of our common stock, with an exercise price equal to $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock on a fully-diluted basis. These shares and the options, which will vest or become exercisable in three equal annual installments beginning on March 15, 2006, were subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us. We believe this investment provides an incentive for Hyperion Crystal River to operate our company with a view towards maximizing returns to our stockholders.
Our Formation and Structure
      We were organized on January 25, 2005 by Hyperion Capital, who may be deemed to be our promoter, and completed a private offering of our common stock in March 2005, in which we raised net proceeds of approximately $405.6 million. In our March 2005 private offering, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC served as the initial purchasers/placement agents. Brascan Asset Management purchased 800,000 shares or 4.5% (assuming all outstanding options are exercised) of our common stock in our March 2005 private offering and certain of our executive officers, directors and members of our investment strategy committee, and certain executive officers of Hyperion Crystal River and Hyperion Capital collectively purchased 183,800 additional shares or 1.0% (assuming all outstanding options have vested and are exercised) of our common stock in that offering. In addition, upon completion of our March 2005 private offering, we issued to Hyperion Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates, 84,000 shares of restricted stock and we granted to Hyperion Crystal River, and it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us, options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock as of the date of this prospectus, assuming all outstanding options have vested and are exercised. Following completion of this offering, Hyperion Capital, Brookfield, Hyperion Crystal River and their affiliates, including our executive officers, members of our investment strategy committee and certain of our directors, as well as our independent directors, will collectively own                      shares of our common stock, representing           % of our outstanding shares of common stock, and will have options to purchase an additional

126,000 shares of our common stock representing an additional           % of our outstanding shares of common stock, in each case, assuming all outstanding options are exercised.
      The following chart illustrates the organizational structure of our company after giving effect to this offering.
      On April 28, 2005, an indirect wholly-owned subsidiary of Brookfield acquired all of the capital stock in Hyperion Capital’s parent. As a result of such acquisition, an affiliate of Ranieri & Co. will share in additional payments, for a period of 15 years following the closing of that acquisition, totaling 20% of the base and incentive management fees and termination fees we pay to our Manager, net of sub-advisor fees.
Our Investment Strategy

Relative Value Philosophy
      Hyperion Crystal River’s investment strategy is consistent with Hyperion Capital’s investment philosophy, which is predicated on the concept of relative value. Hyperion Capital believes the most significant opportunities for out-performance exist between and within sectors, as well as among individual securities. The investment process begins with a macroeconomic assessment of the market. Included in the market assessment is the analysis of the interest rate environment, the phase of the real estate cycle, consumer credit trends, supply and demand relationships, as well as a review of any recently released or pending economic data. Hyperion

Capital seeks to determine the relative merits of sectors by combining the analysis of historical relationships with the firm’s anticipated outlook for the market. Portfolio managers evaluate developments in each sector, along with current offerings, recent transactions and market clearing levels and yield spread levels to provide a relative value outlook. The portfolio manager will closely examine yield spread histories between sectors, credit spread histories within sectors, fundamental credit, and option-adjusted spread analyses to examine call features and options. Hyperion Capital’s analytical platform is designed not only to identify technical and fundamental changes in various yield relationships, but also to quantify whether such changes in relative value are temporary, and therefore represent an investment opportunity, or are more permanent. This analysis is utilized to determine optimal areas to allocate credit risk in the portfolio across sectors and maturities and to maximize yield and total return expectations. The portfolio manager will analyze the risks of the various sectors, specifically, the outlook for delinquencies, housing affordability, consumer debt, collateral value appreciation, and loss severities for residential and commercial property. Hyperion Capital’s investment philosophy has historically been successful at identifying and exploiting relative value opportunities over a complete market cycle.
      The most important component of Hyperion Capital’s relative value investment strategy is security selection, a process that is the result of both quantitative and qualitative inputs, as well as the experience of the portfolio managers. Members of the investment team, utilizing Hyperion Capital’s proprietary analytics, determine the relative strengths of various securities based on applicable criteria such as issuer, issue, vintage, credit rating, structure, and geographic exposure. The security selection process focuses on four primary areas: the analysis of credit strength, the analysis of security structure, the determination of relative value, and a surveillance function. The analysis of credit strength entails the assessment of such attributes as a security’s loan-to-value ratio, vintage and issuer. Security structure involves the comprehensive examination of a security’s structural attributes such as senior/subordinated, single asset, conduit, large loan, as well as its yield maintenance provisions and prepayment lock-outs. After these first two analyses, the relative value of a security versus other candidates is determined through the evaluation of such aspects as yield spread, liquidity, and subordination levels. Finally, after purchase, a surveillance function begins that uses such analytical tools as Hyperion Capital’s proprietary credit filters and shortfall model to determine whether a security continues to perform as expected.
      Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. To achieve this objective, we opportunistically invest in a diversified investment portfolio of real estate securities and various other asset classes. We believe that this strategy permits us to be opportunistic and invest in those assets that generate attractive risk-adjusted returns, subject to maintaining our REIT status and exclusion from regulation under the Investment Company Act. Accordingly, we have not adopted policies that require us to establish or maintain any specific asset allocations, and our targeted allocations will vary from time to time as determined by our board of directors.
      We benefit from the full range of experience and depth of resources developed by Hyperion Capital and its affiliates in managing approximately $17.6 billion of assets as of December 31, 2005. We believe this experience allows us to create a diversified portfolio that will provide attractive returns to investors. We rely on Hyperion Capital’s expertise in identifying assets within our target asset classes that will have limited price volatility risk, yet will provide consistent, stable margins. We expect to make portfolio allocation decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our REIT qualification and exclusion from regulation under the Investment Company Act.

      Because we will elect and intend to qualify to be taxed as a REIT and to operate our business so as to be excepted from regulation under the Investment Company Act, we are required to invest a substantial majority of our assets in qualifying real estate assets, such as certain types of MBS and loans secured by mortgages on real estate. Therefore, the percentage of our assets we may invest in ABS, leveraged finance instruments and other types of instruments will be limited, unless those investments comply with various federal income tax requirements for REIT qualification and the requirements for an exemption from regulation under the Investment Company Act.

Our Target Asset Classes
      Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Investments

MBS

— RMBS	• Agency Adjustable Rate RMBS, or ARMS
• Non-Agency ARMS
• Non-Conforming Loans
• Other RMBS

— CMBS	• Investment Grade CMBS (Senior and Subordinated)
• Below-Investment Grade CMBS (Rated and Non-Rated)

Mortgages and Other Real Estate Debt	• Whole Mortgage Loans
• Bridge Loans
• B Notes
• Mezzanine Loans
• Land Loans
• Construction Loans
• Construction Mezzanine Loans

Commercial Real Estate	• Direct Property Ownership
• REIT Common and Preferred Stock Investments
• Preferred Equity Investments
• Joint Ventures
Other ABS	• CDOs
• NIMs
• Consumer ABS
• Aircraft ABS

Alternative Assets	• Hydroelectric, Gas- and Coal-Fired Power Generating Facilities
• Timber
• Other Equity Investments

      In addition, subject to maintaining our qualification as a REIT and the exclusion from regulation under the Investment Company Act, we may invest opportunistically in other types of investments within Hyperion Crystal River’s core competencies, including investment grade corporate bonds and related derivatives, government bonds and related derivatives and other fixed income related instruments.
      We and our Manager believe that the most significant opportunities for out-performance exist between and within our target asset classes, as well as among individual securities. Our Manager will strive to identify and capitalize on relative value anomalies through the assessment of relationships between supply and demand, changes in interest rates and associated prepayment expectations, market volatility and investor trends. We and our Manager believe that, on a long-term basis, this investment approach will provide attractive risk-adjusted returns.
      Our net interest income is generated primarily from the net spread, or difference, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. Our net interest income will vary based upon, among other things, the difference between the interest rates earned on our various interest-earning assets and the borrowing costs of the liabilities used to finance those investments.
      Although we intend to focus on the investments described above, our investment decisions depend on prevailing market conditions. We have not adopted any policy that establishes specific asset allocations among our targeted asset classes. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes or investments. Our board of directors will not review all of our proposed investments, but will review our portfolio at least quarterly and will review our investment strategy and policies at least annually. We may change our investment strategy and policies and the percentage of assets that may be invested in each asset class, or in the case of securities, in a single issuer, without a vote of our stockholders.
      The following discusses the principal investments we have made and that we expect to make.

Residential Mortgage-Backed Securities
      We intend to continue to invest in Agency and Non-Agency MBS. Agency MBS are securities that represent participations in, are secured by or payable from, mortgage loans secured by real residential property. These securities include, but are not limited to:

•	Agency mortgage pass-through certificates, which are securities issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac; and

•	Agency CMOs, which are debt obligations issued by Ginnie Mae, Fannie Mae or Freddie Mac that are backed by mortgage pass-through securities and are evidenced by a series of bonds or certificates issued in multiple classes. The principal and interest on the underlying mortgage assets may be allocated among the several classes of a series of CMOs in many ways.
      Non-Agency MBS are debt obligations issued by private originators of residential mortgage loans. Non-Agency RMBS generally are issued as CMOs, and are backed by pools of whole mortgage loans or by mortgage pass-through certificates. Non-Agency RMBS generally are securitized in senior and subordinated structures, or structured with one or more of the types of credit enhancement. In senior and subordinated structures, the senior class investors have greater protection against potential losses on the underlying mortgage loans or assets than subordinated class investors, who assume the first losses if there are defaults on the underlying loans. We expect to enter into interest rate swaps, futures, options or other strategies to reduce the impact of changes in interest and financing rates for these investments.
      ARMS have interest rates that reset periodically, typically every six or 12 months. Because the interest rates on ARMS adjust periodically based on market conditions, ARMS tend to have interest rates that do not significantly deviate from current market rates. This, in turn, can cause ARMS to have less price sensitivity to interest rates.
      Hybrid ARMS have interest rates that have an initial fixed period (typically two, three, five, seven or ten years) and thereafter reset at regular intervals in a manner similar to traditional ARMS. Prior to the first interest rate reset date, hybrid ARMS have a price sensitivity to interest rates similar to that of a fixed-rate mortgage with a maturity equal to the period prior to the first reset date. After the first interest rate reset date occurs, the price sensitivity of a hybrid ARM resembles that of a non-hybrid ARM in that it does not significantly deviate from current market rates. However, because many hybrid ARMS are structured with a relatively short initial fixed interest rate period, even during that fixed rate period, the price sensitivity of hybrid ARMS may be low.
      The investment characteristics of pass-through RMBS differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the RMBS, as described above, and the possibility that principal may be prepaid on the RMBS at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities. On the other hand, the guarantees on agency RMBS by Fannie Mae, Freddie Mac and, in the case of Ginnie Mae, the U.S. government, provide reasonable assurance that the investor will be ultimately repaid the principal face amount of the security.
      Mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. Generally, prepayments on pass-through RMBS increase during periods of falling mortgage interest rates and decrease during periods of stable or rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield on our portfolio.
      We currently leverage our investments in agency ARMS in the range of up to 15 times the amount of our equity allocated to this asset class. We leverage our other RMBS investments in the range of up to 5 times.
      As of September 30, 2005, we had approximately $2.0 billion in RMBS with a weighted average coupon rate of 4.88%.

Commercial Mortgage-Backed Securities
      We invest in CMBS which are secured by, or evidence ownership interests in, a single commercial mortgage loan, or a partial or entire pool of mortgage loans secured by commercial properties. These securities may be senior, subordinated, investment grade or non-investment grade. We expect the majority of our CMBS investments to be rated by at least one nationally recognized rating agency, and to consist of securities that are part of a capital structure or securitization where the rights of such class to receive principal and interest are subordinated to senior classes but senior to the rights of lower rated classes of securities. We generally intend to invest in CMBS that will yield high current interest income and where we consider the return or principal to be likely. We intend to acquire CMBS from private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities. We expect to enter into interest rate swaps, futures, options or other strategies to reduce the impact of changes in interest and financing rates for these investments.
      The yields on CMBS depend on the timely payment of interest and principal due on the underlying mortgage loans and defaults by the borrowers on such loans may ultimately result in deficiencies and defaults on the CMBS. In the event of a default, the trustee for the benefit of the holders of CMBS has recourse only to the underlying pool of mortgage loans and, if a loan is in default, to the mortgaged property securing such mortgage loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of relatively senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the relatively more junior classes of the CMBS.
      We currently leverage our investments in CMBS in the range of 0 to 5 times. As of September 30, 2005, we had approximately $159.5 million in CMBS with a weighted average coupon rate of 4.78%.

Whole Mortgage Loans and Bridge Loans
      We intend to originate or purchase whole loans secured by first mortgages which provide long-term mortgage financing to commercial property developers and owners that generally have maturity dates ranging from five to ten years. We also intend to originate or purchase first mortgage loans that provide interim or bridge financing until permanent mortgage financing can be obtained. The maturity dates on bridge loans are generally less than five years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche and retaining the B Note or mezzanine loan tranche. As of September 30, 2005, we had originated approximately 75% of the aggregate principal amount of whole mortgage loans and bridge loans that we held.
      We currently expect to leverage our investments in whole mortgage loans and bridge loans in the range of 0 to 8 times. As of September 30, 2005, we had approximately $37.0 million in whole loans with a coupon rate of 6.85%.

Commercial Real Estate Subordinated Loans
      We intend to invest in commercial real estate subordinated loans, which we refer to as B Notes, that may be rated by at least one nationally recognized rating agency. A B Note is typically a privately negotiated loan that is:

•	secured by a first mortgage on a single large commercial property or group of related properties; and

•	subordinated to an A Note secured by the same first mortgage on the same property.
      The subordination of a B Note typically is evidenced by an inter-creditor agreement with the holder of the related A Note.
      B Notes share certain credit characteristics with subordinated CMBS, in that both reflect an interest in a first mortgage and are subject to more credit risk with respect to the underlying mortgage collateral that the corresponding senior securities or the A Notes, as the case may be. As opposed to a typical CMBS secured by a large pool of mortgage loans, B Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B Notes also share certain credit characteristics with second mortgages, in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A Note, as the case may be. We intend to acquire B Notes in negotiated transactions with the originators, as well as in the secondary market.
      We currently expect to leverage our investments in B Notes in the range of 0 to 4 times. As of September 30, 2005, we had approximately $25.0 million in B Notes with a weighted average coupon rate of 8.00%.

Mezzanine Loans
      We intend to originate or purchase mezzanine loans which are subordinated to a first mortgage loan on a property and are senior to the borrower’s equity in the property. These loans are made to the owner of the property and are secured by pledges of ownership interests in the property and/or the property owner. The mezzanine lender can foreclose on the pledge interests and thereby succeed to ownership of the property subject to the lien of the first mortgage.
      We currently expect to leverage our investments in mezzanine loans in the range of 0 to 3 times. As of September 30, 2005, we had approximately $25.5 million in mezzanine loans with a weighted average coupon rate of 7.12%.

Construction Loans and Construction Mezzanine Loans
      We may also originate, or acquire participations in, construction or rehabilitation loans on commercial properties that generally provide 85% to 90% of total project costs and are secured by first lien mortgages. Alternatively, we may make mezzanine loans to finance construction or rehabilitation where our security is subordinate to the first lien mortgage. Construction loans generally would provide us with fees and interest income at risk adjusted rates and potentially a percentage of net operating income or gross revenues from the property, payable to us on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan.
      We currently expect to leverage our investments in construction loans and construction mezzanine loans in the range of 0 to 4 times. As of September 30, 2005, we had approximately $14.9 million in construction loans with a weighted average coupon rate of 8.54%.

Direct Real Property Ownership
      We may also make direct investments in income-producing commercial real estate either within or outside the United States. Such investments may include office, multi-family residential, retail and industrial properties. We may acquire ownership of commercial property that we will own and operate or otherwise acquire controlling and non-controlling interests in commercial property through joint ventures and similar arrangements.
      We currently expect to leverage our direct real estate investments in the range of 3 to 8 times. As of September 30, 2005, we did not have any direct investments in any real property.

Preferred Equity Investments
      We expect to continue to make preferred equity investments in entities that directly or indirectly own income-producing commercial real estate. These preferred equity investments are not secured, but holders have priority relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with lender-type covenants that limit the entity’s activities and grant us the right to control the property after default subject to the lien of the first mortgage.
      We currently expect to leverage our preferred equity investments in the range of 0 to 5 times. As of September 30, 2005, we did not have any preferred equity investments.

REIT Common and Preferred Stock Investments
      We invest in public and private issuances of common and preferred stock issued by REITs.
      We currently expect to leverage our investments in REIT preferred stock in the range of 0 to 3 times, subject to applicable margin requirements. As of September 30, 2005, we did not have any investments in REIT common stock or REIT preferred stock.

Net Interest Margin Securities
      We invest in NIMS, which are notes that are payable from and secured by excess cash flow that is generated by MBS or home equity loan-backed securities, or HELs, after paying the debt service, expenses and fees on such securities. The excess cash flow represents all or a portion of a residual that is generally retained by the originator of the MBS or HELs. Because the residual is illiquid, the originator will monetize the position by securitizing the residual and issuing a NIM, usually in the form of a note that is backed by the excess cash flow generated in the underlying securitization. In other words, a NIM represents the securitization of the excess cash flow (or excess stream of income) in a senior security backed by a pool of mortgages or HELs. NIMs may be more sensitive to increases in interest rates and a weaker economy than the underlying ABS or MBS securities.
      We currently expect to leverage our investments in NIMs in the range of 2 to 4 times. As of September 30, 2005, we did not have any investments in NIMs.

Consumer Asset-Backed Securities
      We expect to continue to invest in investment grade and non-investment grade consumer ABS. Consumer ABS are generally securities for which the underlying collateral consists of assets such as home equity loans, credit card receivables and auto loans. Aircraft ABS are generally collateralized by aircraft leases. Issuers of consumer and aircraft ABS generally are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.
      We expect that a significant amount of the consumer and aircraft ABS that we hold at any time will be rated between A1/A- and B1/B+ and will have an explicit rating from at least one nationally-recognized statistical rating agency.
      We currently leverage our investments in consumer ABS in the range of 0 to 15 times. As of September 30, 2005, we had approximately $54.4 million in aircraft ABS.

Collateralized Debt Obligations
      We may continue to invest in the debt and equity tranches of CDOs to gain exposure to corporate bonds, ABS and other instruments. Because of Hyperion Capital’s experience in structuring and managing CDOs, we believe we have a competitive advantage in analyzing investment opportunities in CDOs.

      In general, CDOs are issued by special purpose vehicles that hold a portfolio of debt obligation securities. The CDO vehicle issues tranches of debt securities of different seniority, and equity to fund the purchase of the portfolio. The debt tranches are typically rated based on collateral quality, diversification and structural subordination. The equity securities issued by the CDO vehicle are the “first loss” piece of the CDO vehicle’s capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle’s obligations to the debt holders have been satisfied. Some CDO vehicles are “synthetic,” in which the credit risk to the collateral pool is transferred to the CDO vehicle by means of a credit derivative such as a credit default swap.
      We currently expect to leverage our investments in CDOs in the range of 1 to 3 times. As of September 30, 2005, we had not made any investments in CDOs.
      On November 30, 2005, we closed a $295.3 million private placement of CDOs, our first sponsored CDO financing. We invested the net proceeds from the financing in accordance with our investment objectives and strategies described in this prospectus. The following related transactions occurred in connection with the private placement, which together we refer to as the CDO 2005-1 transaction:

•	we and our affiliates sold CMBS, ABS, loans (including, without limitation, whole loans, B Notes, participations and mezzanine loans) and synthetic securities to Crystal River CDO 2005-1, our consolidated wholly-owned subsidiary that we refer to as the Issuer;

•	the Issuer issued $269.8 million of floating rate CDOs and $25.5 million of fixed rate CDOs, each secured by its assets;

•	the Issuer sold $227.5 million of the CDOs that are rated investment grade to a group of institutional investors; and

•	we acquired and retained $52.3 million of the CDOs that are rated investment grade and all of the $15.5 million of below investment grade classes in addition to all of the Issuer’s $82.7 million of equity.

      The CDO 2005-1 transaction provides us with a number of significant benefits, including:

•	creating non-recourse financing at an all-in borrowing cost to us that is significantly lower than the cost of our existing sources of debt capital;

•	obtaining long-term, floating rate financing that matches both the interest rate index and duration of our assets; and

•	establishing us as a CDO issuer and collateral manager, which we believe will facilitate our issuance of additional CDOs in the future.

Power and Timber
      We intend to make investments in income-producing timber and power generation assets. These investments may be in the form of either debt or direct equity interests. We may acquire these investments directly or participate with others through the syndication of debt positions, or in partnerships with other investors in direct equity ownership. These investments may be made in Brookfield’s major geographic focus, namely, the United States and Canada, or elsewhere. Investments in power generation may relate to electricity generating facilities, such as hydroelectric, gas- or coal-fired power generating facilities. Investments in timber will be through freehold or leasehold interests, and will vary with respect to timber type, including hardwood and softwood, and age distribution.

      We currently expect to leverage our power and timber investments in the range of 0 to 8 times. As of September 30, 2005, we had not made any investments in power or timber.

Other Equity Investments
      To a lesser extent, subject to maintaining our qualification as a REIT, we also may invest from time to time in equity securities, which may or may not be related to real estate. These investments may include direct purchases of private equity as well as purchases of interests in private equity funds. We will follow a value-oriented investment approach and focus on the anticipated future cash flows generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. We will also consider other factors such as the strength of management, the liquidity of the investment, the underlying value of the assets owned by the issuer, and prices of similar or comparable securities.
      We currently expect to hold all, or at least a significant portion, of our other equity investments through our TRS. To the extent that we do so, the income from such investments will be subject to corporate income tax.
      We currently expect to leverage our other equity investments in the range of 0 to 3 times. As of September 30, 2005, we had not made any other equity investments.

Other Investments
      As discussed above, we may invest opportunistically in other types of investments within Hyperion Capital’s core competencies, including those discussed below.
      High Yield Corporate Bonds, Investment Grade Corporate Bonds and Related Derivatives. High yield corporate bonds are debt obligations of corporations and other non-governmental entities rated below Baa or BBB. Investment grade corporate bonds are debt obligations of corporations and other non-governmental entities rated Baa and BBB or higher. To the extent we invest in these bonds, we expect that a material amount of the holdings will not be secured by mortgages or liens on assets. A substantial portion of the investment grade corporate bonds we hold may have an interest-only payment schedule, with the principal amount staying outstanding and at risk until the bond’s maturity.
      Government Bonds and Related Derivatives. We may invest in bonds issued or guaranteed by the U.S. government or any instrumentality thereof, as well as bonds of major non-U.S. governments and their instrumentalities. We may invest in these bonds both for cash management purposes and as part of hedging and arbitrage strategies that involve the use of interest rate derivatives, such as swaps, options, caps, floors and futures.
      Other Fixed Income-Related Instruments. We may engage in the purchase and sale of derivative instruments, such as exchange-listed and over-the-counter put and call options on securities, financial futures, equity indices, and other financial instruments, either as outright investments, for hedging purposes or in connection with other strategies.
      We likely will hold at least some of the corporate bonds, government bonds and derivative instruments in which we invest for strategic purposes through our TRS. To the extent that we do so, the income from such bonds and instruments will be subject to corporate income tax.
Investment Sourcing
      We recognize that investing in our targeted asset classes is highly competitive, and that Hyperion Crystal River will compete with many other investment managers for profitable investment opportunities in these areas. Accordingly, we believe the ability to identify and source such opportunities is very important to our success, and distinguishes us from many REITs with a similar focus to ours. We think that the combined and complementary strengths of Hyperion Capital and Brascan Asset Management in this regard give us a competitive advantage over such REITs.
      Hyperion Capital currently sources many of its investments, and Hyperion Crystal River sources many of our investments, through Hyperion Capital’s close relationships with a large and diverse group of financial intermediaries, ranging from major investment banks and brokerage firms to specialty dealers and financial sponsors. On a combined basis, these firms extensively cover our targeted asset classes. Hyperion Capital also sources many investments from traditional sources, using proprietary deal screening procedures and credit analytics.
      Brookfield has over 25 years of experience operating and investing in real estate, hydroelectric, gas- and coal-fired power generating facilities and timber assets. Based on its long history of ownership within these asset classes and its high transaction volume, we believe that Brookfield, as an owner/operator, has developed the specialized internal resources and expertise to properly evaluate opportunities in these asset classes and to manage them. We expect that Brookfield will, from time to time, through Brascan Asset Management, provide us with the opportunity to acquire assets from its extensive portfolio, to finance Brookfield’s and its affiliates’ portfolio assets and to co-invest with Brookfield and its affiliates in assets that meet our investment objective.
Investment Process
      To evaluate, invest and manage our investments in RMBS, Other ABS and Real Estate, Hyperion Crystal River utilizes Hyperion Capital’s proprietary analytical methods in performing scenario analysis to forecast cash flows and expected total returns under different interest rate assumptions. Simulation analysis is also performed to provide a broader array of potential patterns of return over different interest rate scenarios. Such analysis may be applied to individual securities or to an entire portfolio. Hyperion Crystal River also performs relative value analyses of individual securities based on yield, credit rating, average life, expected duration and option-adjusted spreads. Other considerations in Hyperion Crystal River’s investment process include analysis of fundamental economic trends, suitability for investment by a REIT, consumer borrowing trends, home price appreciation and relevant regulatory developments.
      Our investments in real estate assets and other alternative asset classes will be recommended and, if approved by Hyperion Crystal River, closed and managed by Brascan Asset Management.
      To evaluate, invest and manage investments in real estate, Brascan Asset Management, through its affiliates, will utilize its experience and strong track record as an operator of commercial properties. Relying on Brookfield’s local presence in offices in the United States, Canada, Brazil and the United Kingdom, we expect that Brascan Asset Management is well positioned to underwrite and analyze real estate investments throughout North America, including the analysis of market conditions and building specific issues (including lease and structural analysis). Other considerations in the investment process will include valuation and analyses of economic conditions and demographic trends as well as supply and demand considerations.
      To evaluate, invest and manage investments in hydroelectric, gas- and coal-fired power generating facilities, Brascan Asset Management, through its affiliates, will utilize its experience as an owner and operator of hydroelectric, gas- and coal-fired power generating facilities. With operations in Canada, the United States and Brazil, Brookfield is well-positioned to underwrite and analyze investment opportunities in these regions including an analysis of current market conditions and property specific issues, such as in the case of hydro-electric generating facilities, structural assessments of dams and generating facilities, water flows and water storage capability, water use agreements, and turbines. Other considerations in the investment process include, but are not limited to, an analysis of market supply and demand, and an evaluation of the relative competitiveness of the sources of supply in the market, including but not limited to, as applicable, nuclear, coal-fired, gas-fired, hydroelectric, wind and emerging alternative forms of electricity generation.
      Brookfield, through its affiliates, owns and manages timber operations in Canada, the United States and Brazil. With its presence in these markets, we believe that Brookfield has the capability to underwrite and analyze investment opportunities for us. Considerations in the investment process include but are not limited to, the forest density, age and species distribution, growth rates, which can vary by species and geographic region, proximity to and depth of markets, and anticipated harvesting and silviculture costs.
Hyperion Capital’s Historical Performance
      The following table sets forth Hyperion Capital’s historical investment performance with respect to its assets under management in its Enhanced MBS (credit sensitive MBS — specifically, Non-Agency MBS and real estate-related asset-backed securities) and high yield CMBS categories. These asset classes are those in which Hyperion Capital invests that are similar in nature to the assets in which we currently invest and intend to continue to invest. However, the investment returns shown below generally were obtained using much lower levels of financial leverage than what we intend to use. Past performance is not indicative of future results. In addition, this information is a reflection of Hyperion Capital’s historical performance and not a guarantee or prediction of the return that Hyperion Capital or Hyperion Crystal River will achieve for us. The percentile rankings noted below reflect the performance of Hyperion Capital against other asset managers for the same period. For example, performance that is reflected in the 7th percentile means that Hyperion Capital’s performance ranked in the top 7% of all asset managers with that investment strategy for the period noted.
PSN Mortgage-Backed Universe — percentile rankings (as of 12/31/2005)

	Hyperion Enhanced		Hyperion High Yield
	MBS		CMBS

	Gross		Gross
	Return	Percentile	Return	Percentile

1 year	3.51%	7	8.80%	1
3 year	4.71%	8	9.77%	1
5 year	7.20%	12	12.89%	1
10 year	7.65%	7
Hyperion Capital obtained this information from Plan Sponsor Network, or PSN, which is a third-party investment manager database and is a division of Informa Investment Solutions. We and Hyperion Capital have not verified the accuracy of the information provided by PSN. All rates of return are annualized. Performance figures shown are gross of fees and do not take into account advisory fees or transaction costs. These costs reduced actual returns. Index returns do not reflect any management fees, transaction costs or expenses.
     The following tables set forth Hyperion Capital’s investment track record for a representative sample of accounts. No selective periods of performance have been used. Valuations and returns are computed and stated in U.S. dollars. The returns are computed using time-weighted total rates of return. A time-weighted rate of return eliminates the distorting effects created by inflows of new money and is the most common method used to compare the returns of investment managers. The effect of varying cash inflows is eliminated by assuming a single investment at the beginning of a period and measuring the growth or loss of market value to the end of that measurement period. Leverage has not been employed. Accounting is based on trade date. Accrued income is calculated for all fixed income securities which have been held at any time during the month. The daily interest accrual is computed and accumulated as an income flow on each day that the security is held. Accrual accounting recognizes all revenues and expenses in the period they incur. Unlike cash accounting, the transaction may not always occur when the physical cash is received. Cash flows generated from contributions and withdrawals are accumulated as capital flows at the end of the day on which they occur. Past performance is not indicative of future results. In addition, this information is a reflection of Hyperion Capital’s historical performance and not a guarantee or prediction of the return that Hyperion Capital or Hyperion Crystal River will achieve for us.
      Hyperion Capital’s High Yield CMBS strategy is to invest primarily in commercial mortgage-backed securities, rated below-investment grade, with the objective of outperforming the Lehman High Yield CMBS Index, which is comprised of below-investment grade rated CMBS securities. The Index data has been taken from published sources. Index performance returns do not reflect management fees or expenses. Performance results are presented before management and custodial fees but after all trading commissions. All returns are represented gross of withholding taxes.
Hyperion Capital High Yield CMBS Composite
Performance Disclosures

	Gross Rate	Net Rate of	Benchmark	Number	Composite	Composite	% of	Total Firm
	of Return(1)	Return(2)	Return(3)	of	Dispersion(4)	Assets	Firm	AUM
Year	(%)	(%)	(%)	Portfolios	(%)	($ millions)	AUM(5)	($ millions)

2005	8.80	8.41	12.95	1	0	178	1	17,619
2004	16.62	16.20	16.70	1	0	164	1	12,920
2003	4.25	3.83	3.61	1	0	140	2	8,869
2002	24.72	24.18	24.42	1	0	135	2	8,156
2001	11.11	10.61	11.14	1	0	128	2	7,076
2000	18.58	18.05	22.44	1	0	115	2	5,705
1999	0.95	0.59	3.44	2	0.28	126	3	4,673
1998	(6.38)	(6.71)	(9.89)	2	0.43	104	2	5,211
3/1997-12/1997(6)	14.38	14.18	22.83	2	1.36	101	2	6,493

(1)	Gross performance results are presented before management and custodial fees but after all trading commissions.

(2)	Net performance is calculated using the fee schedule of the portfolios comprising the composite.

(3)	The Lehman High Yield CMBS Index returns do not incorporate management fees or expenses.

(4)	The composite dispersion is calculated on a high-low basis by averaging monthly dispersion in the composite for each calendar year. Dispersion is the mathematical difference between returns on multiple portfolios.

(5)	AUM refers to Hyperion Capital’s assets under management.

(6)	April 1997 is the inception date of the Hyperion Capital High Yield CMBS Composite. For periods of less than one year, returns are not annualized.

     Hyperion Capital’s Enhanced MBS strategy is to invest primarily in credit sensitive MBS — specifically, Non-Agency MBS and real estate-related asset-backed securities — with the objective of capitalizing on relative value opportunities and outperforming the Lehman MBS Index, which is an unmanaged index comprised of fixed-rate securities backed by pools of mortgages that are rated investment grade or higher. The Index data has been taken from published sources. Index performance returns do not reflect management fees or expenses. Performance results are presented before management and custodial fees but after all trading commissions. All returns are represented gross of withholding taxes.
Hyperion Capital Enhanced MBS Composite
Performance Disclosures

	Gross Rate	Net Rate of	Benchmark	Number	Composite	Composite	% of	Total Firm
	of Return(1)	Return(2)	Return(3)	of	Dispersion(4)	Assets	Firm	AUM
Year	(%)	(%)	(%)	Portfolios	(%)	($ millions)	AUM(5)	($ millions)

2005	3.51	3.39	2.61	1	0	1,423	8	17,619
2004	6.54	6.42	4.70	1	0	1,375	11	12,920
2003	4.09	3.96	3.07	1	0	1,371	15	8,869
2002	10.21	10.08	8.75	1	0	1,365	17	8,156
2001	11.92	11.79	8.22	1	0	1,241	18	7,076
2000	14.45	14.31	11.16	1	0	973	17	5,705
1999	2.61	2.48	1.86	1	0	928	20	4,673
1998	5.21	5.09	6.96	1	0	867	17	5,211
1997	13.49	13.35	9.49	1	0	812	13	6,493
1996	5.24	5.11	5.35	1	0	817	14	5,932
1995	24.52	24.34	16.80	1	0	697	14	5,162
1994	(5.69)	(5.84)	(1.61)	1	0	366	10	3,820
1993	11.81	11.66	6.84	1	0	243	7	3,593

(1)	Gross performance results are presented before management and custodial fees but after all trading commissions.

(2)	Net performance is calculated using the fee schedule of the portfolios comprising the composite.

(3)	The Lehman MBS Index returns do not incorporate management fees or expenses.

(4)	The composite dispersion is calculated on a high-low basis by averaging monthly dispersion in the composite for each calendar year. Dispersion is the mathematical difference between returns on multiple portfolios.

(5)	AUM refers to Hyperion Capital’s assets under management.
Hyperion Crystal River Portfolio Management Resources
      Our Manager, together with our sub-advisors, has respected, well-established portfolio management resources for each of our targeted asset classes, and an extensive, mature infrastructure supporting those resources. These portfolio management resources and infrastructure are fully scalable to service our company’s activities.
Chairman of the Investment Strategy Committee
      Lewis S. Ranieri is the founder of the Hyperion Capital private equity funds and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion Capital. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., a private investment advisor and management corporation, and is Chairman and a member of the Board of Directors of Hyperion Capital. He is also Chairman of the Board of Directors of American Financial Realty Trust, Capital Lease Funding, Inc., Computer Associates International, Inc., Franklin Bank Corp. and Five Mile Capital Partners LLC. In addition, Mr. Ranieri serves on the Board of Directors of Reckson Associates Realty Corp.
      Prior to forming Hyperion Capital, Mr. Ranieri had been Vice Chairman of Salomon Brothers, Inc. He is generally considered to be a pioneer of the securitized mortgage market in the U.S. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon Brothers’ leadership position in the MBS area, and also led the effort to obtain federal legislation to support and build the market. At Salomon Brothers, Mr. Ranieri was responsible for the firm’s activities in the mortgage, real estate and government-guaranteed areas.
      Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recipient of the lifetime achievement award given by the Fixed Income Analysts Society, Inc. and was subsequently inducted into the FIASI Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios.
      Mr. Ranieri acts as a trustee or director of Environmental Defense and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.
Residential MBS/ ABS Team

	Years of
	Investment
Name	Experience	Relevant Investment Experience

John Dolan	28	Chief Investment Officer and Managing Director — Hyperion Capital. Before joining Hyperion Capital, Mr. Dolan served as Managing Director and was responsible for managing the Active Bond Group in the Global Investment Management area at Bankers Trust. Prior to that, he spent eight years at Salomon Brothers, Inc. as a Managing Director specializing in mortgage-backed securities trading and new product development. He started his career at Citibank, in 1977, where he managed the MBS trading desk and focused on new development and product education.

Michelle Russell-Dowe	11	Managing Director — Hyperion Capital. Prior to joining Hyperion Capital, Ms. Russell-Dowe was a Vice President in the Residential Mortgage-Backed Securities Group at Duff & Phelps Credit Rating Company, and was responsible for the rating and analysis of residential mortgage-backed transactions. Ms. Russell-Dowe’s experience at Duff & Phelps included modeling, collateral evaluation and rating of both first- and second-lien mortgage-backed transactions, as well as loan-to-value, re-performing, non-performing, and seller financed mortgage loans. In addition, Ms. Russell-Dowe managed Duff & Phelps’s monitoring and surveillance efforts for outstanding rated residential MBS transactions.

Commercial MBS Team

	Years of
	Investment
Name	Experience	Relevant Investment Experience

Clifford Lai	24	President — Hyperion Capital. Prior to joining Hyperion Capital, Mr. Lai was Managing Director of Fixed Income at First Boston Asset Management, where he was responsible for over $7.5 billion in high-grade, fixed income assets. His previous positions include Vice President and Manager of Mortgage Research at Morgan Stanley, Senior Portfolio Manager at Benham Capital Management, and Asset/Liability Manager for World Savings and Loan in Oakland, California.

Julie Madnick	14	Director — Hyperion Capital. Prior to her involvement in CMBS, Ms. Madnick developed portfolio strategies geared towards maintaining book yield while maximizing asset and liability management efficiency for Hyperion Capital’s insurance clients. Ms. Madnick was also involved in MBS account management, where she analyzed sector, product, duration, and credit weightings versus appropriate indices, and made portfolio repositioning recommendations. Earlier in her career, Ms. Madnick worked at Salomon Brothers, Inc., where she focused on identifying value in mortgage-backed pass-throughs and variance implementation to maximize the firm’s profitability.

Dale Grages	23	Director — Hyperion Capital. As the head of CMBS underwriting, Mr. Grages is responsible for the analysis of commercial credit for Hyperion’s CMBS investments. Mr. Grages oversees CMBS underwriting including B-piece due diligence and investment-grade real estate credit analysis. His responsibilities are to evaluate commercial mortgages, identify risks associated with the underwriting quality, geographic and property markets, and to make recommendations on credit situations. He also aids in the development of procedures and models for the surveillance and underwriting of CMBS transactions.

Years of
Investment
Name	Experience	Relevant Investment Experience

Mr. Grages has over 20 years of experience as a credit officer in commercial real estate debt and equity investments. He has been responsible for large CMBS and portfolio financing transactions in the United States and Canada. Most recently, he was Managing Director of CMBS underwriting at MortgageRamp. At MortgageRamp, Mr. Grages was a credit officer responsible for underwriting portfolios, large loans, and conduit loans for multiple premier conduit clients. He was also responsible for diligence and re-underwriting for B-piece buyers of CMBS issues. Prior to joining MortgageRamp, Mr. Grages was Investment Manager for MetLife Real Estate, serving on their Real Estate Investment Committee. Mr. Grages joined MetLife Real Estate in 1984 where he gained extensive experience in commercial real estate transactions including equity asset management, loan work-out, foreclosures, equity joint venture work-out, loan origination, underwriting and acquisitions.
Real Estate and Alternative Assets Team

	Years of
	Investment
Name	Experience	Relevant Investment Experience

Bruce Robertson	17	Managing Partner and President — Brascan Asset Management. Since 1995, Mr. Robertson has served in various capacities with Brookfield and its affiliates. Mr. Robertson has experience in mergers and acquisitions, corporate financings, merchant banking and corporate restructurings in a number of industries. He previously served as Brookfield’s Chief Financial Officer. Mr. Robertson is a member of the board of directors for Criimi Mae, Inc. He also serves on the board of directors of a number of Brookfield-sponsored publicly-traded mutual fund corporations.

Anthony Breaks	7	Senior Vice President — Brascan Asset Management. Mr. Breaks is responsible for developing structured fixed income vehicles for Brascan Asset Management and its partners. Prior to joining Brascan Asset Management, Mr. Breaks was a director at Liberty Hampshire and was responsible for structuring two CDOs, a series of CDO restructurings, as well as ongoing surveillance and analytics for CDO assets. Prior to joining Liberty Hampshire, Mr. Breaks was with Merrill Lynch where he worked in trading and structuring capacities in Adjustable Rate Mortgages, Medium Term Notes, and CDOs. Mr. Breaks is a Chartered Financial Analyst.

Portfolio Management Infrastructure
      We benefit from Hyperion Capital’s extensive portfolio management infrastructure. We believe that successful portfolio management, particularly of complex vehicles such as a REIT, requires a robust infrastructure. Hyperion Capital has made a major investment in risk management, operations, and other resources that directly support its portfolio teams. For control purposes, these systems are completely separate from portfolio management functions. A majority of these systems have been developed in-house by Hyperion Capital. Specifically, Hyperion Capital currently employs approximately 85 individuals, most of them professional level employees, in the following areas:

•	Investment management,

•	Quantitative analysis,

•	Accounting, tax and finance,

•	Operations,

•	Technology systems,

•	Risk management and

•	Legal/compliance.
Risk Management
      Risk management is a cornerstone of Hyperion Capital’s portfolio management system and we believe these risk management capabilities distinguish us from many of our competitors. Through our management agreement with Hyperion Crystal River, we benefit from Hyperion Capital’s comprehensive risk management program, which addresses not only the risks of portfolio loss, such as risks relating to price volatility, position sizing and leverage, but also the operational risks that can have major adverse impacts on investment programs. Operational risks include execution of transactions, clearing of transactions, recording of transactions, position monitoring, supervision of traders, portfolio valuation, counterparty credit and approval, custodian relationships, trader authorization, accounting and regulatory.
      Hyperion Capital’s risk management operation is headed by Hyperion Capital’s chief investment officer, who reports directly to Hyperion Capital’s president. Another important element of risk control at Hyperion Capital is its investment strategy committee, which consists of its chief investment officer and senior members of its portfolio management team. In addition to reviewing daily and monthly operations, Hyperion Capital’s chief investment officer formulates policies to identify risk, prepares risk management reports and makes recommendations to Hyperion Capital’s investment strategy committee.
      In addition to reviewing daily and monthly operations, Hyperion Capital’s risk management team formulates policies to identify risk, prepares risk management reports, and makes recommendations to Hyperion Capital’s senior management.
      Hyperion Capital’s systems are backed up nightly, with tapes taken offsite and stored with a third-party provider. Hyperion Capital’s business continuity plan generally allows for a complete return of operations within 48 hours. The plan includes access to an offsite facility and daily offsite storage of systems data with automatic systems backup. The disaster recovery plan is updated periodically and lists the processes required to allow for full systems recovery.

Our Financing Strategy

Leverage Strategy
      We use leverage in order to increase potential returns to our stockholders. We use leverage for the purpose of financing our portfolio and do not expect to speculate on changes in interest rates. However, our use of leverage may also have the effect of increasing losses when economic conditions are unfavorable. While we have identified our leverage targets for each principal investment detailed above, our investment policies require no minimum or maximum leverage and our investment strategy committee will have the discretion, without the need for further approval by our board of directors, to increase the amount of leverage we incur above our targeted range for individual asset classes. Our portfolio and leverage are regularly reviewed by our board of directors as part of their ongoing oversight of our Manager’s activities and performance.
      Hyperion Capital has broad experience in using leverage to enhance portfolio returns, and we believe this experience will help us enhance our returns. Hyperion Capital’s leverage experience includes the following:

•	The CDOs that Hyperion Capital co-structures and manages are significantly leveraged vehicles. The principal amount of the debt securities issued by the CDOs is much greater than the equity tranches, which function as a “first loss” piece.

•	Hyperion Capital uses total return swaps, which are leveraged instruments, to enhance investment returns.

•	For its closed-end bond fund, Hyperion Capital trades various derivative instruments that are inherently leveraged, such as interest rate futures, options and swaps.

Repurchase Agreements
      We finance certain of our RMBS through the use of repurchase agreements. These agreements allow us to borrow against RMBS we own. We sell our RMBS to a counterparty and agree to repurchase the same RMBS from the counterparty at a price equal to the original sales price plus an interest factor. These agreements are accounted for as debt, secured by the underlying assets. During the term of a repurchase agreement, we earn the principal and interest on the related RMBS and pay interest to the counterparty.
      Repurchase agreements are one of the primary vehicles we use to achieve our desired amount of leverage for our RMBS. We intend to continue to maintain formal relationships with multiple counterparties for the purpose of obtaining financing on favorable terms. Our repurchase agreement counterparties are commercial and investment banks with whom we have agreements in place that cover the terms of our transactions.
      As of September 30, 2005, we had outstanding repurchase obligations under repurchase agreements with seven counterparties totaling approximately $2.0 billion with a weighted average borrowing rate of 3.82%.
      In certain circumstances, we have financed the purchase of securities from a counterparty through a repurchase agreement with the same counterparty pursuant to which we pledge the purchased securities. Currently, we record the acquisition of these securities as assets and the related borrowing under repurchase agreements as financing liabilities on our consolidated balance sheet with changes in the fair value of the securities being recorded as a component of other comprehensive income in stockholders’ equity. Interest income earned on the securities and interest expense incurred on the repurchase obligations are reported separately on our consolidated income statement. As of September 30, 2005 we had entered into 38 such transactions, and our September 30, 2005 balance sheet included approximately $804.4 million of such securities and approximately $697.2 million of such repurchase agreement liabilities.
      It has come to our attention and to the attention of other market participants, as well as our repurchase agreement counterparties, that SFAS 140 may require a different accounting treatment for such transactions. Under SFAS 140, transactions in which we acquire securities from a counterparty that are financed through a repurchase agreement with the same counterparty will not qualify as a purchase by us if we are not able to conclude that the securities purchased have been legally isolated from the counterparty. If the acquisitions do not qualify as a purchase of securities under SFAS 140, we would not be permitted to include the securities purchased and repurchase agreements on a gross basis on our balance sheet. Additionally, we would not be able to report on a gross basis on our income statement the related interest income earned and interest expense incurred. Instead, we would be required to present the net investment on our balance sheet together with an embedded derivative with the corresponding change in fair value of the derivative being recorded in the income statement. The value of the derivative would reflect not only changes in the value of the underlying securities, but also changes in the value of the underlying credit provided by the counterparty. Although we believe our accounting for these transactions is appropriate, we will continue to evaluate our position as the interpretation of this issue among industry participants and standard setters evolves.

Warehouse Facilities
      In addition to repurchase agreements, we rely on credit facilities for capital needed to fund our other investments. These facilities, referred to as warehouse lines or warehouse facilities, are typically lines of credit from other financial institutions that we can draw from to fund our investments. Warehouse lines are typically collateralized loans made to investors who invest in securities and loans that in turn pledge the resulting securities and loans to the warehouse lender. Third party custodians, usually large banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the securities and loans and, if there is a default under the warehouse line, for the benefit of the warehouse lender.
      The pool of assets in a warehouse facility typically must meet certain requirements, including term, average life, investment rating, agency rating and sector diversity requirements. There are also certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs. Failure to comply with these requirements could result in either the need to post additional collateral or cancellation of the financing facility.
      We intend to continue to maintain formal relationships with multiple counterparties for the purpose of maintaining warehouse lines on favorable terms.
      As of September 30, 2005, we had no outstanding borrowings under warehouse lines.

Term Financing — CDOs
      We intend to continue to finance certain of our assets using term financing strategies, including CDOs and other match-funded financing structures. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities and corporate debt. Like typical securitization structures, in a CDO:

•	the assets are pledged to a trustee for the benefit of the holders of the bonds;

•	one or more classes of the bonds are rated by one or more rating agencies; and

•	one or more classes of the bonds are marketed to a wide variety of fixed income investors, which enables the CDO sponsor to achieve a relatively low cost of long-term financing.
      Unlike typical securitization structures, the underlying assets may be sold, subject to certain limitations, without a corresponding pay-down of the CDO provided the proceeds are reinvested in qualifying assets. As a result, CDOs enable the sponsor to actively manage, subject to certain limitations, the pool of assets. We believe CDO financing structures may be an appropriate financing vehicle for our targeted non-residential real estate asset classes, because they will enable us to obtain long-term cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.
      As of September 30, 2005, we had no outstanding borrowings under term financing structures. On November 30, 2005, we closed our first sponsored CDO financing. See “Business — Our Investment Strategy — Collateralized Debt Obligations.”

Total Return Swaps
      Subject to maintaining our REIT qualification, we may finance certain of our investments using total return swaps, which are swaps in which the non-floating rate side is based on the total return of an equity or fixed income instrument with a life longer than the swap. Total return swaps allow an investor to gain exposure to an underlying loan without actually owning the loan. In these swaps, the total return (interest, fees and capital gains/losses on an underlying loan) is paid to an investor in exchange for a floating rate payment. The investor pays a fraction of the value of the total amount of the loan that is referenced in the swap as collateral posted with the swap counterparty. The total return swap, therefore, is a leveraged investment in the underlying loan.
      We generally enter into total return swaps with one-, two- or three-year maturities. Because swap maturities may not correspond with the maturities of the assets underlying the swap, we may wish to renew many of the swaps as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.
      Total return swaps will not be qualifying assets or produce qualifying income for purposes of the REIT asset and income tests. See “Federal Income Tax Consequences of Our Qualification as a REIT.” We may enter into total return swaps through a TRS, which may cause the income from such swaps to be subject to corporate income tax.
      As of September 30, 2005, we had not engaged in any total return swaps.

Example of the Impact of the Use of Leverage
      In example 1 below, we use borrowed funds to increase the initial yield on our investment in Agency Adjustable Rate RMBS from 5.35% to 12.35%. In example 2 below, we borrow less funds and increase our yield only from 5.35% to 10.35%. As mentioned above, however, borrowed funds can also lead to lower returns and greater losses than if we did not borrow funds. We plan to execute these types of transactions by arranging repurchase agreements in which we pledge our assets as collateral to secure our repayment obligations. Some of those repurchase agreements may have terms in which a decline in the pledged assets’ market value could trigger an early repayment of the existing obligations. If, in the example set forth below, we repay Agency Adjustable Rate RMBS early, the return on equity could be reduced. As reflected below, if we were required to increase the amount of equity capital we invested by $242,424 in order to repay $242,424 of repurchase agreement obligations, then the return on equity would be reduced from 12.35% to 10.35%. These examples are not guarantees or predictions of the returns we will achieve. They are only illustrations of the impact of leverage. For risks related to the use of hedging, see “Risk Factors — We expect to leverage our investments, which may adversely affect our return on our investments and may reduce cash available for distribution.”

		Example 1		Example 2

1.	Amount invested in Agency ARMS	$10,000,000		$10,000,000
2.	Nominal yield on Agency ARMS	5.35%		5.35%
3.	Income from Agency ARMS (1 × 2)*	$535,000		$535,000
4.	Leverage assumed for Agency ARMS (debt/equity)	14.0	x	10.0	x
5.	Amount borrowed to finance investment in Agency ARMS	$9,333,333		$9,090,909
6.	Interest rate on amount borrowed	4.10%		4.10%
7.	Interest expense (5 × 6)*	$382,667		$372,727
8.	Hedging costs on amount borrowed	0.75%		0.75%
9.	Hedging expense (5 × 8)*	$70,000		$68,182
10.	Net income on Agency ARMS (3 - 7 - 9)*	$82,333		$94,091
11.	Equity capital invested (1 - 5)*	$666,667		$909,091
12.	Return on equity capital invested before expenses (10/11)*	12.35%		10.35%

*	The numbers in parentheses refer to the line numbers.
Our Hedging and Interest Rate Risk Management Strategy
      Repurchase agreements generally have maturities of 30 to 90 days and the weighted average life of the RMBS we own is generally longer. The difference in maturities, in addition to reset dates and reference indices, creates potential interest rate risk.
      We expect to utilize derivative financial instruments to hedge all or a portion of the interest rate risk associated with certain types of our borrowings. Under the federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, provided that our total gross income from such hedges and other non-qualifying sources must not exceed 25% of our total gross income.
      We engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or potentially other influences on the values of our assets. Because of the tax rules applicable to REITs, we may be required to implement certain of these techniques through a TRS that is fully subject to corporate income taxation. However, no assurances can be given that these investment and leverage strategies can successfully be implemented. Our interest rate management techniques may include:

•	puts and calls on securities or indices of securities;

•	Eurodollar futures contracts and options on such contracts;

•	interest rate swaps and/or swaptions; and

•	other similar transactions.
      These techniques may also be used in an attempt to protect us against declines in the market value of our assets that result from general trends in debt markets.
      We may, from time to time, enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. The interest rate swap agreements have historically been structured such that we receive payments based on a variable interest rate and make payments based on a fixed interest rate. The cost of such swap agreements is de minimis as these swaps often trade in a very liquid market and are based on the yield curve, and as the yield curve flattens, the swap agreements become accretive to our net income. The variable interest rate on which payments are received is calculated based on various reset mechanisms for LIBOR. The repurchase agreements generally have maturities of 30 to 90 days and carry interest rates that correspond to LIBOR rates for those same periods. The swap agreements effectively fix our borrowing cost and are not held for speculative or trading purposes.
      Interest rate management techniques do not eliminate risk but seek to mitigate interest rate risk. For example, if both long-term and short-term interest rates were to increase significantly, it could be expected that:

•	the weighted average life of the MBS would be extended because prepayments of the underlying mortgage loans would decrease; and

•	the market value of any fixed rate MBS would decline as long-term interest rates increased.
      As of September 30, 2005, we had hedged a portion of the liabilities related to our mortgage portfolio by entering into a combination of one-, two-, three-, five- and ten-year interest rate swaps. The total notional par value of such swaps was approximately $1,180.5 million.
Illustration of Impact of Interest Rate Volatility on Return
      The following table illustrates how an effective hedging strategy can offset the negative impact that rising interest rates would otherwise have on assets with a fixed yield. In example 1 below, which represents a hypothetical investment in subordinated CMBS, the return on equity capital invested declines from 16.70% to 12.32% as a result of an illustrative 250 bps increase in funding costs. In example 2, which assumes an investment in the same security, an additional cost is incurred upfront to hedge the entire liability exposure, which results in a return on equity capital invested of 15.56%. However, in this example the investor would be unaffected by interest rate increases, since the incremental funding costs would be offset by a gain in the hedging instrument (i.e., the all-in financing cost would be effectively locked). An effective hedging strategy can help reduce the volatility of returns in a portfolio. These examples are not guarantees or predictions of the returns we will achieve. They are only illustrations of the impact of hedging. For risks related to the use of hedging, see “Risk Factors — Risks Related to our Business and Investment Strategy — Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.”

Example 1: Unhedged Investment	Example 2: Hedged Investment

Investment After	Investment After
Initial Investment	Rate Increase	Initial Investment	Rate Increase

1.	Amount invested in Subordinated CMBS	$10,000,000	$10,000,000	$10,000,000	$10,000,000
2.	Nominal yield on Subordinated CMBS	9.12%	9.12%	9.12%	9.12%
3.	Income from Subordinated CMBS (1 × 2)*	$912,000	$912,000	$912,000	$912,000
4.	Leverage assumed for Subordinated CMBS (debt/equity)	1.75	x	1.75	x	1.75	x	1.75	x
5.	Amount borrowed to finance investment in Subordinated CMBS	$6,363,636	$6,363,636	$6,363,636	$6,363,636
6.	Interest rate on amount Borrowed	4.79%	7.29%	4.79%	7.29%
7.	Hedging cost on amount Borrowed	0.00%	0.00%	0.65%	0.65%
8.	Loss/(gain) on hedging Instrument	0.00%	0.00%	0.00%	(2.50)%
9.	All-in financing cost (including hedging cost) (6 + 7 + 8)*	4.79%	7.29%	5.44%	5.44%
10.	Interest expense (5 × 6)*	$304,818	$463,909	$304,818	$463,909
11.	Net hedging expense (5 × (7 + 8))*	$0	$0	$41,364	$(117,727)
12.	Net income on Subordinated CMBS (3 - 10 - 11)*	$607,182	$488,091	$565,818	$565,818
13.	Equity capital invested (1 - 5)*	$3,636,364	$3,636,364	$3,636,364	$3,636,364
14.	Return on equity capital invested before expenses (12/13)*	16.70%	12.32%	15.56%	15.56%

*	The numbers in parentheses refer to the line numbers.
To the extent that a hedge is inefficient, the resulting leveraged return will range from 11.18% for a fully inefficient hedge to 15.56% for a fully efficient hedge, depending on the extent to which the hedge is inefficient.
Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities
      Hyperion Capital will abide by its conflicts of interest policy and thus will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with Hyperion Capital’s conflict of interest policy described below, we might not participate in each such opportunity but will on an overall basis equitably participate with Hyperion Capital’s other clients in all such opportunities. Hyperion Capital allocates investments to eligible accounts, including Crystal River, based on current demand according to the market value of the account. If the investment cannot fulfill the pro rata allocation or be allocated in marketable portions, the investment is allocated on a rotational basis and based on current demand, with an emphasis placed on those accounts that were excluded in prior allocations. The rotational system is determined by Hyperion Capital’s chief investment officer and is overseen by its compliance officer to ensure fair and equitable investment allocation to all accounts in accordance with the Investment Advisers Act.
      Unlike Hyperion Capital, Brascan Asset Management is not bound by Hyperion Capital’s conflict of interest policy and thus is not obligated to offer us any specific investment opportunities. Any decision to do so will be entirely within Brascan Asset Management’s discretion and it can be expected that some investments that are appropriate for us in view of our investment criteria will not be offered to us and will be made by affiliates of Brookfield without our participation.
      Hyperion Capital historically has managed accounts with similar or overlapping investment strategies and has a conflict-resolution system in place so that we may share equitably with other Hyperion Capital client accounts in all investment opportunities, particularly those involving a security with limited supply, that may be suitable for our company and such other client accounts.
      Hyperion Capital’s chief investment officer oversees its conflict-resolution system, and Hyperion Capital’s chief compliance officer regularly monitors the procedural aspects of the program. The program places particular emphasis on the equitable allocation of scarce investment opportunities, which are situations where Hyperion Capital is unable to obtain the full amount of the securities that it wishes to purchase for the relevant client accounts, such as newly-issued debt instruments.
      In these situations, Hyperion Capital’s policy is to first determine and document the amount of the security it wishes to purchase for each of the participating accounts, based on the size, objectives of the accounts, current client demand and other relevant factors. Hyperion Capital then places an order for the total of these amounts. If Hyperion Capital is able to obtain only partial execution of the order, its policy calls for the allocation of the purchased securities in the same proportion that it would have allocated a full execution of the order. The policy permits departure from such proportional allocation only if the allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy provides for a “rotational” protocol of allocating subsequent partial executions so that, on an overall basis, each account is treated equitably.
      Other conflict-resolution policies of Hyperion Capital and the terms of our management agreement with Hyperion Crystal River that will apply to the management of our company include controls for:

•	Split price executions — These are situations where Hyperion Capital places an order for multiple clients and the order is executed at different prices. Hyperion Capital’s policy is that the executions are to be allocated to the participating accounts so that each account receives the same average price.

•	Cross trades — These are trades where Hyperion Capital places an order for a client account to buy (or sell) a particular security and places a simultaneous or virtually simultaneous order for another client account to sell (or buy) the same security. In such case, under Hyperion Capital’s policies, the pair of transactions must be approved by the chief investment officer and executed at the prevailing market price as determined by an independent broker-dealer.

•	Principal transactions — Under the terms of our management agreement with Hyperion Crystal River, we have agreed not to acquire an investment from, sell an investment to or make any co- investment with any proprietary account of Hyperion Capital, Brookfield or any of their respective affiliates, which we refer to as related persons, or any account advised by any related person, or borrow funds from or lend funds to any related person or invest in any investment vehicle advised by any related person unless the transaction is on terms no less favorable than can be obtained on an arm’s length basis from unrelated third parties based on prevailing market prices, other reliable indicators of fair market value or an independent valuation or appraisal and has been approved by a majority of our independent directors. If we invest in an investment vehicle advised by a related person, including, for example, a private investment fund managed by an affiliate of Brookfield, and the asset class of such investment is one that we are professionally staffed to underwrite, we expect, although no assurance can be given, that our Manager and/or such affiliate would waive any base and incentive management fees relating to such investment in excess of the base and incentive management fees that we would owe our Manager in respect of such investment had we made the investment directly and not through such affiliate.

      Our Manager may engage other parties, including its affiliates or any of our sub-advisors and/or any of their respective affiliates, to provide services to us or our subsidiaries, including asset management, property management, leasing, financing and disposition and/or similar services customarily provided to a business similar to ours, provided that, such services are provided at market rates with standard market terms and, in the case of a sub-advisor or an affiliate of either our Manager or a sub-advisor, the party providing the services has sufficient qualifications and experience to perform the services at a level of quality comparable to non-affiliated service providers in the area, the cost to our Manager is no less favorable than can be obtained from an unrelated third party on an arm’s length basis and any such arrangements are approved by a majority of our independent directors.
Policies with Respect to Certain Other Activities
      If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.
      We have not in the past but may in the future offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.
      In addition, we have in the past and may in the future borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements and warehouse facilities. We also intend to utilize structured financing techniques, such as CDOs, to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our portfolio and leverage are regularly reviewed by our Board of Directors as part of their oversight of our Manager.
      We have in the past and may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, we have not made in the past but may in the future make such investments for the purpose of exercising control over such entities.

      We engage in the purchase and sale of investments. We have in the past and may in the future make loans to third parties in the ordinary course of business for investment purposes. We will not underwrite the securities of other issuers.
      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.
      Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.
Operating and Regulatory Structure
      We intend to qualify and will elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended on December 31, 2005. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.
      As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. Crystal River Capital TRS Holdings, Inc., our TRS, will be a regular taxable corporation that will be subject to federal, state and local income tax on its income.
      Our investment activities are managed by Hyperion Crystal River and supervised by our investment strategy committee and board of directors. In exchange for its services, we pay Hyperion Crystal River an annual base management fee determined by our stockholders’ equity but not by our performance, as well as an incentive management fee based on our performance.
      Hyperion Crystal River has retained Brascan Asset Management as a sub-advisor with respect to investments in real estate and other real estate-related, yield-oriented assets and Ranieri & Co. as a sub-advisor with respect to senior level guidance and relationships. Each sub-advisor evaluates potential investments, recommends suitable investments to Hyperion Crystal River and, on our behalf, closes each investment approved by Hyperion Crystal River.
Exclusion from Regulation Under the Investment Company Act
      We intend to operate our business so as to be excluded from regulation under the Investment Company Act. Because we conduct our business directly and through wholly-owned subsidiaries, we must ensure not only that we qualify for an exclusion from regulation under the Investment Company Act, but also that each of our subsidiaries so qualifies.
      We are excluded from regulation under the Investment Company Act under a provision designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we will need to ensure that at least 55% of our assets consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for purposes of the Investment Company Act, which we refer to as qualifying real estate assets, and that at least 80% of our assets consist of qualifying real estate assets and real estate-related assets. We do not intend to issue redeemable securities.
      Based on no-action letters issued by the Division, we classify our investment in residential mortgage loans as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the mortgage loan a qualifying real estate asset. We do not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets for the 55% test, but only real estate-related assets for the 80% test.
      We also consider agency whole pool certificates to be qualifying real estate assets. An agency whole pool certificate is a certificate issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset for purposes of the 55% test, but constitutes a real estate-related asset for purposes of the 80% test.
      We generally do not expect our investments in RMBS and CMBS, other than our investments in agency whole pool certificates, to constitute qualifying real estate assets for the 55% test, unless we determine that those investments are the “functional equivalent” of owning mortgage loans, which will depend, among other things on whether we have the unilateral foreclosure rights with respect to the underlying real estate collateral. Instead, these investments generally will be classified as real estate-related assets for purposes of the 80% test. We do not expect that our investments in CDOs, ABS, credit default and total return swaps will constitute qualifying real estate assets, although we may treat our interests in a CDO issuer that is excluded from Investment Company Act regulation under Section 3(c)(5)(C) of the Investment Company Act and in which we own at least 50% of the outstanding equity interests (considered to be “voting securities” for purposes of the Investment Company Act) as qualifying real estate assets. Moreover, to the extent that these investments are not backed by mortgage loans or other interests in real estate, they will not constitute real estate-related assets. Instead, they will constitute miscellaneous assets, which can constitute no more than 20% of our assets.
      We have not received, nor have we sought, a no-action letter from the Division regarding how our investment strategy fits within the exclusions from regulation under the Investment Company Act that we and our subsidiaries are using. To the extent that the Division provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the Division could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
Competition
      Our net income depends, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring real estate-related assets, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase. Many of our competitors are significantly larger than us, have access to greater capital and other resources and may have other advantages over us. In addition to existing companies, other companies may be organized for similar purposes, including companies organized as REITs focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of our common stock. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.
      We have had and expect to continue to have access to Hyperion Crystal River’s and our sub-advisors’ professionals and their industry expertise, which will provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. In addition, we expect that these relationships will enable us to learn about, and compete more effectively for, financing opportunities with attractive companies in the industries in which we seek to invest. For additional information concerning the competitive risks we face, see “Risk Factors — Risks Related To Our Business and Investment Strategy — We operate in a highly competitive market for investment opportunities.”
Staffing
      We are managed by Hyperion Crystal River pursuant to the management agreement between Hyperion Crystal River and us. All of our executive officers are employees or directors of Hyperion Capital or one or more of its affiliates. We expect that Hyperion Capital will have additional investment professionals who will support Hyperion Crystal River’s operations. See “Management — Management Agreement.”
Legal Proceedings
      We and Hyperion Crystal River are not currently subject to any material legal proceedings.
Place of Business
      Our offices, Hyperion Capital’s offices and Hyperion Crystal River’s offices are located at One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006, and our telephone number is 1-800-HYPERION. Brascan Asset Management’s principal offices are located at Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281-1021. Ranieri & Co.’s principal offices are located at 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553. We maintain an internet site at http://www.crystalriverreit.com which contains information concerning us and our subsidiaries. Information included or referred to on our website is not incorporated by reference or otherwise a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

MANAGEMENT
Directors and Executive Officers
      Our board of directors consists of six directors, five of which have been determined by our board of directors to be independent in accordance with the general independence standards of the New York Stock Exchange.
      The terms of office of our board of directors are divided into three classes:

•	Class I directors, whose term will expire at the annual meeting of stockholders to be held in 2006 and when their successors are duly elected and qualify;

•	Class II directors, whose term will expire at the annual meeting of stockholders to be held in 2007 and when their successors are duly elected and qualify; and

•	Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2008 and when their successors are duly elected and qualify.
      Our Class I directors are Janet Graham and Harald Hansen; our Class II directors are William Paulsen and Louis Salvatore; and our Class III directors are Clifford Lai and Rodman Drake. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors are elected and qualify.
      All of our executive officers are employees or directors of Hyperion Capital or one or more of its affiliates.
      Our directors and executive officers, their ages and titles with Crystal River, and their positions with Hyperion Capital, as of February 28, 2006, are as follows:

			Position at Hyperion
Name	Age	Title	Capital or its affiliates

Clifford Lai	52	Chairman of the Board; Chief Executive Officer and President	President and Chief Executive Officer
John Dolan	51	Chief Investment Officer	Chief Investment Officer
John Feeney	46	Executive Vice President and Secretary	Director of Marketing
Barry Sunshine	47	Chief Financial Officer	Director
Rodman Drake	62	Director(1)	Director of Hyperion Total Return Fund, Inc., Hyperion Strategic Mortgage Income Fund, Inc., Hyperion 2005 Investment Grade Opportunity Term Trust, Inc., Hyperion Strategic Bond Fund, Inc. and Hyperion Collateralized Securities Fund, Inc.
Janet Graham	51	Director(2)

			Position at Hyperion
Name	Age	Title	Capital or its affiliates

Harald Hansen	73	Director(1)	Director of Hyperion Strategic Bond Fund, Inc., Hyperion Collateralized Securities Fund, Inc. and Quadrant Fund, Inc.
William Paulsen	59	Director(3)
Louis Salvatore	59	Director(3)	Director of Hyperion Total Return Fund, Inc. and Hyperion Strategic Mortgage Income Fund, Inc.

(1)	Appointed on February 23, 2005.

(2)	Appointed on September 28, 2005.

(3)	Appointed on June 21, 2005.
Biographical Information
      Information for each of our directors, executive officers and independent directors is set forth below.

Clifford Lai
      Mr. Lai, President and Chief Executive Officer of Hyperion Capital since 1998 and Chief Investment Officer from 1993 through 1998, oversees the overall management of the firm, the direction of its growth, and the development of strategic business opportunities. Mr. Lai also serves as President of Hyperion Capital’s closed-end fixed income mutual funds, as well as Chief Investment Officer for Hyperion Capital’s joint venture, Lend Lease Hyperion Capital Advisors LLC. He is also a member of Hyperion Capital’s board of directors. Mr. Lai has over 24 years of experience in the industry. Prior to joining Hyperion Capital, he was president, chief executive officer and secretary of AIG-Hyperion, Inc. Prior to joining AIG-Hyperion, Mr. Lai was managing director of fixed income at First Boston Asset Management, where he was responsible for over $7.5 billion in high-grade, fixed income assets. His previous positions include vice president and manager of mortgage research at Morgan Stanley, senior portfolio manager at Benham Capital Management, and asset/liability manager for World Savings and Loan in Oakland, California. He earned a BA from the University of California-Berkeley and an MBA from California State University at San Francisco.

John Dolan
      Mr. Dolan, Chief Investment Officer of Hyperion Capital since 2001 and Chief Investment Strategist from 1998 through 2001, is responsible for the firm’s overall investment strategies, risk management, product development and quantitative research efforts, as well as developing and implementing new initiatives for Hyperion’s investment process. In addition to managing client portfolios, Mr. Dolan oversees the firm’s approach to evaluating new structures in the fixed income market, particularly with regard to credit risk. He is also a member of Hyperion Capital’s board of directors. Mr. Dolan has over 28 years of experience in the industry. Prior to joining Hyperion Capital, he served as a managing director of mortgage-backed securities trading for Salomon Brothers, Inc. He is a graduate of Union College and holds an MBA from the Wharton Graduate Business School.

John Feeney
      Mr. Feeney, Director of Marketing of Hyperion Capital since 1997 and Director of Marketing for AIG-Hyperion from 1994 through 1997, directs Hyperion Capital’s marketing and client service efforts. In this capacity, he is responsible for new business development, strategic relationships, and product development. Mr. Feeney is a member of the firm’s board of directors. Mr. Feeney has over 23 years of experience in the industry. Before joining Hyperion Capital, Mr. Feeney was a vice president in the fixed income department of Credit Suisse First Boston. He spent six years in Tokyo, Japan, as a senior marketing representative for Credit Suisse First Boston, with responsibility for the distribution of fixed income and asset management products to institutional clients in Japan and other Asian markets. Previously, he spent two years in fixed income sales at PaineWebber. Mr. Feeney began his career in the money market and foreign exchange trading and sales areas at Chase Manhattan Bank. While at Chase, Mr. Feeney spent one-and-a-half years in the Treasury Department of the bank’s branch in the Republic of Panama. Mr. Feeney earned a BA from Georgetown University.

Barry Sunshine
      Mr. Sunshine, Chief Financial Officer of Hyperion Capital since September 1, 2005 and a certified public accountant, is responsible for financial reporting and supervision of the accounting function for Crystal River. Prior to joining Crystal River, Mr. Sunshine was a partner at the accounting firm of Schwartz & Hofflich from January 1990 through August 2005. Prior to working with Schwartz & Hofflich, Mr. Sunshine was senior tax accountant with Arthur Andersen LLP. Mr. Sunshine earned a BS in Accounting from Fairleigh Dickinson University and a Master of Science in Taxation from Pace University.

Rodman Drake
      Mr. Drake has served as the Chairman of the Board, since 2003, and as a director, since 1989, of several investment companies advised by Hyperion Capital and its affiliates, and has served as a member of the audit committee and chairman of the nominating and compensation committee for several of those investment companies during that time. Mr. Drake is a co-founder of Baringo Capital LLC, a private equity firm that was formed in 2002, and serves on the boards of directors of the Animal Medical Center, Parsons Brinckerhoff, Inc., The Student Loan Corporation and Jackson Hewitt Tax Service, Inc. Mr. Drake also is a Trustee of the Excelsior Funds group, which is sponsored by US Trust Co. Mr. Drake earned a BA from Yale University and an MBA from Harvard Business School.

Janet Graham
      Since March 1996, Ms. Graham has had her own independent Toronto-based advisory services/consulting business, which has operated under the name IQ Alliance Incorporated since August 2002, and has undertaken a wide variety of engagements on behalf of major corporate clients, including the delivery of real estate related financial advisory services. Ms. Graham recently began to work as a life and executive coach. Ms. Graham is a member of the Board of Trustees of IPC US REIT, a publicly traded Canadian real estate investment trust, and a member of the Board of Directors of the Canadian Urban Institute, a Canadian non-profit organization. Prior to March 1996, Ms. Graham held senior positions at CIBC and CIBC Wood Gundy Securities Inc. for 15 years specializing in corporate finance and corporate lending to real estate and other companies. Ms. Graham holds a Bachelor of Applied Science from Guelph

University in Guelph, Ontario and a Master of Business Administration from York University in Toronto, Ontario and is a chartered accountant, a Canadian designation.

Harald Hansen
      Since 1999, Mr. Hansen has served as a director of several investment companies advised by Hyperion Capital and its affiliates. Mr. Hansen served as the chief executive officer of First Union National of Georgia since 1987 and chairman of the board starting in 1989 until his retirement in 1996. Mr. Hansen has also served as the executive vice president in charge of the General Banking Group of First National Bank of Georgia. He serves on the boards of directors of Georgia Commerce Bank and Chairman of the Executive Committee, Midtown Alliance and the U.S. Disabled Athletes Fund. Mr. Hansen is a Trustee of Oglethorpe University and Asheville School and a Trustee of the Tull Foundation. Mr. Hansen earned a BS degree from Duke University. He is a retired colonel in the United States Marine Corps Reserve.

William Paulsen
      Mr. Paulsen is an independent private investor. Mr. Paulsen serves as a trust manager for Camden Properties, an apartment real estate investment trust that is the successor company by merger of Summit Properties. Mr. Paulsen was a founder and the chief executive officer of Summit Properties from 1993 until his retirement in 2001 and served as co-chairman of the board of directors until 2005. Mr. Paulsen is active in Angel Investment and was the founder of The Charleston Angel Partnership in Charleston, South Carolina. He also serves as a Trustee of The Asheville School. Mr. Paulsen earned a BS and an MBA from The University of North Carolina at Chapel Hill.

Louis Salvatore
      Mr. Salvatore is a certified public accountant. Since September 2002, Mr. Salvatore has been the representative of one of the four board members of Arthur Andersen LLP. From September 1992 to August 2002, Mr. Salvatore was the managing partner of Arthur Andersen’s metropolitan New York offices, and from January 1998 to August 2002, he was the Northeast Region managing partner. From 1989 to January 2001, Mr. Salvatore was a member of the board of partners of Andersen Worldwide S.C. and, from August 2000 to January 2001, he was interim managing partner — chief executive officer of Andersen Worldwide. Mr. Salvatore serves on the boards of directors of the Catholic Charities Diocese of Brooklyn, Jackson Hewitt Tax Service Inc., where he is the chairman of the audit committee, Hyperion Strategic Mortgage Income Fund, Inc. and Hyperion Total Return Fund, Inc. Mr. Salvatore has been designated by the board as a “financial expert.”
Board Committees
      Our board of directors has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee
      Our board of directors has established an audit committee, which is composed of our five independent directors, Ms. Graham and Messrs. Drake, Hansen, Paulsen and Salvatore. Mr. Salvatore chairs our audit committee and has been determined by our board of directors to be an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.
      The committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.

Compensation Committee
      Our board of directors has established a compensation committee, which is composed of Ms. Graham and Messrs. Drake, Hansen, Paulsen and Salvatore. Mr. Paulsen chairs the committee, whose principal functions are to:

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement; and

•	administer our incentive plans.

Nominating and Corporate Governance Committee
      Our board of directors has established a nominating and corporate governance committee, which is composed of Ms. Graham and Messrs. Drake, Hansen, Paulsen and Salvatore. Mr. Hansen chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board of directors and our corporate governance, and annually recommends to the board of directors nominees for each committee of the board of directors. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board of directors.

Code of Business Conduct and Ethics
      Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees and to Hyperion Crystal River’s officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our Securities and Exchange Commission reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.
      Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.
Director Compensation
      Any member of our board of directors who is also an employee of our Manager, Hyperion Capital, or Brookfield or their respective affiliates, or the excluded directors, will not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $50,000 (which was increased from $35,000 effective October 1, 2005), with the option to receive a portion or all of such fee in our common stock or common stock units, subject to certain restrictions and will also receive an annual award of 2,000 shares of restricted stock following each annual meeting of stockholders. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our Audit Committee is paid an annual retainer of $10,000 and the chairs of our Nominating and Corporate Governance Committee and our Compensation Committee each are paid an annual retainer of $3,000.
      Our independent directors are also eligible to receive restricted stock, options and other stock-based awards under our 2005 long-term incentive plan. Rodman Drake and Harald Hansen each received an award of 1,400 shares of restricted stock, and our former director Leo Walsh received an award of 700 shares of our restricted stock on March 15, 2005, all of which shares vested on the date of issue, in lieu of all or a portion of their respective director’s fee for 2005.
Executive Compensation
      We have not paid, and we do not intend to pay, any annual cash compensation to our executive officers for their services as executive officers. Our executive officers are compensated by Hyperion Crystal River from the income Hyperion Crystal River receives under the management agreement between Hyperion Crystal River and us.
2005 Long-Term Incentive Plan
      Our board of directors adopted a 2005 long-term incentive plan, which we refer to as the 2005 Plan, in March 2005. The purpose of the 2005 Plan is to provide incentives to our Manager, executive officers, employees, directors and other persons and entities that provide services to us to motivate them toward our long-term success, growth and profitability and to attract, retain and reward key personnel. The 2005 Plan authorizes the award of stock options, stock appreciation rights, stock, restricted stock, restricted stock units, stock units, deferred stock units and performance-based awards.
      The 2005 Plan provides for the issuance in the 2005 calendar year of 1,740,000 shares of our common stock. In subsequent calendar years, the maximum limit on the number of shares shall increase by an amount equal to ten percent (10%) of the difference, if any (but not less than zero) between the number of shares of our common stock that were outstanding as of the last day of the immediately preceding calendar year and the number of shares of our common stock that were outstanding as of the last day of the calendar year preceding such year, except that for purposes of the foregoing calculation, the last day of the calendar year preceding the calendar year ending December 31, 2005, shall be March 15, 2005. In no event shall the number of shares of our common stock issued pursuant to the 2005 Plan exceed 10,000,000. On March 15, 2005, 210,000 shares were issued or reserved for issuance to our Manager, and our Manager allocated those shares to our officers, directors, members of our investment strategy committee and employees and to employees of Hyperion Capital that provide services to us. In addition, on March 15, 2005, an aggregate of 3,500 shares were issued to three of our independent directors. Administration of the 2005 Plan is carried out by the compensation committee of the board of directors. The compensation committee or the board of directors may delegate its authority under the 2005 Plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the compensation committee or the board of directors and its delegate. The shares of our common stock subject to any award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent awards, except as prohibited by law. In addition, future awards may occur with respect to shares of our common stock that we refrain from otherwise delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes.
      Either our board of directors or a committee appointed by our board of directors may administer the 2005 Plan. We refer to our board of directors and any committee exercising discretion under the 2005 Plan from time to time as the Committee. The board of directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers, to make awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers whom we have specifically authorized to make awards. With respect to decisions involving an award intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the Committee is to consist solely of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of ours or our affiliates.
      Subject to the terms of the 2005 Plan, the Committee has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock, units, or share appreciation rights, which we refer to as SARs, to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2005 Plan and its administration, to interpret and construe the 2005 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2005 Plan. Within the limits of the 2005 Plan, the Committee may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel, or renew them. In addition, the Committee may buy-out options or SARs, subject to certain conditions may terminate and cancel options or SARs in exchange for a commitment to issue options or SARs after more than six months or, subject to shareholder approval or under certain circumstances, reduce the exercise price for outstanding options or SARs.
      The 2005 Plan provides that we and our affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the 2005 Plan. The 2005 Plan releases these individuals from liability for good faith actions associated with the 2005 Plan’s administration.
      Our Manager, officers, directors, employees and other persons or entities that provide services to us, including employees of our Manager or its affiliates are eligible to participate in the 2005 plan. The Committee may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to eligible persons.
      Options granted under the 2005 Plan provide participants with the right to purchase shares of our common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, which we refer to as Non-ISOs. The 2005 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.
      A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.
      The exercise price of Non-ISOs may not be less than 75% of the fair market value on the grant date of the shares of our common stock subject to the award, and the exercise price of SARs may not be less than 75% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of our common stock subject to the award for participants who own more than ten percent of our shares of common stock on the grant date. For ISOs granted to other participants and for options intended to be exempt from Internal Revenue Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of common stock on the grant date.
      To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of our common stock, cashless exercise under a program the Committee approves and surrender of restricted stock, restricted stock units, SARs or deferred stock units.
      The term over which participants may exercise options and SARs may not exceed ten years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock.
      Under the 2005 Plan, no participant other than our Manager may receive options and SARs that relate to no more than 100,000 shares of our common stock per calendar year and our

Manager may not receive options or SARs that relate to more than 1,000,000 shares of our common stock per calendar year.
      Under the 2005 Plan, the Committee may grant restricted stock that are forfeitable until certain vesting requirements are met, may grant restricted stock units which represent the right to receive shares of our common stock after certain vesting requirements are met, and may grant unrestricted stock as to which the participant’s interest is immediately vested. For restricted awards, the 2005 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. Unless otherwise provided in an award agreement, recipients of restricted stock will be entitled to the dividends declared and paid on the underlying stock and recipients of restricted stock units will be entitled to cash payments equal to the amount of the dividends otherwise payable if the shares underlying the restricted stock units were outstanding. The 2005 Plan provides for unrestricted stock that vests in full upon the date of a grant or other date determined by the Committee. The 2005 Plan also provides for deferred stock units in order to permit certain directors, officers, consultants, or select members of management to defer their receipt of compensation payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and restricted stock units. Deferred stock units represent a future right to receive shares of our common stock.
      If an award agreement does not provide for earlier payment of dividends, whenever shares of our common stock are released pursuant to these awards, the participant will be entitled to receive additional shares of our common stock that reflect any stock dividends that our stockholders received between the date of the award and issuance or release of the shares of our common stock. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to our stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to our stockholders until paid in cash when the shares of our common stock to which they relate are either released from restrictions in the case of restricted stock or issued in the case of restricted stock units.
      The 2005 Plan authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may, or may not, designate as “performance compensation awards” that are intended to be exempt from Internal Revenue Code Section 162(m) limitations. In either case, performance units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units are payable in shares of common stock, cash, or some combination of the two; subject to an individual participant limit for participants, other than our Manager, of $500,000 and 100,000 shares of our common stock per performance period. The participant limit for our Manager is 1,000,000 shares of our common stock and $500,000 per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year.
      With respect to performance compensation awards, the 2005 Plan requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Internal Revenue Code Section 162(m).
      Under the 2005 Plan, the possible performance measures for performance compensation awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments, in total or on a per share basis; basic or adjusted net income; basic or adjusted funds from operations or cash flow; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of our common stock; total stockholder return; total assets; growth in assets on new origination of assets; equity market capitalization; assets under management; and mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Internal Revenue Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.
      As a condition to the issuance of shares of our common stock pursuant to awards, the 2005 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.
      Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for directors, officers, a select group of management or highly compensated employees and with respect to awards to our Manager, which are transferable to employees of our Manager or its affiliates that provide services to us.
      The Committee will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2005 Plan but as to which no awards have yet been granted or that have been returned to the 2005 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the 2005 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2005 Plan.
      In addition, in the event or in anticipation of a change in control, as defined in the 2005 Plan, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (1) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (2) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or

(3) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.
      Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2005 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested, and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.
      In the event of any distribution to our stockholders of securities of any other entity or other assets, other than dividends payable in cash or our stock, without receipt of consideration by us, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our board of directors to exercise any discretion that the board of directors may exercise in the case of a change in control.
      The term of the 2005 Plan is ten years from the date of approval by our board of directors. Our board of directors may from time to time, amend, alter, suspend, discontinue, or terminate the 2005 Plan; provided that no amendment, suspension, or termination of the 2005 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the Committee. An amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the 2005 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the Committee may amend the 2005 plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
      On March 15, 2005, we issued to our Manager 84,000 shares of restricted stock and granted to our Manager options to purchase 126,000 shares of our common stock, with an exercise price equal to $25 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock on a fully-diluted basis. These shares and these options will vest or become exercisable in three equal annual installments beginning on March 15, 2006. Hyperion Crystal River has the right in its discretion to allocate, and has allocated, these shares and options to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us. We believe this investment provides an incentive for Hyperion Crystal River to operate our company with a view towards maximizing returns to our stockholders. On March 15, 2005, we issued to three of our independent directors an aggregate of 3,500 shares of restricted stock, which shares vested on the respective date of issuance.

Equity Compensation Plan Information
      The following table presents information as of September 30, 2005 with respect to compensation plans under which shares of our common stock are authorized for issuance.

		Weighted Average	Number of Securities
	Number of Securities to Be	Exercise Price of	Remaining Available
	Issued upon Exercise of	Outstanding	for Future Issuance
	Outstanding Options,	Options, Warrants	under Equity
Plan Category	Warrants and Rights(1)	and Rights	Compensation Plans(2)

Equity Compensation Plans Approved by Stockholders	213,500	$25.00	1,526,500
Equity Compensation Plans Not Approved by Stockholders(3)	—	—	—

Total	213,500	$25.00	1,526,500

(1)	There are no outstanding warrants or rights.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options. Reflects an aggregate of 3,500 shares of restricted stock issued to three of our independent directors in lieu of cash directors fees on March 15, 2005 under our 2005 Plan.

(3)	The Company does not have any equity compensation plans that have not been approved by stockholders.
Indemnification and Limitation on Liability; Insurance
      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
      Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
      Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any of our or our predecessor’s employees or agents.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.
      However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
      We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Management Agreement
      Upon completion of our March 2005 private offering, we entered into a management agreement with Hyperion Crystal River, pursuant to which it provides for the day-to-day management of our operations.
      The management agreement requires Hyperion Crystal River to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Hyperion Crystal River’s role as Manager is under the supervision and direction of our board of directors. Hyperion Crystal River is responsible for

•	the selection, purchase and sale of our portfolio investments,

•	our financing activities, and

•	providing us with investment advisory services.
      Hyperion Crystal River is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

•	investigating, analyzing and selecting possible investment opportunities;

•	with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers;

•	engaging and supervising, on our behalf and at our expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by Hyperion Crystal River and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our board of directors;

•	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with the investment guidelines;

•	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

•	counseling us regarding the maintenance of our exemption from regulation under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

•	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by Hyperion Crystal River;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing or reinvesting any money or securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders), and advising us as to our capital structure and capital raising;

•	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

•	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	obtaining appropriate warehouse facilities or other financings for our assets;

•	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•	performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or Hyperion Crystal River shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.
      Pursuant to the management agreement, Hyperion Crystal River will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Hyperion Crystal River, its directors, officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify Hyperion Crystal River, its affiliates, directors, officers, members, managers, investment strategy committee members, employees and agents with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of Hyperion Crystal River not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the management agreement or claims of its employees relating to the terms and conditions of employment. Hyperion Crystal River has agreed to indemnify us, our directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of Hyperion Crystal River constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by Hyperion Crystal River’s employees relating to the terms and conditions of their employment by Hyperion Crystal River. Hyperion Crystal River will carry errors and omissions and other customary insurance upon the completion of the offering.
      Pursuant to the terms of the management agreement, Hyperion Crystal River is required to provide us with our management team, including a chief executive officer, president, chief investment officer, chief financial officer and executive vice president, along with appropriate support personnel, to provide the management services to be provided by Hyperion Crystal River to us. However, Hyperion Crystal River is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business. None of Hyperion Capital’s employees are contractually dedicated to our Manager’s obligations under the management agreement. Pursuant to our management agreement, Hyperion Crystal River will form an investment strategy committee to advise and consult with Hyperion Crystal River’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the investment strategy committee are Lewis Ranieri, who also serves as chairman of the committee, Clifford Lai and John Dolan of Hyperion Capital and Bruce Robertson of Brookfield. Although it is not contractually prohibited from doing so, Hyperion Crystal River currently does not, nor does it intend to, provide services to third parties that are unrelated to us.
      The initial term of the management agreement expires on December 31, 2008 and will be automatically renewed for a one-year term each anniversary date thereafter. After the initial term, our independent directors will review Hyperion Crystal River’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fees payable to Hyperion Crystal River are not fair, subject to Hyperion Crystal River’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. Our board of directors will provide 180 days’ prior notice of any such termination and Hyperion Crystal River will be paid a termination fee equal to the amount of two times the sum of the average annual base management fee and the average annual incentive management fee earned by Hyperion Crystal River during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

      We may also terminate the management agreement for cause without payment of the termination fee with 30 days’ prior written notice from our board of directors. Cause is defined as:

•	Hyperion Crystal River’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof;

•	Hyperion Crystal River’s fraud, misappropriation of funds, or embezzlement against us;

•	Hyperion Crystal River’s gross negligence of duties under the management agreement;

•	the occurrence of certain events with respect to the bankruptcy or insolvency of Hyperion Crystal River, including an order for relief in an involuntary bankruptcy case or Hyperion Crystal River authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of Hyperion Crystal River; and

•	certain changes of control (as defined in the management agreement) of Hyperion Crystal River.
      Cause does not include unsatisfactory performance that is materially detrimental to our business.
      Our Manager may terminate the management agreement effective upon 30-days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30-days after written notice to us specifying the default and requesting that the default be remedied in such 30-days period. The management agreement may be terminated at the option of Hyperion Crystal River, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event.
Sub-Advisory Agreements
      We and Hyperion Crystal River have entered into sub-advisory agreements with each of Brascan Asset Management and Ranieri & Co., pursuant to which they, subject to the direction and control of Hyperion Crystal River, provide advisory services to Hyperion Crystal River in connection with its service to us as our external manager.
      Brascan Asset Management has been engaged to supervise and manage our investments in real estate, hydroelectric, gas- and coal-fired power generating facilities and timber assets, make recommendations with respect to the purchase and sale of such assets and arrange for the purchase and sale of such assets, subject to the discretion of Hyperion Crystal River to determine the amount or percentage of our assets to be invested in such assets. Ranieri & Co. has been engaged to advise and consult with Hyperion Crystal River concerning macroeconomic trends, market trends in RMBS and portfolio management. Each sub-advisory agreement may be terminated without penalty by our Manager or by the sub-advisor upon 60 days written notice and will terminate automatically upon the termination of the management agreement with Hyperion Crystal River or in the event of an “assignment” thereof within the meaning of the Investment Advisors Act.
      Each sub-advisor, its respective directors, officers, managers and employees will not be liable to us, any subsidiary of ours, our Manager and any directors, officers, managers, stockholders, owners or partners of the foregoing for acts or omissions performed or not performed in accordance with and pursuant to its sub-advisory agreement with us, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under its sub-advisory agreement. We have agreed to indemnify each sub-advisor and our Manager and their respective affiliates, officers, directors, members, managers, employees, agents, successors and assigns with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from either acts or omissions of such sub-advisor other than those constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties under its sub-advisory agreement with us and our Manager or claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor has agreed to indemnify us and our Manager, their directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from acts or omissions of such sub-advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under its sub- advisory agreement with us or any claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor will carry errors and omissions and other customary insurance upon the completion of the offering.
Base Management Fees and Incentive Management Fees; Sub-Advisor Compensation
      We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of Hyperion Capital provided through Hyperion Crystal River to conduct our operations. Expense reimbursements to Hyperion Crystal River are made on the first business day of each calendar month.
      Base Management Fee. We pay Hyperion Crystal River a base management fee monthly in arrears in an amount equal to 1/12 of our equity as defined in the management agreement times 1.50%. Hyperion Crystal River uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.
      For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock. The foregoing calculation of the base management fee will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Hyperion Crystal River and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.
      Hyperion Crystal River’s base management fee is to be calculated by Hyperion Crystal River within fifteen business days after the end of each month and such calculation is to be promptly delivered to us. We are obligated to pay the base management fee in cash within twenty business days after the end of each month.
      Reimbursement of Expenses. Because Hyperion Crystal River’s employees perform certain legal, regulatory, compliance, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, Hyperion Crystal River is paid or reimbursed for the documented cost of performing such tasks (which is not subject to any annual limitation), provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s length basis. Our Manager waived the reimbursement of its expenses through December 31, 2005.
      We also pay all operating expenses, except those specifically required to be borne by Hyperion Crystal River under the management agreement. Hyperion Crystal River is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of Hyperion Crystal River’s employees and other related expenses. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with the establishment and maintenance of our credit facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings;

•	expenses relating to the payment of dividends;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the Commission and other governmental bodies;

•	transfer agent and exchange listing fees;

•	the costs of printing and mailing proxies and reports to our stockholders;

•	costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us;

•	costs and out-of-pocket expenses incurred by directors, officers, employees or other agents of Hyperion Crystal River for travel on our behalf;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials;

•	settlement, clearing, and custodial fees and expenses;

•	the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf; and

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of Hyperion Crystal River.
      In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of Hyperion Crystal River and its affiliates required for our operations. Hyperion Crystal River waived its right to request reimbursement from us of these expenses through December 31, 2005.

      Incentive Management Fee. In addition to the base management fee, Hyperion Crystal River will receive quarterly incentive compensation in an amount equal to 25% of:

•	the dollar amount by which our net income (before non-cash compensation expense and the incentive management fee) per share for such quarter exceeds an amount equal to:

•	the product of the weighted average price per share in this offering and any subsequent offerings of our common stock multiplied by the higher of:

•	2.4375% and

•	25% of the then applicable 10-year treasury note rate plus 0.50%,

•	multiplied by the weighted average number of shares of common stock outstanding during the quarter provided, that the foregoing calculation of the incentive management fee shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Hyperion Crystal River and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.
      We structured the incentive fee in this manner in order to provide Hyperion Crystal River with an incentive to manage our portfolio with a view towards achieving positive net income. Our ability to achieve returns in excess of the thresholds noted above in order for Hyperion Crystal River to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.
      Hyperion Crystal River will compute the quarterly incentive management fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive management fee with respect to each fiscal quarter within five business days following the delivery to us of Hyperion Crystal River’s written statement setting forth the computation of the incentive management fee for such quarter. The management agreement provides that 10% of Hyperion Crystal River’s incentive management fee is to be paid in shares of our common stock (provided that under our management agreement, Hyperion Crystal River may not receive payment of its incentive management fee in shares of our common stock if such payment would result in Hyperion Crystal River owning directly or indirectly through one or more subsidiaries more than 9.8% of our common stock) and the balance in cash. Hyperion Crystal River may, in its sole discretion, elect to receive a greater percentage of its incentive management fee in the form of our common stock. Under our management agreement, Hyperion Crystal River agrees that it may not elect to receive shares of our common stock as payment of its incentive management fee, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading).
      The number of shares to be received by Hyperion Crystal River will be based on the fair market value of these shares. Shares of our common stock delivered as payment of the incentive management fee will be immediately vested or exercisable, provided that Hyperion Crystal River has agreed not to sell the shares prior to one year after the date they are paid. Hyperion Crystal River’s transfer restriction will lapse if the management agreement is terminated. Hyperion Crystal River will have the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to us and we will issue or permit the transfer of these shares in accordance with our Manager’s instructions, subject to applicable law and provided that these shares will remain subject to the foregoing one-year lock-up period.

      We have agreed to register the resale of these shares of our common stock. We have also granted Hyperion Crystal River the right to include these shares in any registration statements we might file in connection with any future public offerings, subject only to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among selling stockholders participating in those offerings).
      An example of a hypothetical quarterly incentive fee calculation under our management agreement with Hyperion Crystal River follows.
      This hypothetical example assumes the following:

•	GAAP net income before non-cash equity compensation expense (“Adjusted GAAP net income”) equals $9,000,000;

•	17,400,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the quarter is 17,400,000;

•	U.S. 10-year treasury rate is 4.5%; and

•	weighted average offering price per share of common stock is $25.00.
      Under these assumptions, the quarterly incentive fee payable to Hyperion Crystal River would be as calculated below:

1.	Adjusted GAAP net income per share ($9,000,000/17,400,000)	$0.5172
2.	Weighted average offering price per share of common stock ($25.00) multiplied by the greater of(A) 2.00% or(B) 0.50% plus one-fourth of the 10-year U.S. treasury rate (1.63%)	$0.5000
3.	Excess of Adjusted GAAP net income per share over amount calculated in 2 above ($0.5172-$0.5000)	$0.0172
4.	Weighted average number of shares outstanding multiplied by the amount calculated in 3 above (17,400,000 x $0.0172)	$299,280
5.	Incentive Fee equals 25% of amount calculated in 4 above	$74,820
      Sub-Advisor Compensation. Our sub-advisors are paid advisory fees by our Manager funded by management fees paid by us to our Manager.
      Brascan Asset Management is paid a monthly advisory fee equal to 20% of the base management fee and incentive management fees received by our Manager. Our Manager also will pay Brascan Asset Management 20% of any termination fees received by our Manager in the event that our management agreement with our Manager is terminated. If the sub-advisory agreement with Brascan Asset Management is terminated, our Manager will continue to pay termination fees to Brascan Asset Management equal to the annual investment advisory fees and termination fees otherwise payable in accordance with the foregoing until the fifteenth anniversary of its sub-advisory agreement with us and our Manager.
      Ranieri & Co. is paid an annual advisory fee of $100,000.
      In addition, we are responsible for paying certain expenses and for reimbursement of the sub-advisors for such expenses that are incurred on our behalf.
Restricted Stock and Option Grant
      Upon completion of our March 2005 private offering, we issued to Hyperion Crystal River 84,000 shares of restricted stock and granted to Hyperion Crystal River options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock as of the date of this prospectus on a fully-diluted basis, and it subsequently transferred those shares and options to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us. These shares and options will vest or become exercisable in three equal annual installments beginning on March 15, 2006. In addition, on March 15, 2005, an aggregate of 3,500 shares were issued to three of our independent directors.
Conflicts of Interest In Our Relationship With Hyperion Crystal River and Hyperion Capital
      We are entirely dependent on Hyperion Crystal River for our day-to-day management and only have a few independent officers. Our chairman of the board, chief executive officer and president, chief financial officer, chief investment officer and executive vice president also serve as officers and/or directors of Hyperion Capital or certain of its affiliates. As a result, our management agreement with Hyperion Crystal River was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.
      Hyperion Capital engages in other investment management activities pursuant to which it manages accounts that have overlapping objectives with us. Hyperion Capital has agreed to offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies, and other relevant factors, subject to the application of its conflict-resolution system. Hyperion Capital has a conflict-resolution system in place so that our company may share equitably with other Hyperion Capital client accounts in all investment opportunities, particularly those involving a security with limited supply, that may be suitable for our account and such other accounts. This system also includes other controls designed to prevent any client account receiving favorable treatment over any other client account. Hyperion Capital allocates investments to eligible accounts, including Crystal River, based on current demand according to the market value of the account. If the investment cannot fulfill the pro rata allocation or be allocated in marketable portions, the investment is allocated on a rotational basis and based on current demand, with an emphasis placed on those accounts that were excluded in prior allocations. The rotational system is determined by Hyperion Capital’s chief investment officer and is overseen by its compliance officer to ensure fair and equitable investment allocation to all accounts in accordance with the Investment Advisers Act.
      The ability of Hyperion Crystal River and Hyperion Capital and their respective officers and employees to engage in other business activities may reduce the time Hyperion Crystal River spends managing us.
      We do not currently contemplate entering into any investment opportunity in which Hyperion Capital or Hyperion Crystal River has an interest. In the event that any such investment opportunity is made available to us in the future, the transaction will require the approval of a majority of our independent directors. We may acquire investments from Brookfield or its affiliates. Brascan Asset Management is not obligated to offer to us such investment opportunities, but may do so in its discretion. With respect to the acquisition or disposition of all investments recommended by Brascan Asset Management, in the absence of available market prices, the transaction price for any transaction will be based on an independent third-party valuation of the investment to be acquired or disposed, and all transactions will be approved by our board of directors and by a majority of our independent directors.
      The management compensation structure that we have agreed to with Hyperion Crystal River may cause Hyperion Crystal River to invest in potentially higher yielding investments.

Investments with higher yield potential generally are riskier or more speculative. The compensation we pay to Hyperion Crystal River consists of both a base management fee that is not tied to our performance and an incentive management fee that is based entirely upon our performance in achieving targeted levels of net income. The risk inherent in the incentive fee component is that it may cause Hyperion Crystal River, in evaluating investments and other management strategies, to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. This could result in increased risk to the value of our investment portfolio. Subject to certain limitations, Hyperion Crystal River will receive at least 10% of its incentive fee in the form of shares of our common stock.
      Termination of the management agreement with Hyperion Crystal River without cause is difficult and costly. The management agreement provides that it may only be terminated without cause following the initial period annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock, based either upon unsatisfactory performance by Hyperion Crystal River that is materially detrimental to us or upon a determination that the management fee payable to Hyperion Crystal River is not fair, subject to Hyperion Crystal River’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. Hyperion Crystal River will be provided 45 days’ prior notice of any such termination and will be paid a termination fee equal to the amount of two times the sum of the average annual base management fee and the average annual incentive management fee earned by Hyperion Crystal River during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate Hyperion Crystal River without cause.
      Hyperion Crystal River is authorized to follow very broad investment guidelines in managing our portfolio. Our directors periodically review our investment guidelines and our investment portfolio. However, our board of directors will not review all of our proposed investments, other than any investments involving our affiliates or our sub-advisors’ affiliates, which they are required to review. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by Hyperion Crystal River. Furthermore, Hyperion Crystal River may use complex strategies and transactions entered into by Hyperion Crystal River may be difficult or impossible to unwind by the time they are reviewed by the directors. Hyperion Crystal River has great latitude within the broad guidelines of the investment guidelines in determining the types of assets it may decide are proper investments for us. Poor investment decisions would have a material adverse effect on our ability to make distributions to our stockholders.
      Pursuant to the management agreement, Hyperion Crystal River will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Hyperion Crystal River, its directors, officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify Hyperion Crystal River, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Hyperion Crystal River not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Hyperion Crystal River has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of Hyperion Crystal River constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by Hyperion Crystal River’s employees relating to the terms and conditions of their employment by Hyperion Crystal River.
      At the discretion of Hyperion Crystal River and us, Hyperion Crystal River may enter into a separate management agreement with Crystal River Capital TRS Holdings, Inc. for the purpose of providing management services with respect to our different lines of business, so long as the aggregate compensation paid to Hyperion Crystal River by us and our TRS does not exceed the aggregate compensation payable under our management agreement.
      Affiliates of Hyperion Crystal River or our sub-advisors may provide services to us or to our subsidiaries, including property management, leasing, financing and disposition services. Our management agreement with Hyperion Crystal River will provide that affiliates of Hyperion Crystal River, Brascan Asset Management or Ranieri & Co. may be retained to provide services to us that are customarily provided in connection with the acquisition, development, management, leasing, financing and disposition of real estate or the management and administration of businesses similar to ours, provided that such services are provided at market rates, the agreements with the affiliates contain standard market terms, the affiliate providing the services has sufficient qualifications and experience to perform the services at a level of quality comparable to non-affiliated service providers in the area and the agreements with the affiliates are approved by a majority of our independent directors.
      Policies with Respect to Certain Transactions. Pursuant to the Maryland General Corporation Law, a contract or other transaction between a corporation and a director or between the corporation and any other corporation or other entity in which a director serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the fact of common directorship or interest is disclosed to the board of directors or a committee of the board of directors, and the board of directors or committee authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the fact of the common directorship or interest is disclosed to the stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by vote of a majority of votes cast by such stockholders (excluding the votes of shares owned by the interested director or other corporation or other entity), or (3) the transaction or contract is fair and reasonable to the corporation.
      Our management agreement with our Manager provides that except to the extent that it interferes with the dedication of its and their time appropriate for the proper performance of our Manager’s duties under our management agreement, our Manager and its affiliates and their respective officers are permitted to engage in other businesses or to render services of any kind to any other person, including investment in, or advisory services to others investing in, any type of real estate, real estate related investment or non-real estate related investment, including investments which meet our principal investment objectives or in which we invest or are selling.

PRINCIPAL STOCKHOLDERS
      The following table sets forth, as of February 28, 2006, certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock, our sub-advisors, members of our investment strategy committee and all executive officers and directors, individually and as a group. In accordance with Commission rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Percentage of Common Stock Outstanding

	Immediately Prior to		Immediately After
	This Offering		This Offering

	Shares		Shares
Name and Address(2)(3)	Owned	Percentage	Owned	Percentage(1)

Omega Advisors, Inc.(4)	1,400,000	8.0%
Glenview Capital Management, LLC(5)	1,100,000	6.3
Third Avenue Management, LLC(6)	1,000,000	5.7
Brascan Asset Management, Inc.	800,000	4.6
Bruce Robertson(7)	—	*
Lewis Ranieri	60,000	*
John H. Dolan(8)(9)	40,000	*
Rodman Drake(10)	6,400	*
John J. Feeney, Jr.(8)(9)	40,000	*
Janet Graham	—	*
Harald Hansen(11)	1,400	*
Clifford Lai(8)(12)	54,000	*
William Paulsen	—	*
Louis Salvatore	—	*
Barry Sunshine(13)	—	*
All executive officers and directors as a group	141,800	0.8

*	Less than 1%.

(1)	Assumes issuance of shares offered hereby. Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ over-allotment option, 126,000 shares of common stock reserved for issuance upon exercise of options granted in March 2005 or 1,526,500 shares of common stock available for future issuance under our 2005 Plan.

(2)	The address for Hyperion Capital Management, Inc. is One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006. The address for all executive officers and directors and Hyperion Crystal River Capital Advisors, LLC is c/o Hyperion Capital Management, Inc., One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006. The address for all investment committee members, executive officers and directors is c/o Hyperion Capital Management, Inc., One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006.

(3)	The address for Brascan Asset Management is Three World Financial Center, 200 Vesey Street, 11th Floor, New York, New York 10281-1021.

(4)	The address for Omega Advisors, Inc. is 88 Pine Street, 31st Floor, New York, NY 10005. Omega Advisors, Inc. (“Omega”) advises us of the following: Omega is the investment adviser to each of Omega Capital Partners, L.P., Omega Equity Investors, L.P., Omega Capital Investors, L.P., Beta Equities, Inc., The Ministers and Missionaries Benefit Board of American Baptist Churches, GS&Co Profit Sharing Master Trust and Presidential Life Corporation (collectively, the “Omega Funds”). Pursuant to an advisory contract with each of the Omega Funds, Omega has investment and voting discretion over the securities beneficially owned by the Omega Funds. Leon G. Cooperman, the beneficial owner of Omega, may be deemed to be the constructive owner of the shares held by the Omega Funds. However, Omega has no direct economic interest in the securities owned by the Omega Funds. Each of the Omega Funds is a separate entity for tax and accounting purposes. Each of the Omega Funds has its own assets, liabilities and shareholders or equityholders, as applicable. Omega further advises us that each of the Omega Funds is not a registered broker-dealer and that to the best of Omega’s knowledge, each of the Omega Funds does not currently own our securities, other than those being registered hereby.

(5)	The address for Glenview Capital Management, LLC is 540 Madison Avenue, 33rd Floor, New York, NY 10022. Glenview Capital Management, LLC (“GCM”) advises us of the following: GCM is the investment adviser to each of Glenview Institutional Partners, L.P., Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Partners, L.P., GCM Little Arbor Institutional Partners, L.P. and GCM Little Arbor Master Fund, Ltd. (collectively, the “GCM Funds”). Pursuant to an advisory contract with the GCM Funds, GCM has investment and voting discretion over the securities beneficially owned by the GCM Funds. Larry Robbins, Senior Managing Member of Glenview Capital GP, LLC (“GC-GP”) and GCM, through his ownership of GC-GP and GCM, may be deemed to be the beneficial owner of the shares held by the GCM Funds. Each of the GCM Funds is considered to be a separate entity for tax and accounting purposes. GCM further advises us that each of the GCM Funds is not a registered broker-dealer and that each of the GCM Funds does not currently own our securities, other than those being registered hereby.

(6)	The address for Third Avenue Management, LLC is 622 Third Avenue, 32nd Floor, New York, NY 10022. Third Avenue Management LLC (“TAM”) advises us of the following: TAM is the investment adviser to the Third Avenue Real Estate Value Fund (“TAREX”). Pursuant to an advisory contract with TAREX, TAM has investment and voting discretion over the securities beneficially owned by TAREX. However, TAM has no economic interest in any of the investments which it manages on behalf of TAREX. TAREX is a separate mutual fund comprising part of the Third Avenue Trust, a Delaware business trust. Although TAREX shares the same board of directors with certain other funds for which TAM serves as the investment adviser, each fund is considered to be a separate entity for tax and accounting purposes. Each fund has its own assets, liabilities and its own shareholders, primarily consisting of U.S. residents or citizens. No shareholder is known to beneficially own 5% or more of any of these funds. TAM further advises us that the TAREX is not a registered broker-dealer (although TAM and TAREX may be deemed to be affiliated with M.J.Whitman LLC, a registered broker/ dealer that is not a participant in this offering) and that TAREX does not currently own our securities, other than those being registered hereby.

(7)	Excludes options to purchase 20,000 shares of common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(8)	Includes 20,000 shares of restricted common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(9)	Excludes options to purchase 3,000 shares of common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(10)	Includes 2,000 shares of restricted common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(11)	Excludes options to purchase 4,000 shares of common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(12)	Excludes options to purchase 9,000 shares of common stock that have not vested and will not vest within 60 days of the date of this prospectus.

(13)	Excludes options to purchase 26,000 shares of common stock that have not vested and will not vest within 60 days of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Our related parties include our directors and executive officers named under the caption “Management” as well as Hyperion Crystal River, Hyperion Capital and Brookfield. See “Management.” Upon completion of our March 2005 private offering, we entered into a management agreement with Hyperion Crystal River, pursuant to which Hyperion Crystal River provides for the day-to-day management of our operations. The management agreement requires Hyperion Crystal River to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman, president, chief investment officer, chief financial officer and executive vice president also serve as officers and/or directors of Hyperion Crystal River, Hyperion Capital and/or Brookfield. As a result, the management agreement between us and Hyperion Crystal River was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management —Conflicts of Interest in Our Relationship with Hyperion Crystal River,” “Risk Factors—Risks Related to our Business —There are conflicts of interest in our relationship with Hyperion Crystal River, which could result in decisions that are not in the best interests of our stockholders,” “Management —Management Agreement” and “Management —Management Fees and Incentive Compensation.”
      Prior to the completion of our March 2005 offering, we and Hyperion Crystal River entered into sub-advisory agreements with Brascan Asset Management and Ranieri & Co. pursuant to which the sub-advisors provide advisory services to Hyperion Crystal River and us in connection with Hyperion Crystal River’s service to us as external manager. In addition, we may from time to time acquire properties from Hyperion Capital, Brascan Asset Management and their affiliates. We will not engage in transactions with Hyperion Capital or its affiliates without the approval of a majority of our independent directors. With respect to the acquisition or disposition of all investments recommended by Brascan Asset Management, in the absence of available market prices, the transaction price for any transaction will be based on an independent third party valuation of the investment to be acquired or disposed, and all transactions must be approved by our board of directors and by a majority of our independent directors.
      Brascan Asset Management purchased 800,000 shares or 4.5% (assuming all outstanding options are exercised) of our common stock in our March 2005 private offering and certain of our executive officers and directors, certain members of our investment strategy committee and certain executive officers of Hyperion Crystal River and Hyperion Capital collectively purchased 183,800 additional shares or 1.0% (assuming all outstanding options are exercised) of our common stock in that offering. In addition, upon completion of our March 2005 private offering, we issued to Hyperion Crystal River, and it subsequently transferred to directors, officers and employees of Hyperion Capital and its affiliates, 84,000 shares of restricted stock and options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 1.2% of the outstanding shares of our common stock as of the date of this prospectus, assuming all outstanding options are exercised. Following completion of this offering, Hyperion Capital, Brookfield, Hyperion Crystal River and their affiliates, including our executive officers and certain of our directors, as well as our independent directors, will collectively own                      shares of our common stock, representing      % of our outstanding shares of common stock, and will have options to purchase an additional 126,000 shares of our common stock representing an additional      % of our outstanding shares of common stock, in each case, assuming all outstanding options are exercised.
      The base management fee incurred through September 30, 2005 was approximately $3.4 million. Amortization expense through that date totaled approximately $0.4 million, related to the restricted stock and options granted to Hyperion Crystal River was included in management fee expense to related party in our consolidated statement of operations. See Note 8 to our Consolidated Financial Statements for additional information regarding the grant to Hyperion Crystal River. No incentive fee had been earned by Hyperion Crystal River as of September 30, 2005 and our Manager has waived its right to request reimbursement from us of third-party expenses that it incurs through December 31, 2005.
      In August 2005, we borrowed $35.0 million from Trilon International Inc. (Barbados), or Trilon, an affiliate of our Manager, for ninety days. The note bears interest at the rate of 5.1% per annum and matures on November 15, 2005. In November 2005, we extended the note for an additional ninety days at an interest rate of 5.59%. The loan from Trilon was incurred to finance our investment in the Forbes Trinchera Ranch loan. Trilon was selected as the financing source because it agreed to finance 100% of the investment on terms that were more favorable to us than we were able to obtain from an unrelated third-party lender. The Trilon loan was unsecured and bore interest at a lower rate than other unsecured loan bids that we were able to obtain. We financed the Forbes Trinchera Ranch loan in a manner consistent with our investment and leverage strategy.
      In addition, during 2005, we made the following investments that were sourced by related parties, each of which, consistent with our policies, was determined by our board of directors to be on terms no less favorable than can be obtained on an arm’s length basis from unrelated third parties based on prevailing market prices, other reliable indicators of fair market value or an independent valuation or appraisal and each of which was approved by a majority of our independent directors:
      In April 2005, we made a $6.0 million mezzanine loan to Mile High Center Investments, LLC that bears interest at LIBOR plus 550 basis points, which was sourced by Hyperion GMAC Capital Advisors, LLC (Hyperion GMAC). We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment.
      In June 2005, we purchased $53.9 million principal amount of CMBS in GMACC 2005-C1, which was sourced by Hyperion GMAC. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.
      In June 2005, we purchased a $14.6 million interest in a loan to Birchwood Acres, LLC, that is secured by The Harmony development project in Osceola County, FL, and was sourced by Hyperion GMAC and Ranieri & Co. As of September 30, 2005, we had funded $11.6 million of our commitment. We paid customary origination fees to Franklin Bank, for which Lewis Ranieri serves as chairman of the board of directors, in connection with the sourcing of this investment.
      In June 2005, we made a $3.3 million construction mezzanine loan that bears interest at 16.0% per annum to Westover Cambridge Condominiums, Portland, OR, which was sourced by Hyperion GMAC. We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment.
      In August 2005, we purchased $87.5 million principal amount of CMBS in Comm 2005-C6, which was sourced by Hyperion GMAC. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.
      In August 2005, we made a $37.0 million loan that bears interest at 6.19% per annum, in the form of a B Note, to the Forbes Trinchera Ranch, which was sourced by Ranieri & Co. We did not pay any origination fees to Ranieri & Co. in connection with the sourcing of this investment.
      In November 2005, we purchased the preferred equity piece of Millerton CDO I for approximately $2.4 million, which was sourced by Hyperion Capital. The preferred equity piece is subordinated to all the debt securities of Millerton CDO I and it is not entitled to any distributions from Millerton CDO I until all payments have been made to holders of debt securities issued by Millerton CDO I and all expenses of Millerton CDO I have been paid. We did not pay any origination fees to Hyperion Capital in connection with the sourcing of this investment.

SELLING STOCKHOLDERS
      The following table sets forth information, as of February 28, 2006, with respect to the selling stockholders and shares of our common stock beneficially owned by the selling stockholders that selling stockholders propose to offer pursuant to this prospectus. In accordance with Commission rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
      The shares of common stock offered by the selling stockholders pursuant to this prospectus were originally issued and sold by us in our March 2005 private offering. The term selling stockholders includes the holders of our common stock listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors.
      If the lead underwriters advise us that the number of shares requested to be included in our offering exceeds the number which can be sold, we will include in our offering all of the common stock we propose to sell and then the common stock held by those stockholders requesting to include their shares in our offering on a pro rata basis in accordance with the number of shares requested to be registered by such stockholders. In accordance with notices that we received from these stockholders, we expect to include                     shares of common stock to be sold by selling stockholders in our offering.
      Any selling stockholder that is identified as a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
      No selling stockholders have been identified as broker-dealers or affiliates of broker-dealers in the selling stockholder table below.

	Shares of		Shares of
	Common Stock	Shares of	Common Stock	Percentage of
Name of	Beneficially	Common Stock	Beneficially	Common Stock
Selling	Owned Prior to	That May	Owned After the	Beneficially Owned
Stockholder(1)	the Offering	be Offered	Offering	After the Offering

(1)	The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other related non-sale transaction.

     None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or our subsidiary within the past three years.
      Except as indicated above, the selling stockholders do not have, and have not had since our inception, any position, office or other material relationship with us or any of our predecessors or affiliates. The selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities, in transactions exempt from the registration requirements of the Securities Act.
      The selling stockholders will each agree, with limited exceptions, for a period of 180 days after the date of this prospectus, that they will not, without the prior written consent of the representative of the underwriters directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock or our other capital stock, other than the shares of common stock sold by the selling stockholders in this offering.

DESCRIPTION OF CAPITAL STOCK
      The following description of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock.
General
      Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of February 28, 2006, 17,487,500 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Upon completion of this offering,                     shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.
Common Stock
      All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Power to Reclassify Shares of Our Stock
      Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.
Power to Issue Additional Shares of Common Stock and Preferred Stock
      We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.
Restrictions on Ownership and Transfer
      In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2005, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2005, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.
      Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our outstanding shares of capital stock.
      Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

      Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.
      Until such time as all classes of our equity securities are “publicly-offered” for purposes of the regulations promulgated under the Employee Retirement Income Security Act of 1974, known as the DOL Plan Asset Regulations, our charter limits equity participation in any class of our capital stock by benefit plan investors to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets (such as Hyperion Crystal River, Brookfield and their respective affiliates), so that such participation in that class of our stock by benefit plan investors will not be deemed to be “significant.” Following this offering, we anticipate that our common stock will be treated as “publicly-offered” securities for purposes of the DOL Plan Asset Regulations, and we will have no other outstanding classes of capital stock.
      Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
      Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
      In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
      All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
      Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
      These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.
Transfer Agent and Registrar
      The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.
Registration Rights
      The persons who purchased shares of our common stock in our March 2005 private offering and their transferees are entitled to the benefits of a registration rights agreement. Pursuant to this agreement, we are required, among other things, to:

•	file with the Commission as soon as practicable, but in no event later than December 10, 2005 a resale shelf registration statement registering all of the 17,400,000 shares of common stock purchased or placed by Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC in our March 2005 private placement and not being registered in this offering and the 84,000 shares of restricted stock and 126,000 shares of common stock underlying options issued to our Manager upon completion of our March 2005 private offering and an aggregate of 3,500 shares of restricted stock issued to three of our independent directors in 2005; and

•	use our commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act as promptly as practicable after the filing (and to maintain the resale shelf registration statement continuously effective under the Securities Act for a specified period).
      Concurrent with the filing of the registration statement of which this prospectus is a part, we are filing a resale shelf registration statement. Under the registration rights agreement, we are permitted to delay the effectiveness of the resale shelf registration statement until after we have consummated this offering.
      All holders of our common stock sold in our March 2005 private offering and their respective direct and indirect transferees may elect to participate in this offering as selling stockholders, subject to compliance with the registration rights agreement, full cutback rights on the part of the underwriters and other conditions and limitations that may be imposed by the underwriters. Upon completion of this initial public offering, the holders of our common stock that are beneficiaries of the registration rights agreement and that included any of their shares will not be able to sell any remaining shares not included in this initial public offering for a lock-up period of 180 days (and in the case of any subsequent underwritten offering in which a holder’s shares are included, any remaining shares not included in the underwritten offering for a lock-up period of 60 days), as determined between us and the underwriters.
      Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods,” if:

•	the representative of the underwriters in any underwritten public offering by us of our common stock advises us that an offer or sale of shares covered by the registration statement would have a material adverse effect on our offering;

•	our board of directors determines in good faith that the offer or sale of shares covered by the registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving our company; or

•	our board of directors determines in good faith that it is in our best interests or it is required by law that we supplement the registration statement or file a post-effective amendment to the registration statement in order to ensure that the prospectus included in the registration statement contains the financial information required under Section 10(a)(3) of the Securities Act, discloses any fundamental change in the information included in the prospectus or discloses any material information with respect to the plan of distribution that was not disclosed in the registration statement or any material change to that information, and we provide the stockholders notice of the suspension. The cumulative blackout periods in any 12-month period commencing on the closing of the offering may not exceed an aggregate of 90 days and furthermore may not exceed 45 consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the registration statement as effective after we have used all commercially reasonable efforts to cause the post-effective amendment to be declared effective, in which case, we must terminate the blackout period immediately following the effective date of the post-effective amendment.
      The registration rights agreement provides that in the event that the resale registration statement was not filed with the Commission on or before December 10, 2005, Hyperion Crystal River would have forfeited its base management fee in respect of the period from and after that date until the registration statement was actually filed. In addition, all management fee payments in respect of such period would have been deferred until such registration statement was filed.
      The registration rights agreement provides that, prior to our becoming subject to the reporting requirements of the Exchange Act, we will provide to each holder of our common stock audited annual financial statements within 90 days of the end of our fiscal year and unaudited quarterly financial statements within 45 days of the end of each of our first three fiscal quarters.
      A holder that sells our common stock pursuant to a registration statement or as a selling stockholder pursuant to an underwritten public offering generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification rights and obligations). In addition, each holder of our common stock may be required to deliver information to be used in connection with the registration statement in order to have such holder’s common stock included in the registration statement and to benefit from the provisions of the next paragraph.
      Each common stock certificate may contain a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the registration rights agreement. In that regard, each holder will be deemed to have agreed that, upon receipt of notice of the occurrence of any event which makes a statement in the prospectus which is part of the registration statement untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the registration rights agreement, such holder will suspend the sale of our common stock pursuant to such prospectus until we have amended or supplemented such prospectus to correct such misstatement or omission and have furnished copies of such amended or supplemented prospectus to such holder or we have given notice that the sale of the common stock may be resumed.
      We also agreed to use our commercially reasonable efforts to list our common stock on the New York Stock Exchange or the Nasdaq Stock Market. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol “CRZ.”
      The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus forms a part.

SHARES ELIGIBLE FOR FUTURE SALE
      Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.
      Prior to this offering, as of February 28, 2006, we had 17,487,500 shares of our common stock outstanding. Upon completion of this offering, we will have outstanding an aggregate of approximately                      shares of our common stock. The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The shares of common stock issued in connection with our private placement and not sold in this offering and all shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.
Rule 144
      In general, under Rule 144, a person who owns shares of our common stock that are restricted securities and that were acquired from us or any of our affiliates at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.
      Sales under Rule 144 are also subject to certain manner of sale provisions, certain notice requirements and the availability of current public information about us.
      Our affiliates must comply with all the provisions of Rule 144 other than the one-year holding period requirement in order to sell shares of our common stock that are not restricted securities (such as shares acquired by our affiliates either in this offering or through purchases in the open market following this offering).
Rule 144(k)
      Under Rule 144(k), a person who has not been our affiliate at any time during the three months preceding a sale is entitled to sell restricted securities without regard to the public information, volume limitation, manner of sale and notice provisions of Rule 144, provided that at least two years have elapsed since the later of the date the shares were acquired from us or any of our affiliates.
Lock-Up Agreements
      We will agree with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock for a period of 180 days following the date of this prospectus, subject to certain exceptions. Our directors and officers, members of our investment strategy committee, Hyperion Crystal River and Hyperion Capital will agree, with limited exceptions, for a period of 180 days after the date of this prospectus, and the selling stockholders will agree, with limited exceptions, for a period of 180 days after the date of this prospectus, that they will not, without the prior written consent of Deutsche Bank Securities Inc., directly or indirectly, offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common or our other capital stock other than the shares of common stock sold by the selling stockholders in this offering.
      In addition, holders of common stock issued in our March 2005 private offering have agreed not to sell their shares for a period of up to 180 days following the effective date of the registration statement of which this prospectus forms a part. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period, (A) we release earnings results or (B) material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, then in each case the 180-day period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.
Registration Rights
      In connection with our March 2005 private offering, we entered into a registration rights agreement with Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC on behalf of the holders of common stock issued in the private offering. Pursuant to that agreement, we have included in the registration statement of which this prospectus is a part                      shares of common stock proposed to be offered by certain selling stockholders who purchased shares of our common stock originally issued and sold in the private offering. We also have agreed to file a resale shelf registration statement for the benefit of the holders of                      shares of our common stock issued in the private offering and not being registered in this offering. Concurrent with the filing of the registration statement of which this prospectus is a part, we are filing a resale shelf registration statement. We agreed to cause this shelf registration statement to remain effective until the first to occur of (a) the disposition of all shares of common stock sold in the private placement under the resale registration statement or pursuant to Rule 144, (b) the date on which the shares of common stock sold in the private offering are saleable under Rule 144(k) under the Securities Act or (c) the date that is two years after the effective date of the resale shelf registration statement. We have also agreed to register shares of restricted stock and shares of common stock underlying options issued to Hyperion Crystal River upon completion of our March 2005 private offering and shares of common stock issued to Hyperion Crystal River as incentive compensation under our management agreement (which includes 84,000 shares of restricted stock that we issued to Hyperion Crystal River, which it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us, and options to purchase 126,000 shares of common stock that we granted to Hyperion Crystal River, which it subsequently transferred to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Capital or Brookfield and their respective affiliates who provide services to us.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS
      The following description of the terms of our capital stock and certain provisions of Maryland law is only a summary. While we believe that the following description covers the material terms of our capital stock and certain provisions of Maryland law, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the MGCL, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock.
      The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classification of Board of Directors
      Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning in 2006, directors of each class will be chosen for three-year terms upon the expiration of their current terms and every year one class of our directors will be elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at the meeting.
      The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interests of our stockholders.
Number of Directors; Vacancies; Removal
      Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four (4) nor more than fifteen (15). Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our charter and Bylaws provide that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.
      Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
      Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
      The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders
      Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
      Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. An affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for approval of amendments to our charter related to (i) removal of directors from our board of directors, (ii) the classification and reclassification of shares of our preferred stock, (iii) the classification and reclassification of shares of our common stock, and (iv) restrictions on transfer and ownership.
      Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
      As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines in advance that such rights will apply to one or more transactions.
Control Share Acquisitions
      The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
      The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
      Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.
Certain Restrictions on Ownership and Transfer of Our Capital Stock
      Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value or number (whichever is more restrictive) of our outstanding shares of capital stock. The board may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of our outstanding shares would result in the termination of our status as a REIT. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our REIT status. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” These restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.
      To attempt to prevent our assets from being treated as plan assets under ERISA, our charter generally limits equity participation in any class of our capital stock by benefit plan investors to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets. In this regard, our charter provides that we will have the power, in our sole discretion, to take certain actions to avoid having our assets characterized as “plan assets” under the DOL Plan Asset Regulations, including the right, without limitation, to cause an investor that is a benefit plan investor to withdraw a portion or all of their investment in our stock. In addition, our charter also contains other restrictions, including a restriction on the transfer or assignment of any interest in our common stock to any Covered Plans or Controlling Person. This restriction will lapse if and when a registration statement with respect to our common stock becomes effective. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”
      Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions (including the procurement and delivery of a required investor letter) will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.
Business Combinations
      Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
      After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Subtitle 8
      Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
      Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) require a two-thirds stockholder vote for the removal of any director from the board of directors, as well as require such removal be for cause (as defined in our charter), (c) unless called by our chairman of the board, our president, our chief executive officer or the board of directors, require the request of holders of a majority of outstanding shares to call a special meeting and (d) vest in the board of directors exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board of directors will have the exclusive power to fill vacancies on the board of directors, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
      Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any of our or our predecessor’s employees or agents.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT
      This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant. Paul, Hastings, Janofsky & Walker LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein, insofar as it purports to summarize matters of law and legal matters, provides a fair summary of such matters. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below).
      The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      For purposes of this section, the term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.
      The term “non-U.S. stockholder” means a holder (other than an entity or arrangement treated as a partnership for federal income tax purposes) of our common stock other than a U.S. stockholder.
      If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
      We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
      We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended on December 31, 2005, upon filing our federal income tax return for that year. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
      In connection with this offering, Paul, Hastings, Janofsky & Walker LLP is rendering an opinion that, commencing with our taxable year ended December 31, 2005, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our actual and proposed method of operation has enabled us and will continue to enable us to meet the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ended December 31, 2005 and in the future. Investors should be aware that Paul, Hastings, Janofsky & Walker LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the Internal Revenue Service, or IRS, or any court. In addition, Paul, Hastings, Janofsky & Walker LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Paul, Hastings, Janofsky & Walker LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
      As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by Crystal River Capital TRS Holdings, Inc., our taxable REIT subsidiary, or TRS, will be subject to regular federal corporate income tax and any applicable state or local income tax on corporations. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders are generally taxed on dividends they receive at a maximum rate of 15%, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less aggregate federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax on C corporations, and then distributed and taxed to stockholders.
      While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•	In the event of a more than de minimis failure of the asset tests, as described below under “— Requirements for Qualification — Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which the failure was discovered, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests (due to reasonable cause and not willful neglect) and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include in income for federal income tax purposes its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on certain transactions between us and a TRS to the extent that such transactions are not conducted on an arm’s length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Requirements for Qualification — Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.
      In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest, including Crystal River Capital TRS Holdings, Inc., will be subject to federal corporate income tax, and state and local tax where applicable, on its taxable income.
Requirements For Qualification
      A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.
      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2006 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.
      We are issuing sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”
      In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.
      Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
      Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes unless an election is made to be taxed as a C corporation. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10%

value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
      Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
      We and Crystal River Capital TRS Holdings, Inc. have jointly elected to treat Crystal River Capital TRS Holdings, Inc. as a TRS of ours. As a TRS, Crystal River Capital TRS Holdings, Inc. is subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that Crystal River Capital TRS Holdings, Inc. is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid by Crystal River Capital TRS Holdings, Inc. to us, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from Crystal River Capital TRS Holdings, Inc., will generally be eligible to be taxed at a maximum rate of 15% (through 2008) applicable to qualified dividend income. See “— Taxation of Taxable U.S. Stockholders.” Currently, we anticipate that Crystal River Capital TRS Holdings, Inc. will retain its after-tax income subject to our compliance with the 20% asset test.
      The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants to the extent that they are not conducted on an arm’s length basis.
      Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
      Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

      We have made and in the future intend to make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.
      A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “— Distribution Requirements.”
      Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of Taxable U.S. Stockholders,” “— Taxation of Tax-Exempt Stockholders,” and “— Taxation of Non-U.S. Stockholders.” The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors, and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.
      If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.
Gross Income Tests
      We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
      Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We will monitor the amount of our non-qualifying income and we will manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
      Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
      If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
      Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
      The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, many of our loans will not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
      Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits of the borrower. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by Crystal River Capital TRS Holdings, Inc., our TRS, will not be included for purposes of the gross income tests.
      Dividends. Our share of any dividends received from any corporation (including Crystal River Capital TRS Holdings, Inc., our TRS, and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
      Rents from Real Property. We do not hold and currently do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.
      Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but will be treated as nonqualifying income for purposes of the 75% gross income test). A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances surrounding the sale, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when a sale of real property will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our assets through Crystal River Capital TRS Holdings, Inc. or one of our other TRSs.
      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.
      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
      To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.
      Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
      Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.
      Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
      Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.
      For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from the prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”
      It is possible that we may hold mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. For example, our corporate mezzanine loans will not qualify for the safe harbor and generally will not be qualifying assets for purposes of the 75% asset test.
      We believe that most of the residential mortgage loans and mortgage-backed securities that we hold are, and those that we expect to hold will be, qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, such as corporate mezzanine loans, will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We anticipate that value of our investment in Crystal River Capital TRS Holdings, Inc., our TRS, will be less than 20% of the value of our total assets.
      We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
      In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter of identification of the issue and (ii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
      To avoid an inadvertent violation of the second, third or fourth asset tests described above, we may form a trust the sole beneficiary of which will be Crystal River Capital TRS Holdings, Inc., our TRS. Upon an uncured violation of the second, third or fourth asset tests described above that we believe may not qualify due to reasonable cause and not due to willful neglect, the asset or assets causing the violation would be deemed automatically to have been transferred to the trust prior to the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on Crystal River Capital TRS Holdings, Inc.’s tax returns and would be subject to federal income tax, and state and local tax where applicable. Although the IRS has issued favorable protective asset trust rulings to a REIT, there can be no assurances that the IRS would respect the deemed transfer of assets to the trust.
      We currently believe that the mortgage-related assets, securities and other assets that we hold do satisfy, and those that we expect to hold will satisfy, the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
      Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.
      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January or the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
      We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
      It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

      Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.
      Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
      We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
      If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced federal income tax rate, currently at a maximum rate of 15%, on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable REIT Subsidiaries
      As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated. We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants to the extent that they are not conducted on an arm’s length basis. We made an election to treat Crystal River Capital TRS Holdings, Inc. as a TRS. We believe that all transactions between us and Crystal River Capital TRS Holdings, Inc. and any other TRS that we form or acquire will be conducted on an arm’s length basis.
Taxation of Taxable U.S. Stockholders
      As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. Such distribution to a U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not be treated as “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income received by non-corporate taxpayers to 15% for tax years through 2008. Without future congressional action, the maximum tax rate for such taxpayers on qualified dividend income will increase to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the maximum 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate generally applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the maximum 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable to (i) dividends received by us from non-REIT corporations, such as our TRSs, and (ii) income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.
      A U.S. stockholder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the

U.S. stockholder has held our common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
      A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year and that such distribution qualifies as a dividend consisting of current and accumulated earnings and profits.
      Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
      We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.
      Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Common Stock
      In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in such common stock. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within the 61-day period beginning 30 days before and ending 30 days after the disposition of the common stock.
Capital Gains and Losses
      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate is scheduled to apply until December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals, trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2008. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000, or $1,500 in the case of a married individual filing a separate tax return. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses generally being eligible to be carried back three years and forward five years.
Information Reporting Requirements and Backup Withholding
      We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding, currently at a rate of 28%, with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
      A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. Non-U.S. stockholders generally are not subject to backup withholding, however, we may be required to withhold a portion of capital gain distributions to any non-U.S. stockholders who fail to certify their non-foreign status to us.
Taxation of Tax-Exempt Stockholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.
Taxation of Non-U.S. Stockholders
      The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.
      A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with the appropriate IRS Form W-8 evidencing eligibility for that reduced rate, or

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected income.
      However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.
      A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
      We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% (unless a lower treaty rate applies) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30% (or other applicable treaty rate).
      For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold. Because our common stock will be traded on an established securities market after the consummation of this offering, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder receiving such distributions does not own more than 5% of our common stock during the taxable year. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.
      If our common stock becomes regularly traded on an established securities market following this offering, an additional exception to the tax under FIRPTA will become available, even if we do not qualify as a domestically-controlled REIT at the time the non-U.S. stockholder sells our common stock. The gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	our common stock is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.
      If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or the

•	non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.
Sunset of Reduced Tax Rate Provisions
      Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the maximum 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.
State and Local Taxes
      We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock.

UNDERWRITING
      Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us and the selling stockholders the following respective number of shares of common stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Number
Underwriters	of Shares

Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC

Total

      The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus, other than those covered by the over-allotment option described below, if any of these shares are purchased.
      We have been advised by the representative of the underwriters that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $           per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $           per share to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.
      We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to                 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the                      shares are being offered.

      The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are      % of the initial public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

Total Fees

		Without Exercise of	With Full Exercise of
	Fee per share	Over-Allotment Option	Over-Allotment Option

Discounts and commissions paid by us	$	$	$
Discounts and commissions paid by the selling stockholders	$	$	$
      In addition, we estimate that our share of the total expenses of this offering, which includes all of the selling stockholders’ expenses, excluding underwriting discounts and commissions, will be approximately $                     million.
      We and the selling stockholders have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
      Each of our executive officers and directors, Hyperion Capital, Hyperion Crystal River and their sub-advisors and all of our stockholders who purchased shares in our March 2005 private offering, including the selling stockholders, have agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice. In addition, pursuant to the registration rights agreement we entered into in connection with our March 2005 private offering, the stockholders who own common stock sold in that private offering and do not sell those shares in this offering, who in the aggregate will own approximately                      shares of our common stock immediately after this offering, have agreed, to the extent requested by us or an underwriter of our securities, not to sell any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock owned by them for a period ending 60 days following the date of any underwritten offering pursuant to the resale shelf registration statement being filed concurrently with this registration statement. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a lock-up agreement.
      Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period, (A) we release earnings results or (B) material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, then in each case the 180-day period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.

      We have entered into a similar agreement with the representative of the underwriters except that without such consent we may grant options and issue shares pursuant to our 2005 Long-Term Incentive Plan.
      There are no agreements between the representative of the underwriters and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period, except those permitting the sale of shares in this offering. The stockholders who purchased in our March 2005 private offering will be allowed any concession or proportionate release from these lock-up agreements allowed to any executive officer or director that entered into similar agreements.
      The representative of the underwriters has advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.
      In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.
      Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.
      Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.
      Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.
      The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
      Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
      At our request, the underwriters have reserved for sale at the initial public offering price up to                      shares of our common stock being sold in this offering for our vendors, employees, family members of employees, customers and other third parties. The number of shares of our common stock available for the sale to the general public will be reduced to the extent these reserved shares are purchased. Any reserved shares not purchased by these persons will be offered by the underwriters to the general public on the same basis as the other shares in this offering.
      A prospectus in electronic format may be made available on web sites maintained by some of the underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.
      Deutsche Bank AG, an affiliate of Deutsche Bank Securities Inc., is a stockholder in our company and owns 400,000 shares of our common stock. Citigroup Global Markets Limited, an affiliate of Citigroup Global Markets Inc., is a stockholder in our company and owns 250,000 shares of our common stock, which it expects to sell in this offering.
      Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC served as initial purchasers and placement agents in connection with our March 2005 private offering, for which they received customary fees. Deutsche Bank Securities Inc. and its affiliates sell to us and to certain affiliates of Hyperion Capital, from time to time, investments in ABS, CMBS, Hybrid ARMS (agency and non-agency), Mezzanine Loans and B-Notes, in each case, at market prices. In addition, we or our affiliates have in the past entered into credit default swaps on ABS investments with Deutsche Bank Securities Inc. and its affiliates, and we and our affiliates may continue to do so in the future.
      We have entered into Master Repurchase Agreements with Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC and Wachovia Bank, N.A., an affiliate of Wachovia Capital Markets, LLC. We pay customary fees and charges under these agreements. In addition, we also have entered into, and in the future may enter into, swap trades with Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.
      Wachovia Capital Markets, LLC acted as exclusive structurer and placement agent for us in the CDO 2005-1 transaction, for which it received customary fees and reimbursement of expenses.
      Citigroup Global Markets Inc. has provided Brookfield, Hyperion Capital and their respective affiliates and Ranieri & Co. with various investment banking services in the past and may do so in the future. Wachovia Capital Markets, LLC also has provided Brookfield and its affiliates with various investment banking services in the past and may do so in the future. They receive customary fees and commissions for these services.
Pricing of this Offering
      Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price of our common stock will be determined by negotiation among us, the selling stockholders and the representative of the underwriters. Among the primary factors that will be considered in determining the public offering price are:

•	prevailing market conditions;

•	our results of operations in recent periods;

•	the present stage of our development;

•	the market capitalizations and stages of development of other companies that we and the representative of the underwriters believe to be comparable to our business; and

•	estimates of our business potential.

LEGAL MATTERS
      Certain legal matters in connection with this offering will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Venable LLP will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule at June 30, 2005 and for the period March 15, 2005 (commencement of operations) to June 30, 2005, as set forth in their report. We’ve included our consolidated financial statements and schedule in this prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Commission, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Commission filings, including our registration statement, are also available to you on the Commission’s website at www.sec.gov.
      As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act, and will file periodic reports and proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Crystal River Capital, Inc. and Subsidiary:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
of Crystal River Capital, Inc. and Subsidiary

      We have audited the accompanying consolidated balance sheet of Crystal River Capital, Inc. and Subsidiary as of June 30, 2005 and the related consolidated statements of income, stockholders’ equity, and cash flows for the period March 15, 2005 (commencement of operations) to June 30, 2005. Our audit also included the financial statement schedule listed in the Index at Page F-1. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crystal River Capital, Inc. and Subsidiary at June 30, 2005, and the consolidated results of their operations and their cash flows for the period March 15, 2005 (commencement of operations) to June 30, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

New York, New York

November 30, 2005

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2005
(In thousands, except share and per share data)

ASSETS:
Available for sale securities, at fair value
Commercial MBS	$48,279
Residential MBS — Non-Agency MBS	309,223
— Agency ARMS	1,471,757
ABS	50,602
Preferred stock	370
Real estate loans	38,238
Cash and cash equivalents	20,246
Restricted cash	3,650
Receivables:
Principal paydown	11,874
Interest	7,844
Interest purchased	1,938
Swap interest	841
Prepaid expenses and other assets	315

Total Assets	$1,965,177

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued liabilities	$1,037
Due to Manager	511
Dividends payable	4,372
Repurchase agreements	1,436,547
Payable to broker	108,087
Interest payable, repurchase agreements	4,809
Derivative liabilities	9,238

Total Liabilities	1,564,601

Commitment and contingencies
Preferred Stock, par value $0.001 per share; 100,000,000 shares authorized, no shares issued and outstanding	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized, 17,487,500 shares issued and outstanding	17
Additional paid-in capital	405,916
Accumulated other comprehensive loss	(1,444)
Declared distributions in excess of earnings	(3,913)

Total Stockholders’ Equity	400,576

Total Liabilities and Stockholders’ Equity	$1,965,177

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

FOR THE PERIOD
MARCH 15, 2005 (COMMENCEMENT OF OPERATIONS) TO JUNE 30, 2005
(In thousands, except share and per share data)

REVENUES:
Net interest income:
Interest income	$15,808
Interest expense	7,645

Net interest income	8,163

Expenses:
Management fees	2,069
Professional fees	723
Insurance expense	90
Director’s fees	35
Start up costs	292
Miscellaneous expenses	130

Total expenses	3,339

Income before other revenues (expenses)	4,824

Other revenues (expenses):
Realized and unrealized loss on derivatives	(4,370)
Other	(17)

Total other revenues (expenses):	(4,387)

Net income	$437

Net Income Per Share — basic	$0.02

Net Income Per Share — diluted	$0.02

Weighted-Average number of shares outstanding:
Basic	17,487,500

Diluted	17,487,500

Dividends declared per common share	$0.25

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD
MARCH 15, 2005 (COMMENCEMENT OF OPERATIONS) TO JUNE 30, 2005
(In thousands)

	Common
	Stock			Accumulated	Declared
			Additional	Other	Distributions
		Par	Paid-In	Comprehensive	In Excess of		Comprehensive
	Shares	Value	Capital	Loss	Earnings	Total	Loss

Net income					$437	$437	$437
Net unrealized holdings gain on securities available for sale				$144		144	144
Unrealized loss on cash flow hedges				(1,588)		(1,588)	(1,588)

Comprehensive loss							$(1,007)

Dividends declared on common stock					(4,350)	(4,350)
Proceeds of issuance of common stock, net of offering costs	17,400	$17	$405,596			405,613
Issuance of stock based compensation:
Manager	84
Board of directors	4		88			88
Amortization of stock based compensation			232			232

Balance — June 30, 2005	17,488	$17	$405,916	$(1,444)	$(3,913)	$400,576

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD
MARCH 15, 2005 (COMMENCEMENT OF OPERATIONS) TO JUNE 30, 2005
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$437
Adjustments to reconcile net income to net cash provided by operating activities:
Stock based compensation to directors	34
Dividend declared and expensed to directors and managers	22
Amortization of stock based compensation	232
Accretion of net discount on available for sale securities and real estate loans	(941)
Unrealized loss on derivatives	4,290
Change in operating assets and liabilities:
Interest receivable	(7,844)
Swap interest receivable	(841)
Prepaid expenses and other assets	(262)
Accounts payable and accrued expenses	1,037
Due to Manager	511
Interest payable on repurchase agreements	4,809
Interest payable on derivative liability	3,360

Net cash provided by operating activities	4,844

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale	(1,824,502)
Interest purchased	(1,938)
Principal paydown on securities available for sale	41,555
Funding of real estate loans	(38,224)

Net cash used in investing activities	(1,823,109)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of offering costs	405,614
Restricted cash	(3,650)
Net proceeds from repurchase agreements	1,436,547

Net cash provided by financing activities	1,838,511

Net increase in cash and cash equivalents	20,246
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$20,246

Supplemental disclosure of noncash operating, investing and financing activities:
Purchase of securities available for sale, not yet settled	$108,087
Principal paydown receivable	11,874
Prepaid stock compensation issued to directors	54
Dividends declared, not yet paid on common stock	4,350

See accompanying notes

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements

June 30, 2005
(In thousands, except share and per share data)

1.	Organization

      Crystal River Capital, Inc. (the “Company”), a Maryland corporation, was formed in January 2005 for the purpose of acquiring and originating a diversified portfolio of commercial and residential real estate structured finance investments. The Company commenced operations on March 15, 2005 when the Company completed an offering of 17,400,000 shares of common stock (the “Private Offering”) as more fully explained in Note 8. The Company is advised by Hyperion Crystal River Capital Advisors, L.L.C. (the “Manager”) as more fully explained in Note 10.

      The Company intends to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, the Company generally will not be subject to federal income tax on that portion of income that is distributed to stockholders if at least 90% of the Company’s taxable income is distributed to its stockholders.

      The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, which is the Company’s taxable REIT subsidiary. There is no activity or balances in the Company’s taxable REIT subsidiary. Any intercompany balances have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies

Use of Estimates

      The Company’s management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents may include cash and short term investments. Short term investments are stated at cost, which approximates their fair value and may consist of investments in money market accounts.

Securities and Real Estate Loans Valuation

      The Company invests in U.S. Agency and Non-Agency securities, residential and commercial MBS, real estate loans, and other real estate debt and equity instruments in the United States. The Company accounts for its available for sale securities (Agency ARMS, CMBS, RMBS, ABS, and other real estate and equity instruments) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and real estate loans in accordance with SFAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS 91”). The Company classifies its securities as available for sale as the Company may dispose of them prior to maturity in

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

2.	Summary of Significant Accounting Policies (continued)

response to changes in the market, liquidity needs or other events, even though the Company does not hold the securities for the purpose of selling them in the near future.

      All investments classified as available for sale are reported at fair value, based on quoted market prices provided by independent pricing sources, when available, or from quotes provided by dealers who make markets in certain securities, or from management’s estimates in cases where the investments are illiquid. In making these estimates, management utilizes pricing information obtained from dealers who make markets in these securities, but under certain circumstances the Company may adjust these values based on its knowledge of the securities and the underlying collateral. Management also uses a discounted cash flow model, which utilizes prepayment and loss assumptions based upon historical experience, economic factors and the characteristics of the underlying cash flow in order to substantiate the fair value of the securities. The assumed discount rate is based upon the yield of comparable securities. The determination of future cash flows and the appropriate discount rates are inherently subjective and actual results may vary from management’s estimates. Unrealized gains and losses are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

      Periodically, all available for sale securities are evaluated for other than temporary impairment in accordance with SFAS No. 115 and Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Other than temporary impairment is a decline in the fair value of an investment below its amortized cost attributable to factors that indicate the decline will not be recovered over the investment’s remaining life. Other than temporary impairments result in reducing the security’s carrying value to its fair value through the statement of income, which also creates a new carrying value for the investment. A revised yield is computed based on the future estimated cash flows as described in Revenue Recognition below. Significant judgments are required in determining impairment, which include making assumptions regarding the estimated prepayments, loss assumptions and the changes in interest rates.

      Real estate loans are evaluated for possible impairment on a periodic basis in accordance with SFAS No. 114 “Accounting by Creditors For Impairment of a Loan an Amendment of FASB Statement No. 5 and 15” (“SFAS 114”). Impairment occurs when the Company determines it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan. Upon determination of impairment, the Company establishes a reserve for loan losses and a corresponding charge to the income statement through a provision for loan losses. Significant judgments are required in determining impairment, which include making assumptions regarding the value of the loan and the value of the real estate, partnership interest or other collateral that secure the loan.

Accounting For Derivative Financial Instruments and Hedging Activities

      The Company accounts for derivative and hedging activities in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended. SFAS 133 requires recognizing all derivative instruments as

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

2.                       Summary of Significant Accounting Policies (continued)

either assets or liabilities on the balance sheet at fair value. The accounting for changes in fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow or a hedge of a net investment in a foreign operation. The Company has no fair value hedges or hedges of a net investment in foreign operations.

      For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (for example, in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative changes in the present value of future cash flows of the hedged item, if any, is recognized in the realized and unrealized gain (loss) on derivatives in current earnings during the period of change. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in realized and unrealized gain (loss) on derivatives in the current earnings during the period of change. Income and/or expense from interest rate swaps are recognized as an adjustment to interest expense. The Company accounts for income and expense from interest rate swaps on an accrual basis over the period to which the payments and/or receipts relate.

Dividends to Stockholders

      The Company records dividends to stockholders on the declaration date. The actual dividend and its timing are at the discretion of the Company’s board of directors. The Company intends to pay sufficient dividends to avoid incurring any income or excise tax.

      On June 21, 2005, the Company declared a quarterly distribution of $0.25 per share on its common stock, payable on July 13, 2005 to stockholders of record on June 30, 2005 totaling $4,372.

Revenue Recognition

      Interest income on available for sale securities and real estate loans is recognized over the life of the investment using the effective interest method. Interest income on mortgage-backed securities (“MBS”) is recognized using the effective interest method as required by EITF 99-20. Real estate loans are generally originated or purchased at or near par value, and interest income is recognized based on the contractual terms of the loan instruments. Any loan fees or acquisition costs on originated loans or securities are capitalized and recognized as a component of interest income over the life of the investment using the effective interest method.

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

2.	Summary of Significant Accounting Policies (continued)

      Under EITF 99-20, management estimates, at the time of purchase, the future expected cash flows and determines the effective interest rate based on these estimated cash flows and the Company’s purchase price. As needed, these estimated cash flows are updated and a revised yield is computed based on the current amortized cost of the investment. In estimating these cash flows, there are a number of assumptions that are subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans, and the timing of the magnitude of credit losses on the mortgage loans underlying the securities have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management’s estimates and the Company’s interest income.

      Security transactions are recorded on the trade date. Realized gains and losses from security transactions are determined based upon the specific identification method and recorded as gain (loss) on sale of available for sale securities and real estate loans in the statement of income.

      The Company accounts for accretion of discounts or premiums on available for sale securities and real estate loans using the effective interest yield method. Such amounts have been included as a component of interest income in the income statement.

      Dividend income on preferred stock is recorded on the ex-dividend date.

Income Taxes

      The Company intends to elect to be taxed as a REIT and to comply with the federal income tax provisions. Accordingly, the Company will generally not be subject to federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided the Company satisfies the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company were to fail to meet these requirements, it would be subject to federal, state and local income taxes which could have a material adverse impact on its results of operations and amounts available for distribution to the stockholders.

      The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to using financial statement net income. Some of the significant differences between financial statement net income and taxable income include the timing of recording unrealized gains/realized gains associated with certain assets, the book/tax basis of assets, interest income, impairment, credit loss recognition related to certain assets (asset-backed mortgages), accounting for derivative instruments and amortization of various costs (including start up costs).

      The Company has a taxable REIT subsidiary (“TRS”) that has made a joint election with the Company to be treated as a TRS of the Company. The TRS is a separate entity subject to federal income tax under the Internal Revenue Code and excise tax under the REIT provisions. The TRS does not own any material assets nor has any operations and therefore there is no provision for federal income tax.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

2.	Summary of Significant Accounting Policies (continued)

Earnings per Share
      The Company computes basic and diluted earnings per share in accordance with SFAS No. 128 “Earnings Per Share” (“SFAS 128”). Basic earnings per share (“EPS”) is computed using income available to common stockholders divided by the weighted average shares of common stock outstanding during the period. Diluted EPS is similar to Basic EPS except that weighted average shares of common stock are increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been exercised. A total of 126,000 stock options have been excluded from the computation of diluted earnings per share as there would be no effect.

Variable Interest Entities
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued a revised version of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46R”). FIN 46R states that an entity is subject to consolidation if the investors in the entity being evaluated under FIN 46R either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns (“variable interest entities” or “VIEs”). VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both.
      The Company’s ownership of the subordinated classes of commercial mortgage backed securities (“CMBS”) and residential mortgage backed securities (“RMBS”) from a single issuer may provide it the right to control the foreclosure/workout process on the underlying loans (“Controlling Class CMBS and RMBS”). FIN 46R has certain scope exceptions, one of which provides that an enterprise that holds a variable interest in a qualifying special-purpose entity (“QSPE”) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”) provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust’s QSPE status can be impacted in future periods by activities by its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent the CMBS or RMBS investments were issued by a trust that meets the requirements to be considered a QSPE, the Company records the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, the Company follows the guidance set forth in FIN 46R as the trusts would be determined to be VIEs.
      The Company has analyzed the governing pooling and servicing agreements for each of its Controlling Class CMBS and RMBS and believes that the terms are industry standard and are consistent with the QSPE criteria. However, there is uncertainty with respect to QSPE treatment due to ongoing review by regulators and accounting standard setters (including the FASB’s project to amend SFAS 140 and the recently added FASB project on servicer discretion in a QSPE), potential actions by various parties involved with the QSPE, (as discussed in the

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)
2.                       Summary of Significant Accounting Policies (continued)
paragraph above), as well as varying and evolving interpretations of the QSPE criteria under SFAS 140. The Company has also evaluated each of its Controlling Class CMBS and RMBS investments as if the trusts are not QSPEs. Using the fair value approach to calculate expected losses or residual returns, the Company has concluded that it would not be the primary beneficiary of any of the underlying trusts. Additionally, the standard setters continue to review the FIN 46R provisions related to the computations used to determine the primary beneficiary of the VIE. Future guidance from regulators and standard setters may require the Company to consolidate CMBS and RMBS trusts in which the Company has invested.
      The following table details the purchase date, face amount of the Company’s investment, face amount of the respective issuance and the Company’s amortized cost in its CMBS and RMBS investments as of June 30, 2005 in which it owns a greater than 50 percent interest in the most subordinate class:

		Original
		Face	Total Face
	Purchase	Amount	Amount	Amortized
Security Trust Description	Date	Purchased	of Issuance	Cost

CMBS:
GMACC 2005-C1	June 2005	$53,928	$1,597,857	$29,250
WBCMT 2005-C18	May 2005	36,552	1,405,372	19,065

Total CMBS		$90,480	$3,003,229	$48,315

RMBS:
CWHL 2004-J8	March 2005	611	244,517	297
FHASI 2005-AR2	April 2005	39,009	281,707	38,505
FHASI 2005-AR3	June 2005	2,522	315,111	1,845
GSR MTG 2005-1F	March 2005	2,768	691,667	1,643
HVMLT 2005-2	March 2005	39,422	1,944,860	25,041
JPMMT 2003-A1	March 2005	809	269,636	460
JPMMT 2005-A3	June 2005	8,696	1,895,799	6,437
FFMLT 2005-FF3	May 2005	5,080	770,271	4,539
WFMBS 2003-17	March 2005	3,002	1,000,331	1,787
WFMBS 2004-DD	March 2005	2,101	600,082	1,195
WFMBS 2005-2	March 2005	1,953	950,946	1,013
WFMBS 2005-AR5	May 2005	2,754	500,446	1,867
WAMU 2005-AR6	April 2005	27,704	3,167,184	15,310

Total RMBS		$136,431	$12,632,557	$99,939

Total		$226,911	$15,635,786	$148,254

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

2.	Summary of Significant Accounting Policies (continued)

      The Company’s maximum exposure to loss as a result of its investment in these VIEs totaled $148,254 as of June 30, 2005.

      The financing structures that the Company offers to its borrowers on certain of its real estate loans involve the creation of entities that could be deemed VIEs and therefore, could be subject to FIN 46R. Management has evaluated these entities and has concluded that none of them are VIEs that are subject to the consolidation rules of FIN 46R.

Stock Based Compensation

      The Company accounts for stock-based compensation in accordance with SFAS No. 123R “Accounting for Stock-Based Compensation,” (“SFAS 123R”), which establishes accounting and disclosure requirements using fair value based methods of accounting for stock-based compensation plans. Compensation expense related to grants of stock and stock options are recognized over the vesting period of such grants based on the estimated fair value on the grant date.

      Stock compensation awards granted to Hyperion Crystal River Capital Advisors, LLC, the Company’s external manager, are accounted for in accordance with EITF 96-18 “Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services,” which requires the Company to measure the fair value of the equity instrument using the stock prices and other measurement assumptions as the earlier of either: (a) the date at which a performance commitment by the counterparty is reached or (b) the date at which the counterparty’s performance is complete.

Concentration of Credit Risk and Other Risks and Uncertainties

      The Company’s investments are primarily concentrated in securities that pass through collections of principal and interest from mortgage backed securities, and there is a risk that some borrowers on the underlying mortgage will default. Therefore, mortgage backed securities may bear some exposure to credit losses.

      The Company bears certain other risks typical in investing in a portfolio of mortgage backed securities. Principal risks potentially affecting the Company’s financial position, income and cash flows include the risk that: (1) interest rate changes can negatively affect the market values of the Company’s mortgage backed securities, (2) interest rate changes can influence decisions made by borrowers in the mortgages underlying the securities to prepay those mortgages, which can negatively affect both the cash flows from, and the market value of securities, and (3) adverse changes in the market value of the Company’s mortgage backed securities and/or the inability of the Company to renew short term borrowings can result in the need to sell securities at inopportune times and realize losses.

Other Comprehensive Income (Loss)

      Comprehensive income (loss) consists of net income and other comprehensive income. The Company’s other comprehensive income (loss) is comprised primarily of unrealized gains

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

2.	Summary of Significant Accounting Policies (continued)

and losses on securities available for sale and the net deferred gains and losses on certain derivative instruments accounted for as cash flow hedges.

3.	Available for Sale Securities

      The Company’s available for sale securities are carried at their estimated fair values. The amortized cost and estimated fair values of available for sale securities as of June 30, 2005 are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
Security Description	Cost	Gains	Losses	Fair Value

CMBS	$48,315	$82	$(118)	$48,279
Residential MBS-Non-Agency ARMs	310,186	1,011	(1,974)	309,223
Residential MBS-Agency ARMs	1,470,406	3,545	(2,194)	1,471,757
ABS	50,810	12	(220)	50,602
REIT preferred stock	370	—	—	370

Total	$1,880,087	$4,650	$(4,506)	$1,880,231

      As of June 30, 2005, an aggregate of $1,502,396 in estimated fair value of the Company’s available for sale securities was pledged to secure its collateralized borrowings.

      As of June 30, 2005, the aggregate estimated fair values by underlying credit rating of the Company’s available for sale securities are as follows:

	June 30, 2005

	Estimated Fair
Security Rating	Value	Percentage

AAA	$1,637,982	87.12%
AA	—	—
A	13,397	0.71
BBB	65,572	3.49
BB	99,072	5.27
B	40,789	2.17
Not rated	23,419	1.24

Total	$1,880,231	100.00%

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

3.	Available for Sale Securities (continued)

      A summary of the face amount and net unearned discount on the Company’s investments is as follows:

Description:	As of June 30, 2005

Face amount	$1,963,809
Net unearned discount	(83,722)

Amortized cost	$1,880,087

Commercial Mortgage Backed Securities (“CMBS”)

      Investments include commercial mortgage-backed securities. CMBS are mortgage backed securities that are secured by, or evidence ownership interests in a single, commercial mortgage loan, or a partial or entire pool of mortgage loans secured by commercial properties. The securities may be senior, subordinated, investment grade or non-investment grade.

      The following is a summary of the Company’s CMBS as of June 30, 2005:

					Weighted Average
		Gross Unrealized
				Estimated			Term
	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield	(yrs)

Security Descriptions:
AAA	$—	$—	$—	$—	—%	—%	—
AA	—	—	—	—	—	—	—
A	—	—	—	—	—	—	—
BBB	—	—	—	—	—	—	—
BB	22,809	50	(45)	22,814	4.54	6.56	9.95
B	12,449	27	(39)	12,437	4.57	8.19	10.73
Not rated	13,057	5	(34)	13,028	4.58	11.80	12.52

Total CMBS	$48,315	$82	$(118)	$48,279	4.57%	8.39%	11.30

Residential Mortgage Backed Securities (“RMBS”)

      Investments include residential mortgage-backed securities. Agency Adjustable Rate RMBS (“Agency ARMs”) are securities that represent participations in, and are secured by or payable from, mortgage loans secured by residential property. They include (i) Agency mortgage pass-through certificates which are securities issued or guaranteed by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Government National Mortgage Association (“Ginnie Mae”); (ii) Agency Collateralized Mortgage Obligations issued by Fannie Mae or Freddie Mac backed by mortgage pass-through securities and are evidenced by a series of bonds or certificates issued in multiple classes; and (iii) Non-Agency pass-through certificates which are rated classes in senior/subordinated structures.

Crystal River Capital, Inc. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

June 30, 2005
(In thousands, except share and per share data)

3.	Available for Sale Securities (continued)

      The following is a summary of the Company’s RMBS as of June 30, 2005:

					Weighted Average
		Gross Unrealized
				Estimated			Term
	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield	(yrs)

Security Descriptions:
AAA	$166,037	$356	$(168)	$166,225	5.29%	5.10%	4.86
AA	—	—	—	—	—	—	—
A	4,219	—	(147)	4,072	5.59	10.74	3.82
BBB	24,516	8	(229)	24,295	5.78	8.48	5.53
BB	76,915	275	(932)	76,258	5.41	8.30	7.54
B	28,276	371	(295)	28,352	5.51	8.77	11.89
Not rated	10,223	1	(203)	10,021	6.16	20.93	10.72

Total RMBS	$310,186	$1,011	$(1,974)	$309,223	5.46%	7.08%	6.86

      The following is a summary of the Company’s Agency ARMS as of June 30, 2005:

Weighted Average
Gross Unrealized
				Estimated Fair			Term
	Amortized Cost	Gains	Losses	Value	Coupon	Yield	(yrs)

Security Descriptions:
AAA	$1,470,406	$3,545	$(2,194)	$1,471,757	4.67%	4.16%	1.96
AA	—	—	—	—	—	—	—
A	—	—	—	—	—	—	—
BBB	—	—	—	—	—	—	—
BB	—	—	—	—	—	—	—
B	—	—	—	—	—	—	—
Not rated	—	—	—	—	—	—	—

Total Agency ARMS	$1,470,406	$3,545	$(2,194)	$1,471,757	4.67%	4.16%	1.96

Asset-Backed Securities (“ABS”)

      The Company invests in asset-backed securities aggregating $50,602 as of June 30, 2005. Aircraft ABS are generally collateralized by aircraft leases. Issuers of consumer and aircraft ABS generally are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

3.	Available for Sale Securities (continued)
      The following is a summary of the Company’s ABS as of June 30, 2005:

		Gross Unrealized			Weighted Average
	Amortized			Estimated
Security Descriptions:	Cost	Gains	Losses	Fair Value	Coupon	Yield	Term (yrs)

AAA	$—	$—	$—	$—	—%	—%	—
AA	—	—	—	—	—	—	—
A	9,313	12	—	9,325	3.60	5.54	3.73
BBB	41,497	—	(220)	41,277	3.70	6.35	6.06
BB	—	—	—	—	—	—	—
B	—	—	—	—	—	—	—
Not rated	—	—	—	—	—	—	—

Total ABS	$50,810	$12	$(220)	$50,602	3.68%	6.20%	5.66

     Other securities
      The Company invested in preferred stock in SL Green Realty Corp. which is a real estate investment trust in the amount of $370 as of June 30, 2005.
     Unrealized Losses
      The following table sets forth the amortized cost, fair value and unrealized loss for securities owned as of June 30, 2005:

	Number of	Amortized
Security descriptions	securities	Cost	Fair Value	Unrealized Loss

AAA	21	$726,919	$724,557	$(2,362)
AA	—	—	—	—
A	1	4,219	4,072	(147)
BBB	8	57,643	57,194	(449)
BB	9	50,621	49,644	(977)
B	5	16,210	15,876	(334)
Not rated	14	16,908	16,671	(237)

Total	58	$872,520	868,014	$(4,506)

      All securities owned as of June 30, 2005 with unrealized losses were acquired within twelve months of June 30, 2005. The unrealized losses were the result of changes in market interest rates subsequent to their purchase. As of June 30, 2005, no unrealized losses were determined to be other than temporary.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

4.	Real Estate Loans
      The Company invests in Mezzanine Loans, B-Notes and Construction Loans. Mezzanine loans consist of loans which are subordinated to a first mortgage loan on the properties and are senior to the borrower’s equity in these properties. These loans are made to the property’s owner and are secured by pledges of ownership interests in the property and/or the property owner. The mezzanine lender can foreclose on the pledge interests and thereby succeed to ownership of the property subject to the lien of the first mortgage.
      Construction Loans represent a participation in construction or rehabilitation loans on commercial properties that generally provide 85% to 90% of total project costs and are secured by first lien mortgages. Alternatively, mezzanine loans can be used to finance construction or rehabilitation where the security is subordinate to the first mortgage lien. Construction loans generally would provide fees and interest income at risk-adjusted rates.
      The following is a summary of the Company’s real estate loans as of June 30, 2005:

Date of
Initial	Scheduled	Property	Property		Carrying	Interest
Investment	Maturity	Name/Location	Type	Face Value	Value	Rate

April 2005	June 2007	1700 Broadway	Office	$6,000	$6,000	8.63%
June 2005	July 2008	Birchwood Acres	Multi family	11,000	11,000	6.45
April 2005	February 2010	GM Building	Office	20,000	19,653	6.00
June 2005	November 2007	Cambridge Condos	Multi family	1,585	1,585	16.00

	Totals			$38,585	$38,238

      The 1700 Broadway loan is a mezzanine loan on a commercial office building located in Denver, Colorado. The loan bears interest at the floating rate of 5.5 percent over the LIBOR rate.
      The Birchwood Acres loan is a construction loan for mixed use residential and commercial development near Orlando, Florida. The loan bears interest at the rate of 3.1 percent over the LIBOR rate.
      The GM Building loan is a mezzanine loan on a commercial office building located in New York City, New York. The loan bears interest at the fixed rate of 6.0 percent.
      The Cambridge loan is a construction loan on a residential property located in Portland, Oregon. The loan bears interest at the fixed rate of 16.0 percent and the loan matures in November 2007 with an extension until May 2008.

5.	Repurchase Agreements
      During the period ended June 30, 2005, the Company has entered into seven master repurchase agreements with several counterparties to finance its asset purchases on a short

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)
5.                       Repurchase Agreements (continued)
term basis. Under these agreements, the Company sells its assets to the counterparties and agrees to repurchase those assets on a date certain at a repurchase price generally equal to the original sales price plus accrued but unpaid interest. The counterparties will purchase each asset financed under the facility at a percentage of the asset’s value on the date of origination (the “purchase rate”) and the Company will pay interest to the counterparty at short term interest rates (one-month LIBOR) plus a pricing spread. The Company has agreed to a schedule of purchase rates and pricing spreads with the counterparty generally based upon the class and credit rating of the asset financed. The facilities are recourse to the Company. For financial reporting purposes, the Company characterizes all of the borrowings under these facilities as balance sheet financing transactions.
      Further, the repurchase agreements are subject to maintaining adequate collateral with the counterparties. If the market value of the collateral declines, the counterparty may require the Company to provide additional collateral to secure the repurchase agreement. As of June 30, 2005, the Company was required to provide additional collateral in the amount of $3,650 which is classified as restricted cash on the balance sheet.
      As of June 30, 2005, the Company had repurchase agreements outstanding in the amounts of $1,436,547 with a weighted-average borrowing rate of 3.30%. As of June 30, 2005, the repurchase agreements had remaining weighted average maturities of 58 days and are summarized below:

				Maturity
	Outstanding	Fair Value of	Weighed-Average	Range
Repurchase Counterparty	Balance	Collateral	Borrowing Rate	(Days)

Bear Stearns	$252,111	$265,265	3.58%	139
CS First Boston	216,668	223,637	3.36	41-76
Deutsche Bank	173,068	173,521	3.07	13
Greenwich Capital	148,132	156,916	3.32	41-75
Lehman Brothers	359,886	390,420	3.21	8-55
Morgan Stanley	52,149	54,012	3.50	89
Wachovia Capital	234,533	238,625	3.20	13-89

Total	$1,436,547	$1,502,396	3.30%	8-139

      Interest expense for the period ended June 30, 2005 was $7,645 which is comprised of interest expense on repurchase agreements and swap agreements in the amounts of $6,208 and $1,437 respectively.
      For the period ended June 30, 2005, the Company paid interest in the amount of $317 net of cash received from periodic payments on swaps of $1,307.
      In certain circumstances, the Company has financed the purchase of securities from a counterparty through a repurchase agreement with the same counterparty pursuant to which it pledges the purchased securities. Currently, the Company records the acquisition of these securities as assets and the related borrowing under repurchase agreements as financing

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)
5.                       Repurchase Agreements (continued)
liabilities on the consolidated balance sheet with changes in the fair value of the securities being recorded as a component of other comprehensive income in stockholders’ equity. Interest income earned on the securities and interest expense incurred on the repurchase obligations are reported separately on the consolidated income statement. As of June 30, 2005 the Company had entered into 15 such transactions, and the Company’s June 30, 2005 balance sheet included approximately $457.1 million of such securities and approximately $421.0 million of such repurchase agreement liabilities.
      It has come to the attention of the Company and other market participants, as well as the Company’s repurchase agreement counterparties, that SFAS 140 may require a different accounting treatment for such transactions. Under SFAS 140, transactions in which the Company acquires securities from a counterparty that are financed through a repurchase agreement with the same counterparty will not qualify as a purchase by the Company if the Company is not able to conclude that the securities purchased have been legally isolated from the counterparty. If the acquisitions do not qualify as a purchase of securities under SFAS 140, the Company would not be permitted to include the securities purchased and repurchase agreements on a gross basis on the Company’s balance sheet. Additionally, the Company would not be able to report on a gross basis on its income statement the related interest income earned and interest expense incurred. Instead, the Company would be required to present the net investment on its balance sheet together with an embedded derivative with the corresponding change in fair value of the derivative being recorded in the income statement. The value of the derivative would reflect not only changes in the value of the underlying securities, but also changes in the value of the underlying credit provided by the counterparty. Although the Company believes its accounting for these transactions is appropriate, the Company will continue to evaluate its position as the interpretation of this issue among industry participants and standard setters evolves.
6.     Commitments and Contingencies
      The Company invests in real estate construction loans. The Company has outstanding commitments to fund real estate construction loans of $13,050 as of June 30, 2005. At June 30, 2005, advances of $1,600 have been made under these commitments.

7.	Risk Management Transactions
      SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. As required by SFAS No. 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company does not use derivatives for trading or

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

7.	Risk Management Transactions (continued)
speculative purposes and as of June 30, 2005 does not have any derivatives that are not designated as cash flow hedges.
      For derivatives designated as cash flow hedges, the effective portion of the change in the fair value of the derivative is initially reported in other comprehensive income and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of the change in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedge time or transaction. Any hedge ineffectiveness is recognized in the current period in the loss on derivatives in the statement of operations.
      The Company’s objectives in using derivatives include adding stability to interest expense and managing its exposure to interest rate movements.
      As of June 30, 2005, the Company has interest rate swaps open positions with notional amounts of $900,500 with a fair value of $9,238 (including accrued interest of $3,360), which are reported as derivative liabilities on the Company’s balance sheet. The Company has not hedged repurchase agreements in the amount of $536,047.
      The change in unrealized losses of interest rate swaps designated as cash flow hedges are separately disclosed in the statement of changes in stockholders’ equity. At June 30, 2005, unrealized losses aggregating $1,588 on cash flow hedges were recorded in other comprehensive income. The unrealized loss on derivatives in the statement of income for the period ended June 30, 2005 related to hedge ineffectiveness was $5 and $4,285 of unrealized losses on economic hedges. Interest expense incurred on derivative instruments of $1,437 is included in interest expense on the income statement. Realized losses on the settlement of swaps for the period ended June 30, 2005 is $80 and is recorded in realized and unrealized loss on derivatives in the statement of income. The estimated amount of existing net unrealized losses as of June 30, 2005 that is expected to be reclassified into earnings within the next twelve months is $852.

8.	Stockholders’ Equity and Long-Term Incentive Plan
      In March 2005, the Company completed the Private Offering of 17,400,000 shares of common stock, $0.001 par value at an offering price of $25 per share, including the purchase of 400,000 shares of common stock by the initial purchasers/placement agents pursuant to an over-allotment option. The Company received proceeds from these transactions in the amount of $405,613, net of underwriting commissions, placement agent fees and other offering costs totaling $29,387. Each share of common stock entitles its holder to one vote per share. Officers, directors and entities affiliated with the Manager own 1,234,800 shares in the Company as of June 30, 2005.
      In March 2005, the Company adopted a Long-Term Incentive Plan (the “Plan”) which provides for awards under the Plan in the form of stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units and other performance awards. The Manager, officers, employees, directors, advisors and consultants

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

8.	Stockholders’ Equity and Long-Term Incentive Plan (continued)
who provide services to the Company are eligible to receive awards under the Plan. The Plan has a term of ten years and limits awards to a maximum of 1,740,000 shares of common stock for the calendar year ending December 31, 2005. For subsequent years, the maximum number of shares of common stock that may be subject to awards granted under the Plan can increase by ten percent of the difference between the number of shares of common stock outstanding at the end of the current calendar year and the prior calendar year. In no event will the total number of shares that can be issued under the Plan exceed 10,000,000.
      In connection with the Plan, a total of 84,000 shares of restricted common stock and 126,000 stock options (exercise price of $25 per share) have been granted to the Manager in March 2005. The Manager subsequently transferred these shares and options to certain of its officers and employees, certain of the Company’s directors, and other individuals associated with the Manager who provide services to the Company. The Company’s restrictions lapse and full rights of ownership vest for one-third of the restricted shares and options on each of the first three anniversary dates. Vesting is predicated on the continuing involvement of the Manager in providing services to the Company. In addition, 3,500 shares of restricted stock were granted to the independent board of directors in March 2005 in lieu of cash remunerations. The independent board of directors fully vested in the restricted shares at the date of grant.
      The fair value of the shares of the restricted stock issued to the Manager as of June 30, 2005 was $2,100 of which $204 was expensed for the period ended June 30, 2005. The fair value of the stock options granted as of June 30, 2005 was $291 ($2.31 per share), of which $28 was expensed for the period ended June 30, 2005. The fair value of the stock option grant was estimated using a Binomial option-pricing model with the following weighted-average assumptions as of June 30, 2005: dividend yield of 10.00 percent, expected volatility of 20.00 percent, risk-free interest rate of 5.00 percent; and the expected life of the options is 6.0 years. Option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company’s stock options have characteristics that are significantly different from those of traded options and changes in the subjective input assumptions could materially affect the fair value estimate.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

8.	Stockholders’ Equity and Long-Term Incentive Plan (continued)
      Information regarding the Company’s granted and outstanding options as of June 30, 2005 are as follows:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Fair
	Options	Price	Value

Options, outstanding at beginning of period	—	$—	$—
Granted	126,000	25.00	2.31
Exercised	—	—	—
Forfeited	—	—	—

Options, outstanding at end of period	126,000	$25.00	$2.31

Options exercisable at end of period	0
Price range of options outstanding	$25.00
Weighted-average remaining contractual life	9.71 years

9.	Financial Risks
      The Company is subject to various risk factors including credit, interest rate and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or different bases, than its interest-earning assets. Credit risk is the risk of default on the Company’s investments that result in a counterparty failure to make payments according to the terms of the contract.
      Market risk reflects changes in the value of the securities and real estate loans due to changes in interest rates or other market factors, including the rate of prepayments of principal and the value of the collateral underlying the securities and real estate loans.
      As of June 30, 2005, the mortgage loans in the underlying collateral pools for all securities are secured by properties predominantly in California (27%) and Florida (7%). All other states are individually less than 5%.

10.	Related Party Transactions
      The Company entered into a management agreement (the “Agreement”) with the Manager on March 15, 2005. The initial term of the Agreement expires in December 2008. After the initial term, the Agreement will be automatically renewed for a one-year term each anniversary date thereafter unless the Company or the Manager terminates the Agreement. The Agreement provides that the Manager will provide to the Company investment management services, certain administrative services and perform the Company’s day to day operations. The base management fee for such services is equal to 1.5 percent of one-twelfth of the Company’s equity, as defined in the Agreement, determined on a monthly basis, payable in arrears.
      In addition, under the Agreement, the Manager earns a quarterly incentive fee equal to twenty-five percent of the amount by which the quarterly net income per share, as defined in

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

10.	Related Party Transactions (continued)
the Agreement, exceeds an amount equal to the product of the weighted average offering price per share multiplied by the higher of (a) 2.4375% or (b) 25% of the then applicable ten year Treasury note rate plus 0.50%, multiplied by the then weighted average number of outstanding shares for the quarter. The incentive fee is paid quarterly. The Agreement provides that ten percent of the incentive management fee is to be paid in shares of the Company’s common stock (providing that such payment does not result in the Manager owning directly or indirectly more than 9.8 percent of the Company’s common stock) and the balance in cash. The Manager may, at its sole discretion, elect to receive a greater percentage of its incentive management fee in the Company’s common stock.
      The Agreement may be terminated upon the affirmative vote of at least two-thirds of the Independent Directors after the expiration of the initial term and by providing at least 180 days prior notice based upon either: (a) unsatisfactory performance by the Manager that is materially detrimental to the Company, or (b) by determination by the Independent Directors that the management fees payable to the Manager are not fair (subject to the Manager’s right to prevent a compensation termination by accepting a mutually acceptable reduction of the management fees). If the Company terminates the Agreement, the Company must pay the Manager a termination fee equal to twice the sum of the average annual base and incentive fees earned by the Manager during the two twelve month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
      The Company granted to the Manager 84,000 shares of restricted stock in the Company and 126,000 options to acquire Company common stock for a ten year period at a price of $25 per share in March 2005. The restricted stock and the options vest over a three year period. For the period ended June 30, 2005, the base management expense is $1,837 of which $511 remains unpaid as of June 30, 2005. In addition, included in management fee expense is $232 of amortization of stock-based compensation related to restricted stock and options granted. No incentive management fees were incurred for the period ended June 30, 2005.
      The Agreement provides that the Company is allowed to reimburse the Manager for certain expenses incurred by the Manager on the Company’s behalf provided that such costs and reimbursements are no greater than that which would be paid to outside professionals or consultants on an arm’s length basis. For the period ended June 30, 2005, the Company did not incur any reimbursable costs due to the Manager.
      The Manager has entered into sub-advisory agreements with other affiliated entities and such fees will be paid from any management fee earned by the Manager. In addition, certain of these affiliated sub-advisory entities introduced investments to the Company for purchase in the amount of $47,689. The purchase prices were at arm’s length and the acquisitions were approved by the Company’s Board of Directors.

11.	Fair Value of Financial Instruments
      The Company is required to disclose the fair value of its financial instruments for which it is practical to estimate that value under SFAS No. 107 “Disclosure about Fair Value of Financial

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

11.	Fair Value of Financial Instruments (continued)
Instruments,” SFAS No. 107 defines fair value as the amount at which financial instruments could be exchanged in a current transaction between willing parties, in other than a forced sale or liquidation. For certain of the Company’s financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges between willing parties. Accordingly, the Company derives or estimates fair value using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of the estimated cash flows may be subjective and imprecise. Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In that regard, the derived fair value estimates may not be substantiated by comparison to independent markets, and in many cases, may not be realized in immediate settlement of the instrument. The fair values indicated below are indicative of the interest rate, prepayment and loss assumptions as of June 30, 2005, and may not take into consideration the effects of subsequent interest rate, prepayment or loss assumption fluctuations, or changes in the values of underlying collateral. The fair value of cash and cash equivalents, restricted cash, receivables, prepaid assets, accounts payable and accrued liabilities, due to Manager, dividends payable, interest payable and payable to broker approximate their carrying value due to the short maturities of these items.
      The carrying amounts and estimated fair values of the Company’s other financials instruments as of June 30, 2005 are as follows:

	Carrying	Estimated Fair
	Amount	Value

Assets:
Available for sale securities, at fair value	$1,880,087	$1,880,231
Real estate loans	$38,238	$38,357
Liabilities:
Repurchase agreements	$1,436,547	$1,436,547
Derivative liabilities	$9,238	$9,238

12.	Registration Rights Agreement
      At the time of the Private Offering, the Company entered into a Registration Rights Agreement that requires, among other things, that it file with the SEC no later than December 10, 2005 a shelf registration statement providing for the resale of shares of the Company’s common stock. The Company is also required to use its commercially reasonable efforts to cause the registration statement to become effective as promptly as practicable after the filing and to list it’s common stock on the New York Stock Exchange or the NASDAQ Stock Market if the Company meets the criteria for listing.
      To the extent that the Company does not meet the requirements of the Registration Rights Agreement, the Manager will forfeit its base management fee in respect of the period from and after December 10, 2005 until the registration statement is actually filed. In addition, all

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
June 30, 2005
(In thousands, except share and per share data)

12.	Registration Rights Agreement (continued)
incentive fees in respect of such period shall be deferred until such shelf registration statement is filed.

13.	Subsequent Events
      On September 28, 2005, the Company declared a dividend on its common stock in the amount of $0.575 per share in the total amount of $10,055, payable on October 13, 2005 to stockholders of record on September 30, 2005.
      In August 2005, the Company entered into a $200,000 Master Repurchase Agreement (the “Master Repurchase Agreement”) with Wachovia Bank (the “Bank”). The Master Repurchase Agreement is for a two-year term with a one-year renewal option at the Bank’s discretion. Subject to the terms and conditions thereof, the Master Repurchase Agreement provides for the purchase, sale and repurchase of, commercial and residential mortgage loans, commercial mezzanine loans, B notes, participation interests in the foregoing, commercial mortgage-backed securities and other mutually agreed upon collateral and bears interest at the varying rates over LIBOR based upon the type of asset included in the repurchase obligation. In November 2005, the Bank increased the borrowing capacity to $275,000.
      In November 2005, the Company transferred $377,904 of securities in return for $295,250 of notes and $82,654 of preferred shares to Crystal River CDO 2005-1, Ltd., its wholly owned subsidiary (the “CDO”). The Company is retaining the classes rated below AA and the preferred shares in the CDO. The notes rated AA and above, totaling $227,500, are scheduled to be sold to the public. The CDO holds the transferred securities. Collateral for the notes consists of approximately of $329,041 of commercial mortgage-backed securities and residential mortgage-backed securities and $48,863 of real estate loans. The Company intends to account for the transaction as a financing activity, and will record on its balance sheet all of the collateral as assets and all of the issued notes sold as liabilities.
      In August 2005, a related party to the Manager loaned $35,000 to the Company for a ninety day term. This note is unsecured and bears interest at the rate of 5.1%. In November 2005, the note was extended for an additional ninety day term at an interest rate of 5.59%.

SCHEDULE IV
CRYSTAL RIVER CAPITAL, INC. and SUBSIDIARY
SCHEDULE OF MORTGAGE LOANS ON REAL ESTATE
JUNE 30, 2005
(In thousands)

							Principal
							Amount
							of Loan
							Subject to
		Final	Periodic		Face	Carrying	Delinquent
	Interest	Maturity	Payments	Prior	Amount of	Amount	Principal
Loan Type	Rate	Date	Terms	Liens	Mortgages	of Mortgages(1)	or Interest

1700 Broadway	5.5% over LIBOR	June 2007	Interest is payable monthly at a varying rate with the principal due at maturity	N/A	$6,000	$6,000	$—
GM Building	6%	February 2010	Interest is payable monthly at a fixed rate, with the principal due at maturity	N/A	20,000	19,653	—
Mezzanine loans					26,000	25,653

Birchwood Acres(2)	3.1% over LIBOR	July 2008	Interest payable monthly with scheduled periodic principal payments over the life to maturity	N/A	11,000	11,000	—
Cambridge Condominiums(3)	16%	November 2007	Interest payable monthly at a fixed rate with the principal due at maturity	N/A	1,585	1,585
Construction loans					12,585	12,585	—

Total					$38,585	$38,238

(1)	The aggregate cost for federal income tax purposes is $38,238.

(2)	Total loan commitment is $14,600.

(3)	Total loan commitment is $9,450 and provides for an extension option to May 2008.

Balance, March 15, 2005	$—
Additions during period:
New mortgage loans funded	38,224
Amortization of discount	14

Balance, June 30, 2005	$38,238

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of:

	September 30, 2005	June 30, 2005

	(Unaudited)	(Audited)
ASSETS:
Available for sale securities, at fair value
Commercial MBS	$159,473	$48,279
Residential MBS- Non-Agency MBS	475,537	309,223
-Agency ARMS	1,564,496	1,471,757
ABS	54,405	50,602
Preferred stock	—	370
Real estate loans	102,518	38,238
Cash and cash equivalents	38,781	20,246
Restricted cash	610	3,650
Receivables:
Principal paydown	14,538	11,874
Interest	12,054	7,844
Interest purchased	336	1,938
Swap interest	—	841
Prepaid expenses and other assets	1,025	315
Derivative asset	7,350	—
Deferred financing costs, net	938	—

Total Assets	$2,432,061	$1,965,177

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued liabilities	$2,949	$1,037
Due to Manager	1,001	511
Dividends payable	10,077	4,372
Repurchase agreements	1,958,786	1,436,547
Note payable, related party	35,000	—
Payable to broker	15,117	108,087
Interest payable, repurchase agreements	10,041	4,809
Derivative liabilities	3,915	9,238

Total Liabilities	2,036,886	1,564,601

Commitment and contingencies
Preferred Stock, par value $0.001 per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized, 17,487,500 shares issued and outstanding	17	17
Additional paid-in capital	406,115	405,916
Accumulated other comprehensive loss	(9,328)	(1,444)
Declared distributions in excess of earnings	(1,629)	(3,913)

Total Stockholders’ Equity	395,175	400,576

Total Liabilities and Stockholders’ Equity	$2,432,061	$1,965,177

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
(In thousands, except share and per share amount)
(Unaudited)

REVENUES:
Net interest income:
Interest income	$28,879
Interest expense	17,978

Net interest income	10,901

Expenses:
Management fees	1,752
Professional fees	604
Insurance expense	81
Director’s fees	43
Miscellaneous expenses	26

Total expenses	2,506

Income before other revenues (expenses)	8,395

Other revenues (expenses):
Unrealized gain on derivatives	3,907
Realized gain on securities available for sale	4
Other	(17)

Total other revenues (expenses):	3,894

Net income	$12,289

Net Income Per Share — basic	$0.70

Net Income Per Share — diluted	$0.70

Weighted-Average number of shares outstanding:
Basic	17,487,500

Diluted	17,487,500

Dividends declared per common share	$0.58

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
(In thousands)

	Common Stock			Accumulated	Declared
			Additional	Other	Distributions
		Par	Paid-In	Comprehensive	In Excess of		Comprehensive
	Shares	Value	Capital	Loss	Earnings	Total	Income

Balance as of June 30, 2005	17,488	$17	$405,916	$(1,444)	$(3,913)	$400,576
Net income					12,289	12,289	$12,289
Net unrealized holding loss on securities available for sale				(17,205)		(17,205)	(17,205)
Unrealized gain on cash flow hedges				9,321		9,321	9,321

Comprehensive income							$4,405

Dividends declared on common stock					(10,005)	(10,005)
Amortization of deferred compensation			199			199

Balance as of September 30, 2005	17,488	$17	$406,115	$(9,328)	$(1,629)	$395,175

See accompanying notes

CRYSTAL RIVER CAPITAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED
SEPTEMBER 30, 2005
(In thousands)

Unaudited

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,289
Adjustments to reconcile net income to net cash provided by operating activities:
Dividend declared and expensed to directors and managers	50
Amortization of stock based compensation	199
Accretion of net discount on available for sale securities and real estate loans	(1,222)
Unrealized gain on derivatives	(3,907)
Amortization of deferred financing costs	63
Gain on sale of available for sale securities	(4)
Change in operating assets and liabilities:
Interest receivable	(4,210)
Swap interest receivable	841
Prepaid expenses and other assets	9
Accounts payable and accrued expenses	1,912
Due to Manager	490
Interest payable on repurchase agreements	5,232
Interest payable on derivative liability	555

Net cash provided by operating activities	12,297

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale	(612,233)
Interest purchased	1,602
Principal paydown on securities available for sale	126,549
Proceeds on sale of real estate loan	13,000
Proceeds on sale of securities	374
Funding of real estate loans	(77,264)

Net cash used in investing activities	(547,972)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in restricted cash	3,040
Proceeds from note payable, related party	35,000
Dividend paid	(4,350)
Net proceeds from repurchase agreements	522,239
Payment of deferred financing costs	(1,400)
Payment of offering costs	(319)
Net cash provided by financing activities	554,210

Net increase in cash and cash equivalents	18,535
Cash and cash equivalents, beginning of period	20,246

Cash and cash equivalents, end of period	$38,781

Supplemental disclosure of noncash operating, investing and financing activities:
Purchase of securities available for sale, not yet settled	$15,117
Principal paydown receivable	14,538
Dividends declared, not yet paid on common stock	10,005
See accompanying notes

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

1.	Organization
      Crystal River Capital, Inc. (the “Company”), a Maryland corporation, was formed in January 2005 for the purpose of acquiring and originating a diversified portfolio of commercial and residential real estate structured finance investments. The Company commenced operations on March 15, 2005 when the Company completed an offering of 17,400,000 shares of common stock (the “Private Offering”) as more fully explained in Note 9. The Company is advised by Hyperion Crystal River Capital Advisors, L.L.C. (the “Manager”) as more fully explained in Note 11.
      The Company intends to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, the Company generally will not be subject to federal income tax on that portion of income that is distributed to stockholders if at least 90% of the Company’s taxable income is distributed to its stockholders.
      The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, which is the Company’s taxable REIT subsidiary. There is no activity or balances in the Company’s taxable REIT subsidiary. Any intercompany balances have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies

Basis of Quarterly Presentation
      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation have been included. The operating results for the period presented are not necessarily indicative of the results that may be expected for the period ending December 31, 2005. These financial statements should be read in conjunction with the financial statements and accompanying notes for the period ended June 30, 2005.

Use of Estimates
      The Company’s management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

Cash and Cash Equivalents
      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents may include cash and short

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
term investments. Short term investments are stated at cost, which approximates their fair value and may consist of investments in money market accounts.

Securities and Real Estate Loans Valuation
      The Company invests in U.S. Agency and Non-Agency securities, residential and commercial MBS, real estate loans, and other real estate debt and equity instruments in the United States. The Company accounts for its available for sale securities (Agency ARMS, CMBS, RMBS, ABS, and other real estate and equity instruments) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and real estate loans in accordance with SFAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases” (“SFAS 91”). The Company classifies its securities as available for sale as the Company may dispose of them prior to maturity in response to changes in the market, liquidity needs or other events, even though the Company does not hold the securities for the purpose of selling them in the near future.
      All investments classified as available for sale are reported at fair value, based on quoted market prices provided by independent pricing sources, when available, or from quotes provided by dealers who make markets in certain securities, or from management’s estimates in cases where the investments are illiquid. In making these estimates, management utilizes pricing information obtained from dealers who make markets in these securities, but under certain circumstances the Company may adjust these values based on its knowledge of the securities and the underlying collateral. Management also uses a discounted cash flow model, which utilizes prepayment and loss assumptions based upon historical experience, economic factors and the characteristics of the underlying cash flow in order to substantiate the fair value of the securities. The assumed discount rate is based upon the yield of comparable securities. The determination of future cash flows and the appropriate discount rates are inherently subjective and actual results may vary from management’s estimates.
      Unrealized gains and losses are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.
      Periodically, all available for sale securities are evaluated for other than temporary impairment in accordance with SFAS No. 115 and Emerging Issues Task Force No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Other than temporary impairment is a decline in the fair value of an investment below its amortized cost attributable to factors that indicate the decline will not be recovered over the investment’s remaining life. Other than temporary impairments result in reducing the security’s carrying value to its fair value through the statement of income, which also creates a new carrying value for the investment. A revised yield is computed based on the future estimated cash flows as described in Revenue Recognition below. Significant judgments are required in determining impairment, which include making assumptions regarding the estimated prepayments, loss assumptions and the changes in interest rates.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
      Real estate loans are evaluated for possible impairment on a periodic basis in accordance with SFAS No. 114 “Accounting by Creditors For Impairment of a Loan an Amendment of FASB Statement No. 5 and 15” (“SFAS 114”). Impairment occurs when the Company determines it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan. Upon determination of impairment, the Company establishes a reserve for loan losses and a corresponding charge to the income statement through a provision for loan losses. Significant judgments are required in determining impairment, which include making assumptions regarding the value of the loan and the value of the real estate, partnership interest or other collateral that secure the loan.

Accounting For Derivative Financial Instruments and Hedging Activities
      The Company accounts for derivative and hedging activities in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended. SFAS 133 requires recognizing all derivative instruments as either assets or liabilities on the balance sheet at fair value. The accounting for changes in fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow or a hedge of a net investment in a foreign operation. The Company has no fair value hedges or hedges of a net investment in foreign operations.
      For derivative instruments that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same line item associated with the forecasted transaction in the same period or periods during which the hedged transaction affects earnings (for example, in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative changes in the present value of future cash flows of the hedged item, if any, is recognized in the realized and unrealized gain (loss) on derivatives in current earnings during the period of change. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in realized and unrealized gain (loss) on derivatives in the current earnings during the period of change. Income and/or expense from interest rate swaps are recognized as an adjustment to interest expense. The Company accounts for income and expense from interest swaps on an accrual basis over the period to which the payments and/or receipts relate.

Deferred Financing Costs
      Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements. Unamortized deferred

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions which do not close are expensed in the period in which it is determined that the financing will not close.

Dividends to Stockholders
      The Company records dividends to stockholders on the declaration date. The actual dividend and its timing are at the discretion of the Company’s board of directors. The Company intends to pay sufficient dividends to avoid incurring any income or excise tax.
      On September 28, 2005, the Company declared a quarterly distribution of $0.575 per share on its common stock, payable on October 13, 2005 to stockholders of record on September 30, 2005 totaling $10,055.

Revenue Recognition
      Interest income on available for sale securities and real estate loans is recognized over the life of the investment using the effective interest method. Interest income on mortgage-backed securities (“MBS”) is recognized using the effective interest method as required by EITF 99-20. Real estate loans are generally originated or purchased at or near par value, and interest income is recognized based on the contractual terms of the loan instruments. Any loan fees or acquisition costs on originated loans or securities are capitalized and recognized as a component of interest income over the life of the investment using the effective interest method.
      Under EITF 99-20, management estimates, at the time of purchase, the future expected cash flows and determines the effective interest rate based on these estimated cash flows and the Company’s purchase price. As needed, these estimated cash flows are updated and a revised yield is computed based on the current amortized cost of the investment. In estimating these cash flows, there are a number of assumptions that are subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans, and the timing of the magnitude of credit losses on the mortgage loans underlying the securities have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management’s estimates and the Company’s interest income.
      Security transactions are recorded on the trade date. Realized gains and losses from security transactions are determined based upon the specific identification method and recorded as gain (loss) on sale of available for sale securities and real estate loans in the statement of income.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
      The Company accounts for accretion of discounts or premiums on available for sale securities and real estate loans using the effective interest yield method. Such amounts have been included as a component of interest income in the income statement.
      Dividend income on preferred stock is recorded on the ex-dividend date.

Income Taxes
      The Company intends to be taxed as a REIT and to comply with the federal income tax provisions. Accordingly, the Company will generally not be subject to federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided the Company satisfies the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company were to fail to meet these requirements, it would be subject to federal, state and local income taxes which could have a material adverse impact on its results of operations and amounts available for distribution to the stockholders.
      The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to using financial statement net income. Some of the significant differences between financial statement net income and taxable income include the timing of recording unrealized gains/realized gains associated with certain assets, the book/tax basis of assets, interest income, impairment, credit loss recognition related to certain assets (asset-backed mortgages), accounting for derivative instruments and amortization of various costs (including start up costs).
      The Company has a taxable REIT subsidiary (“TRS”) that has made a joint election with the Company to be treated as a TRS of the Company. The TRS is a separate entity subject to federal income tax under the Internal Revenue Code and excise tax under the REIT provisions. The TRS does not own any material assets nor has any operations and therefore there is no provision for federal income tax as of September 30, 2005.

Earnings per Share
      The Company computes basic and diluted earnings per share in accordance with SFAS No. 128 “Earnings Per Share” (“SFAS 128”). Basic earnings per share (“EPS”) is computed using income available to common stockholders divided by the weighted average shares of common stock outstanding during the period. Diluted EPS is similar to Basic EPS except that weighted average shares of common stock are increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been exercised. A total of 126,000 stock options have been excluded from the computation of diluted earnings per share as there would be no effect.

Variable Interest Entities
      In December 2003, the Financial Accounting Standards Board (“FASB”) issued a revised version of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
(“FIN 46R”). FIN 46R states that an entity is subject to consolidation if the investors in the entity being evaluated under FIN 46R either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns (“variable interest entities” or “VIEs”). VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both.
      The Company’s ownership of the subordinated classes of commercial mortgage backed securities (“CMBS”) and residential mortgage backed securities (“RMBS”) from a single issuer may provide it the right to control the foreclosure/workout process on the underlying loans (“Controlling Class CMBS and RMBS”). FIN 46R has certain scope exceptions, one of which provides that an enterprise that holds a variable interest in a qualifying special-purpose entity (“QSPE”) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”) provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust’s QSPE status can be impacted in future periods by activities by its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent the CMBS or RMBS investments were issued by a trust that meets the requirements to be considered a QSPE, the Company records the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, the Company follows the guidance set forth in FIN 46R as the trusts would be determined to be VIEs.
      The Company has analyzed the governing pooling and servicing agreements for each of its Controlling Class CMBS and RMBS and believes that the terms are industry standard and are consistent with the QSPE criteria. However, there is uncertainty with respect to QSPE treatment due to ongoing review by regulators and accounting standard setters (including the FASB’s project to amend SFAS 140 and the recently added FASB project on servicer discretion in a QSPE), potential actions by various parties involved with the QSPE, (as discussed in the paragraph above), as well as varying and evolving interpretations of the QSPE criteria under SFAS 140. The Company has also evaluated each of its Controlling Class CMBS and RMBS investments as if the trusts are not QSPEs. Using the fair value approach to calculate expected losses or residual returns, the Company has concluded that it would not be the primary beneficiary of any of the underlying trusts. Additionally, the standard setters continue to review the FIN 46R provisions related to the computations used to determine the primary beneficiary of the VIE. Future guidance from regulators and standard setters may require the Company to consolidate CMBS and RMBS trusts in which the Company has invested.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
      The following table details the purchase date, face amount of the Company’s investment, face amount of the respective issuance and the Company’s amortized cost in its CMBS and RMBS investments as of September 30, 2005 in which it owns a greater than 50 percent interest in the most subordinate class:

		Original
		Face	Total Face
Security Trust		Amount	Amount	Amortized
Description	Purchase Date	Purchased	of Issuance	Cost

CMBS:
WBCMT 2005-C18	May 2005	$36,846	$1,405,372	$19,400
GMACC 2005-C1	June 2005	53,928	1,597,857	29,271
COMM 2005-C6	August 2005	87,538	2,272,503	51,977
BSCMS 2005-PWR9	September 2005	83,001	2,152,389	49,875

Total CMBS:		$261,313	$7,428,121	$150,523
RMBS:
WFMBS 2003-17	March 2005	3,002	1,000,331	1,789
WFMBS 2004-DD	March 2005	2,101	600,085	1,214
GSR 2005-1F	March 2005	2,767	691,667	1,648
JPMMT 2003-A1	March 2005	809	269,635	470
WFMBS 2005-2	March 2005	1,953	950,946	1,015
HVMLT 2005-2	March 2005	39,422	1,944,860	25,186
CWHL 2004-J8	March 2005	611	244,517	295
WAMU 2005-AR6	April 2005	27,704	3,167,184	15,560
FHASI 2005-AR2	April 2005	39,009	281,707	35,619
FFML 2005-FF3	May 2005	5,080	770,271	4,577
WFMBS 2005-AR5	May 2005	2,754	500,446	1,896
JPMMT 2005-A3	June 2005	8,696	1,895,799	6,480
FHASI 2005-AR3	June 2005	2,522	315,111	1,862
WFMBS 2004-Z	July 2005	4,552	1,300,298	2,422
FFNT 2005-FF5	July 2005	2,488	29,763	2,270
BOAMS 2005-H	August 2005	3,888	706,792	2,588
FHAMS 2005-AA6	August 2005	6,476	575,025	4,475
JPMMT 2005-A5	August 2005	4,726	1,195,013	3,451
RFMSI 2005-SA4	September 2005	1,681	850,478	1,285
FHASI 2005-AR4	September 2005	2,129	425,565	1,266

Total RMBS:		$162,370	$17,715,493	$115,368

Total:		$423,683	$25,143,614	$265,891

      The Company’s maximum exposure to loss as a result of its investment in these VIEs totaled $265,891 as of September 30, 2005.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

2.	Summary of Significant Accounting Policies (continued)
      The financing structures that the Company offers to its borrowers on certain of its real estate loans involve the creation of entities that could be deemed VIEs and therefore, could be subject to FIN 46R. Management has evaluated these entities and has concluded that none of them are VIEs that are subject to the consolidation rules of FIN 46R.

Stock Based Compensation
      The Company accounts for stock-based compensation in accordance with SFAS No. 123R “Accounting for Stock-Based Compensation,” (“SFAS 123R”), which establishes accounting and disclosure requirements using fair value based methods of accounting for stock-based compensation plans. Compensation expense related to grants of stock and stock options are recognized over the vesting period of such grants based on the estimated fair value on the grant date.
      Stock compensation awards granted to Hyperion Crystal River Capital Advisors, LLC, the Company’s external manager, are accounted for in accordance with EITF 96-18 “Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services,” which requires the Company to measure the fair value of the equity instrument using the stock prices and other measurement assumptions as the earlier of either: (a) the date at which a performance commitment by the counterparty is reached or (b) the date at which the counterparty’s performance is complete.

Concentration of Credit Risk and Other Risks and Uncertainties
      The Company’s investments are primarily concentrated in securities that pass through collections of principal and interest from mortgage backed securities, and there is a risk that some borrowers on the underlying mortgage will default. Therefore, mortgage backed securities may bear some exposure to credit losses.
      The Company bears certain other risks typical in investing in a portfolio of mortgage backed securities. Principal risks potentially affecting the Company’s financial position, income and cash flows include the risk that: (1) interest rate changes can negatively affect the market values of the Company’s mortgage backed securities, (2) interest rate changes can influence decisions made by borrowers in the mortgages underlying the securities to prepay those mortgages, which can negatively affect both the cash flows from, and the market value of securities, and (3) adverse changes in the market value of the Company’s mortgage backed securities and/or the inability of the Company to renew short term borrowings can result in the need to sell securities at inopportune times and realize losses.

Other Comprehensive Income (Loss)
      Comprehensive income (loss) consists of net income and other comprehensive income. The Company’s other comprehensive income (loss) is comprised primarily of unrealized gains and losses on securities available for sale and the net deferred gains and losses on certain derivative instruments accounted for as cash flow hedges.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

3.	Available for Sale Securities
      The Company’s available for sale securities are carried at their estimated fair values. The amortized cost and estimated fair values of available for sale securities as of September 30, 2005 are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
Security Description	Cost	Gains	Losses	Fair Value

CMBS	$160,667	$1,177	$(2,371)	$159,473
Residential MBS-Non-Agency ARMs	478,922	639	(4,024)	475,537
Residential MBS-Agency ARMs	1,577,343	—	(12,847)	1,564,496
ABS	54,074	389	(58)	54,405

Total	$2,271,006	$2,205	$(19,300)	$2,253,911

      As of September 30, 2005 an aggregate of $2,081,507 in estimated fair value of the Company’s available for sale securities was pledged to secure its collateralized borrowings.
      As of September 30, 2005, the aggregate estimated fair values by underlying credit rating of the Company’s available for sale securities are as follows:

	September 30, 2005

	Estimated
Security Rating	Fair Value	Percentage

AAA	$1,806,063	80.13%
AA	—	—
A	32,569	1.44
BBB	120,745	5.36
BB	161,029	7.14
B	90,497	4.02
Not Rated	43,008	1.91

Total	$2,253,911	100.00%

      A summary of the face amount and net unearned discount on the Company’s investments is as follows:

Description	As of September 30, 2005

Face amount	$2,455,127
Net unearned discount	(184,121)

Amortized cost	$2,271,006

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

3.	Available for Sale Securities (continued)

Commercial Mortgage Backed Securities (“CMBS”)
      Investments include commercial mortgage-backed securities. CMBS are mortgage backed securities that are secured by, or evidence ownership interests in a single, commercial mortgage loan, or a partial or entire pool of mortgage loans secured by commercial properties. The securities may be senior, subordinated, investment grade or non-investment grade.
      The following is a summary of the Company’s CMBS as of September 30, 2005:

					Weighted Average
		Gross Unrealized
	Amortized			Estimated			Term
	Cost	Gains	Losses	Fair Value	Coupon	Yield	(Yrs)

Security Descriptions:
AAA	$—	$—	$—	$—	—%	—%	—
AA	—	—	—	—	—	—	—
A	—	—	—	—	—	—	—
BBB	34,232	—	(1,062)	33,170	5.32	6.16	11.89
BB	62,202	132	(820)	61,514	4.71	7.70	11.17
B	37,929	627	(432)	38,124	4.73	11.27	13.09
Not rated	26,304	418	(57)	26,665	4.69	19.97	14.00

Total CMBS	$160,667	$1,177	$(2,371)	$159,473	4.78%	10.26%	12.67

Residential Mortgage Backed Securities (“RMBS”)
      Investments include residential mortgage-backed securities. Agency Adjustable Rate RMBS (“Agency ARMs”) are securities that represent participations in, and are secured by or payable from, mortgage loans secured by residential property. They include (i) Agency mortgage pass-through certificates which are securities issued or guaranteed by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Government National Mortgage Association (“Ginnie Mae”); (ii) Agency Collateralized Mortgage Obligations issued by Fannie Mae or Freddie Mac backed by mortgage pass-through securities and are evidenced by a series of bonds or certificates issued in multiple classes; and (iii) Non-Agency pass-through certificates which are rated classes in senior/subordinated structures.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

3.	Available for Sale Securities (continued)
      The following is a summary of the Company’s RMBS as of September 30, 2005:

		Gross Unrealized			Weighted Average
				Estimated
Security Descriptions:	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield	Term (yrs)

AAA	$242,881	$—	$(1,314)	$241,567	5.28%	5.22%	3.25
AA	—	—	—	—	—	—	—
A	19,986	11	(57)	19,940	5.32	6.16	4.01
BBB	46,116	1	(318)	45,799	4.61	7.46	4.32
BB	100,794	155	(1,434)	99,515	6.04	10.46	5.15
B	52,752	91	(470)	52,373	6.10	14.29	7.54
Not rated	16,393	381	(431)	16,343	6.02	34.72	6.69

Total RMBS	$478,922	$639	$(4,024)	$475,537	5.56%	8.58%	4.67

      The following is a summary of the Company’s Agency ARMs as of September 30, 2005:

		Gross Unrealized			Weighted Average
Estimated
Security Descriptions:	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield	Term (yrs)

AAA	$1,577,343	$—	$(12,847)	$1,564,496	4.69	4.92	3.12
AA	—	—	—	—	—	—	—
A	—	—	—	—	—	—	—
BBB	—	—	—	—	—	—	—
BB	—	—	—	—	—	—	—
B	—	—	—	—	—	—	—
Not rated	—	—	—	—	—	—	—

Total Agency ARMS	$1,577,343	$—	$(12,847)	$1,564,496	4.69%	4.92%	3.12

Asset-Backed Securities (“ABS”)
      The Company invests in asset-backed securities aggregating $54,405 as of September 30, 2005. Aircraft ABS are generally collateralized by aircraft leases. Issuers of consumer and aircraft ABS generally are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

3.	Available for Sale Securities (continued)
      The following is a summary of the Company’s ABS as of September 30, 2005:

		Gross Unrealized			Weighted Average
				Estimated
Security Descriptions:	Amortized Cost	Gains	Losses	Fair Value	Coupon	Yield	Term (yrs)

AAA	$—	$—	$—	$—	—	—	—
AA	—	—	—	—	—	—	—
A	12,603	26	—	12,629	4.14	5.86	3.76
BBB	41,471	363	(58)	41,776	4.25	6.90	5.71
BB	—	—	—	—	—	—	—
B	—	—	—	—	—	—	—
Not rated

Total ABS	$54,074	$389	$(58)	$54,405	4.23%	6.66%	5.29

Unrealized Losses
      The following table sets forth the amortized cost, fair value and unrealized loss for securities owned as of September 30, 2005:

	Number
	of	Amortized	Fair	Unrealized
Security Descriptions	Securities	Cost	Value	Loss

AAA	61	$1,820,224	$1,806,063	$(14,161)
AA	—	—	—	—
A	4	13,261	13,204	(57)
BBB	15	84,342	82,904	(1,438)
BB	25	105,986	103,732	(2,254)
B	28	47,686	46,784	(902)
Not rated	23	24,509	24,021	(488)

Total	156	$2,096,008	$2,076,708	$(19,300)

      All securities owned as of September 30, 2005 with unrealized losses were acquired within twelve months of September 30, 2005. The unrealized losses were the result of changes in market interest rates subsequent to their purchase. As of September 30, 2005, no unrealized losses were determined to be other than temporary.

4.	Real Estate Loans
      The Company invests in Mezzanine Loans, B-Notes and Construction Loans. Mezzanine loans consist of loans which are subordinated to a first mortgage loan on the properties and are senior to the borrower’s equity in these properties. These loans are made to the property’s owner and are secured by pledges of ownership interests in the property and/or the property

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

4.	Real Estate Loans (continued)
owner. The mezzanine lender can foreclose on the pledge interests and thereby succeed to ownership of the property subject to the lien of the first mortgage.
      Construction Loans represent a participation in construction or rehabilitation loans on commercial properties that generally provide 85% to 90% of total project costs and are secured by first lien mortgages. Alternatively, mezzanine loans can be used to finance construction or rehabilitation where the security is subordinate to the first mortgage lien. Construction loans generally would provide fees and interest income at risk-adjusted rates.
      The following is a summary of the Company’s real estate loans as of September 30, 2005:

Date of
Initial	Scheduled	Property	Property	Face	Carrying	Interest
Investment	Maturity	Name/Location	Type	Value	Value	Rate

June 2005	July 2008	Birchwood Acres	Multi-family	$11,629	$11,629	6.96
April 2005	February 2010	GM Building	Office	20,000	19,669	6.00
August 2005	August 2007	Morgan Hotel B note	Hotels	15,956	15,956	8.27
July 2005	May 2007	VIAD Corp Center B note	Office	9,000	9,000	7.26
August 2005	September 2010	Forbes Trinchera Ranch B note	Land	37,000	37,000	6.19
June 2005	November 2007	Cambridge Condos	Multi-family	3,264	3,264	16.00
April 2005	June 2007	1700 Broadway	Office	6,000	6,000	9.22

				$102,849	$102,518

      The Birchwood Acres loan is a construction loan for mixed use residential and commercial development near Orlando, Florida. The loan bears interest at the rate of 3.1 percent over the LIBOR rate.
      The GM Building loan is a mezzanine loan on a commercial office building located in New York City, New York. The loan bears interest at the fixed rate of 6.0 percent.
      The Morgan Hotel loan is a B note on a commercial portfolio of five full service hotels located in New York, California and Florida. The loan bears interest at the floating rate of 4.5 percent over the LIBOR rate.
      The VIAD Corp Center loan is a B note on a commercial property located in Phoenix, Arizona. The loan bears interest at the floating rate of 3.5 percent over the LIBOR rate.
      The Trinchera Ranch loan is a B note on land located in Fort Garland, Colorado. The loan bears interest at the rate of 2.5 percent over the LIBOR rate.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

4.	Real Estate Loans (continued)
      The Cambridge loan is a construction loan on a residential property located in Portland, Oregon. The loan bears interest at the rate of 16.0 percent and the loan matures in November 2007 with an extension until May 2008.
      The 1700 Broadway loan is a mezzanine loan on a commercial office building located in Denver, Colorado. The loan bears interest at the floating rate of 5.5 percent over the LIBOR rate.
      As of September 30, 2005 an aggregate of approximately $16,000 in real estate loans was pledged to secure the Company’s collateralized borrowings.

5.	Repurchase Agreements
      During the period ended September 30, 2005, the Company has entered into eight master repurchase agreements with several counterparties to finance its asset purchases on a short term basis. Under these agreements, the Company sells its assets to the counterparties and agrees to repurchase those assets on a date certain at a repurchase price generally equal to the original sales price plus accrued but unpaid interest. The counterparties will purchase each asset financed under the facility at a percentage of the asset’s value on the date of origination (the “purchase rate”) and the Company will pay interest to the counterparty at short term interest rates (one-month LIBOR) plus a pricing spread. The Company has agreed to a schedule of purchase rates and pricing spreads with the counterparty generally based upon the class and credit rating of the asset financed. The facilities are recourse to the Company. For financial reporting purposes, the Company characterizes all of the borrowings under these facilities as balance sheet financing transactions.
      Further, the repurchase agreements are subject to maintaining adequate collateral with the counterparties. If the market value of the collateral declines, the counterparty may require the Company to provide additional collateral to secure the repurchase agreement. As of September 30, 2005, the Company was required to provide additional collateral in the amount of $610 which is classified as restricted cash on the balance sheet.
      As of September 30, 2005, the Company had repurchase agreements outstanding in the amounts of $1,958,786 with a weighted-average borrowing rate of 3.82%. As of Septem-

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)
5.                           Repurchase Agreements (continued)
ber 30, 2005, the repurchase agreements had remaining weighted average maturities of 43 days and are summarized below:

	Outstanding	Fair Value of	Weighed-Average	Maturity
Repurchase Counterparty	Balance	Collateral	Borrowings Rate	Range (days)

Bear Stearns	$712,793	$732,745	3.69%	7-75
CS First Boston	198,772	202,908	3.85	75
Deutsche Bank	181,703	181,718	3.69	24-26
Greenwich Capital	217,701	239,192	3.93	26-101
Lehman Brothers	113,440	128,468	3.68	7-54
Wachovia Bank	8,800	16,000	6.34	686
Morgan Stanley	205,949	235,243	3.79	12-54
Wachovia Capital	319,628	361,233	4.10	24-101

Total	$1,958,786	$2,097,507	3.82%	7-686

      In August 2005, the Company entered into a $200,000 Master Repurchase Agreement (the “Master Repurchase Agreement”) with Wachovia Bank (the “Bank”). The Master Repurchase Agreement is for a two year term with a one year renewal option at the Bank’s discretion. Subject to the terms and conditions thereof, the Master Repurchase Agreement provides for the purchase, sale and repurchase of, commercial and residential mortgage loans, commercial mezzanine loans, B-notes, participation interests in the foregoing, commercial mortgage-backed securities and other mutually agreed upon collateral and bears interest at the varying rates over LIBOR based upon the type of asset included in the repurchase obligation. In November 2005, the Bank increased the borrowing capacity to $275,000.
      Interest expense for the period ended September 30, 2005 was $17,978 which is comprised of interest expense on repurchase agreements, swap agreements and note payable in the amounts of $16,242, $1,454 and $219 respectively. Amortization of deferred financing costs, included as a component of interest expense, totaled $63 for the period ended September 30, 2005.
      In certain circumstances, the Company has financed the purchase of securities from a counterparty through a repurchase agreement with the same counterparty pursuant to which it pledges the purchased securities. Currently, the Company records the acquisition of these securities as assets and the related borrowing under repurchase agreements as financing liabilities on the consolidated balance sheet with changes in the fair value of the securities being recorded as a component of other comprehensive income in stockholders’ equity. Interest income earned on the securities and interest expense incurred on the repurchase obligations are reported separately on the consolidated income statement. As of September 30, 2005 the Company had entered into 38 such transactions, and the Company’s September 30, 2005 balance sheet included approximately $804.4 million of such securities and approximately $697.2 million of such repurchase agreement liabilities.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

5.	Repurchase Agreements (continued)
      It has come to the attention of the Company and other market participants, as well as the Company’s repurchase agreement counterparties, that SFAS 140 may require a different accounting treatment for such transactions. Under SFAS 140, transactions in which the Company acquires securities from a counterparty that are financed through a repurchase agreement with the same counterparty will not qualify as a purchase by the Company if the Company is not able to conclude that the securities purchased have been legally isolated from the counterparty. If the acquisitions do not qualify as a purchase of securities under SFAS 140, the Company would not be permitted to include the securities purchased and repurchase agreements on a gross basis on the Company’s balance sheet. Additionally, the Company would not be able to report on a gross basis on its income statement the related interest income earned and interest expense incurred. Instead, the Company would be required to present the net investment on its balance sheet together with an embedded derivative with the corresponding change in fair value of the derivative being recorded in the income statement. The value of the derivative would reflect not only changes in the value of the underlying securities, but also changes in the value of the underlying credit provided by the counterparty. Although the Company believes its accounting for these transactions is appropriate, the Company will continue to evaluate its position as the interpretation of this issue among industry participants and standard setters evolves.

6.	Notes Payable, Related Party
      In August 2005, the Company borrowed $35,000 from an affiliate of the Manager for ninety days. The note bears interest at the rate of 5.1 percent and it matures on November 15, 2005. In November, the Company extended the note for an additional ninety days at the interest rate of 5.59 percent. Included in interest expense and accounts payable and accrued liabilities are $219 of related party interest attributable to this note.

7.	Commitments and Contingencies
      The Company invests in real estate construction loans. The Company has outstanding commitments to fund real estate construction loans of $13,050 as of September 30, 2005. At September 30, 2005, advances of $3,893 have been made under these commitments.

8.	Risk Management Transactions
      SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. As required by SFAS No. 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company does not use derivatives for trading or

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

8.	Risk Management Transactions (continued)
speculative purposes and as of September 30, 2005 does not have any derivatives that are not designated as cash flow hedges.
      For derivatives designated as cash flow hedges, the effective portion of the change in the fair value of the derivative is initially reported in other comprehensive income and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of the change in the fair value of the derivative is recognized directly in earnings. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedge time or transaction. Any hedge ineffectiveness is recognized in the current period in the loss on derivatives in the statement of operations.
      The Company’s objectives in using derivatives include adding stability to interest expense and managing its exposure to interest rate movements.
      As of September 30, 2005, the Company has interest rate swaps open positions with notional amounts of $1,180,500 with a fair value of $7,350, which are reported as a derivative asset on the Company’s balance sheet. Accrued interest on the open swap positions are $3,915 and is shown as a liability on the Company’s balance sheet. The Company has not hedged repurchase agreements in the amount of $778,286.
      The change in unrealized gains/losses of interest rate swaps designated as cash flow hedges are separately disclosed in the statement of changes in stockholders’ equity. At September 30, 2005 unrealized gains aggregating $9,321 on cash flow hedges were recorded in other comprehensive income. The unrealized gain on derivatives in the statement of income for the period ended September 30, 2005 related to hedge ineffectiveness and unrealized gains on economic hedges was $111 and $3,796, respectively. Interest expense incurred on derivative instruments of $1,454 is included in interest expense on the income statement.

9.	Stockholders’ Equity and Long Term Incentive Plan
      In March 2005, the Company completed the Private Offering of 17,400,000 shares of common stock, $0.001 par value at an offering price of $25 per share, including the purchase of 400,000 shares of common stock by the initial purchasers/placement agents pursuant to an over-allotment option. The Company received proceeds from these transactions in the amount of $405,600, net of underwriting commissions, placement agent fees and other offering costs totaling $29,387. Each share of common stock entitles its holder to one vote per share. Officers, directors and entities affiliated with the Manager own 1,234,800 shares in the Company as of September 30, 2005.
      In March 2005, the Company adopted a Long-Term Incentive Plan (the “Plan”) which provides for awards under the Plan in the form of stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units and other performance awards. The Manager, officers, employees, directors, advisors and consultants who provide services to the Company are eligible to receive awards under the Plan. The Plan has a term of ten years and limits awards to a maximum of 1,740,000 shares of common stock

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

9.	Stockholders’ Equity and Long Term Incentive Plan (continued)
for the calendar year ending December 31, 2005. For subsequent years, the maximum number of shares of common stock that may be subject to awards granted under the Plan can increase by ten percent of the difference between the number of shares of common stock outstanding at the end of the current calendar year and the prior calendar year. In no event will the total number of shares that can be issued under the Plan exceed 10,000,000.
      In connection with the Plan, a total of 84,000 shares of restricted common stock and 126,000 stock options (exercise price of $25 per share) have been granted to the Manager in March 2005. The Manager subsequently transferred these shares and options to certain of its officers and employees, certain of the Company’s directors, and other individuals associated with the Manager who provide services to the Company. The Company’s restrictions lapse and full rights of ownership vest for one-third of the restricted shares and options on each of the first three anniversary dates. Vesting is predicated on the continuing involvement of the holder in providing services to the Company. In addition, 3,500 shares of unrestricted stock were granted to the independent board of directors in March 2005 in lieu of cash director fees. The independent board of directors fully vested in the restricted shares at the date of grant.
      The fair value of the shares of the restricted stock issued to the Manager as of September 30, 2005 was $2,100, of which $175 was expensed for the period ended September 30, 2005. The fair value of the stock option granted as of September 30, 2005 was $291 ($2.31 per share), of which $24 was expensed for the period ended September 30, 2005. The fair value of the stock option grant was estimated using a Binomial option-pricing model with the following weighted-average assumptions as of September 30, 2005: dividend yield of 10.00 percent, expected volatility of 20.00 percent, risk-free interest rate of 5.00 percent; and the expected life of the options is 6.0 years. Option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company’s stock options have characteristics that are significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate.

10.	Financial Risks
      The Company is subject to various risk factors including credit, interest rate and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or different bases, than its interest-earning assets. Credit risk is the risk of default on the Company’s investments that result in a counterparty failure to make payments according to the terms of the contract.
      Market risk reflects changes in the value of the securities and real estate loans due to changes in interest rates or other market factors, including the rate of prepayments of principal and the value of the collateral underlying the securities and real estate loans.
      As of September 30, 2005, the mortgage loans in the underlying collateral pools for all securities are secured by properties predominantly in California (26%), New York (5%) and Florida (8%). All other states are individually less than 5%.

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

11.	Related Party Transactions
      The Company entered into a management agreement (the “Agreement”) with the Manager on March 15, 2005. The initial term of the Agreement expires in December 2008. After the initial term, the Agreement will be automatically renewed for a one-year term each anniversary date thereafter unless the Company or the Manager terminates the Agreement. The Agreement provides that the Manager will provide to the Company investment management services, certain administrative services and perform the Company’s day to day operations. The base management fee for such services is equal to 1.5 percent of one-twelfth of the Company’s equity, as defined in the Agreement, determined on a monthly basis, payable in arrears.
      In addition, under the Agreement, the Manager earns a quarterly incentive fee equal to twenty-five percent of the amount by which the quarterly net income per share, as defined in the Agreement, exceeds an amount equal to the product of the weighted average offering price per share multiplied by the higher of (a) 2.4375% or (b) 25% of the then applicable ten year Treasury note rate plus 0.50%, multiplied by the then weighted average number of outstanding shares for the quarter. The incentive fee is paid quarterly. The Agreement provides that ten percent of the incentive management fee is to be paid in shares of the Company’s common stock (providing that such payment does not result in the Manager owning directly or indirectly more than 9.8 percent of the Company’s common stock) and the balance in cash. The Manager may, at its sole discretion, elect to receive a greater percentage of its incentive management fee in the Company’s common stock.
      The Agreement may be terminated upon the affirmative vote of at least two-thirds of the Independent Directors after the expiration of the initial term and by providing at least 180 days prior notice based upon either: (a) unsatisfactory performance by the Manager that is materially detrimental to the Company, or (b) by determination by the Independent Directors that the management fees payable to the Manager are not fair (subject to the Manager’s right to prevent a compensation termination by accepting a mutually acceptable reduction of the management fees). If the Company terminates the Agreement, the Company must pay the Manager a termination fee equal to twice the sum of the average annual base and incentive fees earned by the Manager during the two twelve month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
      The Company granted to the Manager 84,000 shares of restricted stock in the Company and 126,000 options, to acquire Company common stock for a ten year period at a price of $25 per share in March 2005. The restricted stock and the options vest over a three year period. For the period ended September 30, 2005 the base management expense is $1,553 of which $1,001 remains unpaid as of September 30, 2005. In addition, included in management fee expense is $199 of amortization of stock-based compensation related to restricted stock and options granted. No incentive management fees were incurred for the period ended September 30, 2005.
      The Agreement provides that the Company is allowed to reimburse the Manager for certain expenses incurred by the Manager on the Company’s behalf provided that such costs and reimbursements are no greater than that which would be paid to outside professionals or

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

11.	Related Party Transactions (continued)
consultants on an arm’s length basis. For the period ended September 30, 2005, the Company did not incur any reimbursable costs due to the Manager.
      The Manager has entered into sub-advisory agreements with other affiliated entities and such fees will be paid from any management fee earned by the Manager. In addition, certain of these affiliated sub-advisory entities introduced investments to the Company for purchase in the amount of $124,538. The purchase prices were at arms length and the acquisitions were approved by the Company’s Board of Directors.

12.	Fair Value of Financial Instruments
      The Company is required to disclose the fair value of its financial instruments for which it is practical to estimate that value under SFAS No. 107 “Disclosure about Fair Value of Financial Instruments”. SFAS No. 107 defines fair value as the amount at which financial instruments could be exchanged in a current transaction between willing parties, in other than a forced sale or liquidation. For certain of the Company’s financial instruments, fair values are not readily available since there are no active trading markets as characterized by current exchanges between willing parties. Accordingly, the Company derives or estimates fair value using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of the estimated cash flows may be subjective and imprecise. Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In that regard, the derived fair value estimates may not be substantiated by comparison to independent markets, and in many cases, may not be realized in immediate settlement of the instrument. The fair values indicated below are indicative of the interest rate, prepayment and loss assumptions as of September 30, 2005, and may not take into consideration the effects of subsequent interest rate, prepayment loss assumptions fluctuations, or changes in the values of underlying collateral. The fair value of cash and cash equivalents, restricted cash, receivables, prepaid assets, accounts payable and accrued liabilities, due to Manager, dividends payable, interest payable and payable to broker approximate their carrying value due to the short maturities of these items.
      The carrying amounts and estimated fair values of the Company’s other financials instruments as of September 30, 2005 are as follows:

	Carrying	Estimated Fair
	Amount	Value

Assets:
Available for sale securities	$2,271,006	$2,253,911
Real estate loans	102,518	102,323
Derivative asset	7,350	7,350
Liabilities:
Repurchase agreements	1,958,786	1,958,786
Derivative liabilities	3,915	3,915

Crystal River Capital, Inc. and Subsidiary
Notes to Consolidated Financial Statements — (Continued)
September 30, 2005
(In thousands, except share and per share data)
(Unaudited)

13.	Registration Rights Agreement
      At the time of the Private Offering, the Company entered into a Registration Rights Agreement that requires, among other things, that it file with the SEC no later than December 10, 2005 or a shelf registration statement providing for the resale of shares of the Company’s common stock. The Company is also required to use its commercially reasonable efforts to cause the registration statement to become effective as promptly as practicable after the filing and to list its common stock on the New York Stock Exchange or the NASDAQ Stock Market if the Company meets the criteria for listing.
      To the extent that the Company does not meet the requirements of the Registration Rights Agreement, the Manager will forfeit its base management fee in respect of the period from and after December 10, 2005 until the registration statement is actually filed. In addition, all incentive fees in respect of such period shall be deferred until such shelf registration statement is filed.

14.	Subsequent Events
      In November 2005, the Company transferred for value $377,904 of securities in return for $295,250 of notes and $82,654 of preferred shares to Crystal River CDO 2005-1, Ltd., its wholly owned subsidiary (the “CDO”). The Company is retaining the classes rated below AA and the preferred shares in the CDO. The notes rated AA and above, totaling $227,500, were issued to third party private investors. The CDO holds the transferred securities. Collateral for the notes consists of approximately of $329,041 of commercial mortgage-backed securities and residential mortgage-backed securities and $48,863 of real estate loans. The Company intends to account for the transaction as a financing activity, and will record on its balance sheet all of the collateral as assets and all of the issued notes sold as liabilities.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.
This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.
The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, the issuer does not represent that its affairs are the same as described or that the information in this prospectus is correct — nor does the issuer imply those things by delivering this prospectus or selling securities to you.
Until                   , 200  (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.
Crystal River Capital, Inc.
                                 Shares
Common Stock
Deutsche Bank Securities
Citigroup
Wachovia Securities
Prospectus
                     ,2006

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.     Other Expenses of Issuance and Distribution.
      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company.

Securities and Exchange Commission registration fee	$49,220
NASD filing fee	46,500
NYSE listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Blue Sky fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous fees	*
Total expenses	*

*	To be filed by amendment.
     All expenses, except the Securities and Exchange Commission registration fee, the NASD filing fee and the NYSE listing fee, are estimated.
Item 32.     Sales to Special Parties.
      See the response to Item 33 below.
Item 33.     Recent Sales of Unregistered Securities.
      On January 25, 2005, in connection with the incorporation of Crystal River Capital, Inc. (the “Company”), the Company issued 1,000 shares of common stock, $0.01 par value per share (the “Common Stock”) to Hyperion Capital Management for $10. Such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof. These shares of Common Stock were redeemed and cancelled upon completion of the Company’s March 2005 private offering.
      On March 15, 2005, the Company sold 11,695,751 shares of its Common Stock to Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC (the “Initial Purchasers”). The Company issued these shares of Common Stock to the Initial Purchasers in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchasers paid the Company a purchase price of $23.25 per share, for total proceeds to the Company of $271,926,210.75. The Initial Purchasers resold all of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per share of Common Stock to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $25.00 per share for gross proceeds of $292,393,775 and the aggregate Initial Purchasers’ discount was $20,467,564.25.

      On March 15, 2005, the Company sold 5,704,249 shares of its Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchasers acting as placement agents. All of these shares were sold for a purchase price of $25.00 per share for gross proceeds of $142,606,225. The placement agents received a commission of $1.75 per share with respect to 4,721,249 of these shares of Common Stock. No commission was paid with respect to 983,000 of these shares. The total proceeds to the Company from the private placement of these shares was $134,344,039.25 and total commissions paid to the placement agents was $8,262,185.75.
      On March 15, 2005, the Company issued a total of 84,000 restricted shares of Common Stock and granted options to purchase 126,000 shares of Common Stock with an exercise price of $25.00 per share to Hyperion Crystal River Capital Advisors, LLC, as manager of the Company, pursuant to the 2005 Stock Incentive Plan of the Company (the “Incentive Plan”). These shares and options were subsequently reallocated and transferred to certain persons who provide services to us. On March 15, 2005, in lieu of a portion of cash director’s fees for 2005, the Company issued to Messrs. Rodman Drake, Harald Hansen and Leo Walsh an aggregate of 3,500 shares of restricted stock under the 2005 Stock Incentive Plan, which shares vested on the date of issuance. Such grants and issuances were issued to the Manager and its employees and the Company’s directors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Rule 701 promulgated thereunder. For a more detailed description of the Incentive Plan, see “Management — Incentive Plan” in the Prospectus contained in this Registration Statement.
Item 34.     Indemnification of Directors and Officers.
      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
      Our charter permits us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served as our predecessor in any of the capacities described above and any of our or our predecessor’s employees or agents.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, or

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Item 35.     Treatment of Proceeds from Stock Being Registered.
      None of the proceeds will be credited to an account other than the appropriate capital share account.
Item 36.     Financial Statements and Exhibits.
      (a) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

      (b) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit
Number		Title

1	.1†	Form of Underwriting Agreement by and among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and the selling stockholders and the underwriters named therein.
3.1		Articles of Amendment and Restatement of Crystal River Capital, Inc.
3.2		Amended and Restated Bylaws of Crystal River Capital, Inc.
4	.1†	Form of Certificate of Common Stock for Crystal River Capital, Inc.
5	.1†	Opinion of Venable LLP as to legality of securities being offered.
8	.1†	Opinion of Paul, Hastings, Janofsky & Walker LLP as to certain United States federal income tax matters.
10	.1(a)†	Amended and Restated Management Agreement, dated as of , between Crystal River Capital, Inc. and Hyperion Crystal River Capital Advisors, LLC.
10	.1(b)†	Sub-Advisory Agreement, dated as of , among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and Brascan Asset Management, Inc.
10	.1(c)†	Sub-Advisory Agreement, dated as of March 15, 2005, among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and Ranieri & Co., Inc.
10.2		Registration Rights Agreement, dated as of March 15, 2005, between Crystal River Capital, Inc. and Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.
10	.3(a)†	Crystal River Capital, Inc. 2005 Long Term Incentive Plan.
10	.3(b)†	Form of Restricted Stock Award Agreement.
10	.3(c)†	Form of Stock Option Agreement.
10	.3(d)†	Form of Restricted Stock Award Agreement for Non-Employee Directors.
21	.1*	Subsidiaries of Crystal River Capital, Inc.
23.1		Consent of Ernst & Young LLP.
23	.2†	Consent of Venable LLP will be contained in Exhibit 5.1 hereto.
23	.3†	Consent of Paul, Hastings, Janofsky & Walker LLP will be contained in Exhibit 8.1 hereto.
24	.1*	Power of Attorney.

†	To be filed by amendment.

*	Previously filed.
     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.
Item 37.     Undertakings.
      (a) The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as are required by the underwriters to permit prompt delivery to each purchaser.
      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of March, 2006.

CRYSTAL RIVER CAPITAL

By:	/s/ Clifford E. Lai

Clifford E. Lai
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Clifford E. Lai Clifford E. Lai		Chairman of the Board; President and Chief Executive Officer	March 1, 2006

/s/ Barry L. Sunshine Barry L. Sunshine		Vice President and Chief Financial Officer	March 1, 2006

* Rodman Drake		Director	March 1, 2006

* Janet Graham		Director	March 1, 2006

* Harald Hansen		Director	March 1, 2006

* William Paulsen		Director	March 1, 2006

* Louis Salvatore		Director	March 1, 2006

*By:	/s/ Clifford E. Lai Clifford E. Lai Attorney-in-Fact

S-1

EXHIBIT INDEX

Exhibit
Number		Title

1	.1†	Form of Underwriting Agreement by and among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and the selling stockholders and the underwriters named therein.
3.1		Articles of Amendment and Restatement of Crystal River Capital, Inc.
3.2		Amended and Restated Bylaws of Crystal River Capital, Inc.
4	.1†	Form of Certificate of Common Stock for Crystal River Capital, Inc.
5	.1†	Opinion of Venable LLP as to legality of securities being offered.
8	.1†	Opinion of Paul, Hastings, Janofsky & Walker LLP as to certain United States federal income tax matters.
10	.1(a)†	Amended and Restated Management Agreement, dated as of , between Crystal River Capital, Inc. and Hyperion Crystal River Capital Advisors, LLC.
10	.1(b)†	Sub-Advisory Agreement, dated as of , among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and Brascan Asset Management, Inc.
10	.1(c)†	Sub-Advisory Agreement, dated as of March 15, 2005, among Crystal River Capital, Inc., Hyperion Crystal River Capital Advisors, LLC and Ranieri & Co., Inc.
10.2		Registration Rights Agreement, dated as of March 15, 2005, between Crystal River Capital, Inc. and Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.
10	.3(a)†	Crystal River Capital, Inc. 2005 Long Term Incentive Plan.
10	.3(b)†	Form of Restricted Stock Award Agreement.
10	.3(c)†	Form of Stock Option Agreement.
10	.3(d)†	Form of Restricted Stock Award Agreement for Non-Employee Directors.
21	.1*	Subsidiaries of Crystal River Capital, Inc.
23.1		Consent of Ernst & Young LLP.
23	.2†	Consent of Venable LLP will be contained in Exhibit 5.1 hereto.
23	.3†	Consent of Paul, Hastings, Janofsky & Walker LLP will be contained in Exhibit 8.1 hereto.
24	.1*	Power of Attorney.

† To be filed by amendment.
* Previously filed.
      All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.